AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 31, 2005

                                                 REGISTRATION NO. 333-__________


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                   -----------

                         PATRIOT SCIENTIFIC CORPORATION
                 (Name of small business issuer in its charter)


            DELAWARE                     3699                  84-1070278
   (State or Jurisdiction of        Primary SIC Code         (I.R.S. Employer
 Incorporation or Organization)                           Identification Number)

                               10989 VIA FRONTERA
                           SAN DIEGO, CALIFORNIA 92127
                                 (858) 674-5000
          (Address and telephone number of principal executive offices)

                          LOWELL W. GIFFHORN, SECRETARY
                         PATRIOT SCIENTIFIC CORPORATION
                               10989 VIA FRONTERA
                           SAN DIEGO, CALIFORNIA 92127
                                 (858) 674-5000
            (Name, address and telephone number of agent for service)

                                   -----------

                                   COPIES TO:
                             OTTO E. SORENSEN, ESQ.
                      LUCE, FORWARD, HAMILTON & SCRIPPS LLP
                          600 WEST BROADWAY, SUITE 2600
                           SAN DIEGO, CALIFORNIA 92101
                                 (619) 236-1414
                              (619) 232-8311 (FAX)

                                   -----------

                      APPROXIMATE DATE OF PROPOSED SALE TO
                  THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE
                 EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

                                   -----------

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                  -----------

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------
                                                                          Proposed Maximum
    Title of Each Class of                            Proposed Maximum       Aggregate        Amount of
          Securities                   Amount to be  Offereing Price Per      Offering      Registration
       to be Registered                  Registered       Unit (6)             Price            Fee
--------------------------------------------------------------------------------------------------------
  Common Stock, $0.00001 par
           value (1)                     23,859,897        0.091                 2,171,251       255.56
--------------------------------------------------------------------------------------------------------
  Common Stock, $0.00001 par
           value (2)                     14,681,137        0.091                 1,335,983       157.25
--------------------------------------------------------------------------------------------------------
  Common Stock, $0.00001 par
           value (3)                      3,087,130        0.091                   280,929        33.07
--------------------------------------------------------------------------------------------------------
  Common Stock, $0.00001 par
           value (4)                      5,408,391        0.091                   492,164        57.93
--------------------------------------------------------------------------------------------------------
  Common Stock, $0.00001 par
           value (5)                        796,000        0.091                    72,436         8.53
--------------------------------------------------------------------------------------------------------
             TOTAL                       47,832,555        0.091                 4,352,763       512.32
--------------------------------------------------------------------------------------------------------

(1) Shares of the Registrant's common stock, $.00001 par value per share, are being registered for resale on behalf of certain selling security holders. The common stock being registered is issuable to the selling security holders on their conversion of the Company's 8% Convertible Debentures issued on September 28, 2004 through January 17, 2005 (the "Series G Debentures"). The terms of the SeriesG Debentures do not fix the number of common shares that may be issuable upon conversion; however, the Company hereby registers a good faith estimate of the maximum number of shares it anticipates to issue upon conversion. The Company will not rely on Rule 416 of Regulation C if the conversion price results in an insufficient number of shares being registered. In the event that the number of shares actually issued exceeds the number of shares included in the registration fee table, the Company will file a new registration statement to cover the resale of any additional shares.

(2) Shares of the Registrant's common stock, $.00001 par value per share, are being registered for resale on behalf of certain selling security holders. The common stock being registered is issuable to the selling security holders on their exercise of warrants issued in conjunction with Series G Debentures issued between September 28, 2004 and January 17, 2005.

(3) Shares of the Registrant's common stock, $.00001 par value per share, are being registered for resale on behalf of certain selling security holders. The common stock being registered is issuable to the selling security holders on their conversion of the Company's 8% Convertible Debentures issued on December 1, 2003 through May 11, 2004 (the "Series E Debentures"). The terms of the Series E Debentures do not fix the number of common shares that may be issuable upon conversion, however, the Company registered the resale of 50,479,573 shares of common stock issuable upon exercise of the Series E Debentures on Form SB-2, file number 333-115752, which became effective on June 7, 2004. The number of shares registered was a good faith estimate of the maximum number of shares it anticipated to issue upon conversion. The number of shares issuable will exceed the original number registered shares due to a drop in the price of the Company's stock. The Company is hereby registering an additional number of shares which it believes is a good faith estimate of the maximum number of shares it anticipates to issue upon conversion. The Company will not rely on Rule 416 of Regulation C if the conversion price results in an insufficient number of shares being registered. In the event that the number of shares actually issued exceeds the number of shares included in the registration fee.

(4) Shares of the Registrant's common stock, $.00001 par value per share, are being registered for resale on behalf of certain selling security holders. The common stock being registered is issuable to the selling security holders on their exercise of warrants which were issued from June 14, 1999 through September 22, 2003, which shares had been previously registered on Forms S-1 and SB-2, and whose registration statements have since become stale.

(5) Shares of the Registrant's common stock, $.00001 par value per share, are being registered for resale on behalf of a security holder. The common stock being registered was issued to the selling security holder as payment for services.

(6) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the "Act"), based on the average of the closing bid and asked prices for the Registrant's Common Stock (the "Common Stock") as reported on the OTC Electronic Bulletin Board on January 28, 2005.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission (SEC) is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

             SUBJECT TO COMPLETION; AS FILED WITH THE SECURITIES AND
                     EXCHANGE COMMISSION ON JANUARY 31, 2005


                               P R O S P E C T U S

                         PATRIOT SCIENTIFIC CORPORATION
                               10989 Via Frontera
                           San Diego, California 92127
                                 (858) 674-5000

                                  THE OFFERING

      The resale of up to 47,832,555 shares of common stock in the over-the-counter market at the prevailing market price or in negotiated transactions.

      o up to 26,947,027 shares are issuable to the selling shareholders as conversion shares upon the conversion of our 8% Convertible Debentures.

      o up to 14,681,137 shares are issuable to the selling shareholders as warrant shares upon the exercise of warrants issued in conjunction with our 8% Convertible Debentures.

      o up to 5,408,391 shares are issuable to the selling shareholders as warrant shares upon the exercise of warrants previously registered whose registration statements have gone stale.

      o up to 796,000 shares were issued to a selling shareholder as payment for services it provided.

We will receive no proceeds from the sale of the shares by the selling shareholders. We may receive proceeds of up to $428,114 from the exercise of warrants.

                                 TRADING SYMBOL
                PTSC (Over-the-counter Electronic Bulletin Board)

                 THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.
                Please refer to Risk Factors Beginning on Page 9

THE SECURITIES AND EXCHANGE COMMISSION (SEC) AND STATE SECURITIES REGULATORS HAVE NOT APPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, NOR IS THE SOLICITATION OF AN OFFER TO BUY THESE SECURITIES, IN ANY STATE WHERE THE OFFER OR SALE OF THESE SECURITIES IS NOT PERMITTED.

Please read this prospectus carefully. It describes our company, finances and products. Federal and state securities laws require that we include in this prospectus all the material information that you will need to make an investment decision.

We have not authorized anyone to provide you with information that is different from that which is contained in this prospectus.

The following table of contents has been designed to help you find important information contained in this prospectus. We have included subheadings to aid you in searching for particular information you might want to return to. We encourage you to read the entire prospectus.


                                TABLE OF CONTENTS

                                                                                                 Page
                                                                                                 ----
PROSPECTUS SUMMARY                                                                                5
         About our company                                                                        5
         About our convertible debentures                                                         5
         About our warrant shares we are registering                                              7
         Additional shares we are registering                                                     7
         Key facts                                                                                7

RISK FACTORS                                                                                      9
         Related to our business
                  Our major product line has had limited revenues                                 9
                  We have incurred significant losses and may continue to do so                   9
                  Our limited sales and marketing experience has effected our revenue             9
                  Our products may not be completed on time                                      10

         Related to our industry
                  The market in which we operate is highly competitive                           10
                  Protection of our intellectual property is limited; there is a risk of
                    claims for infringement                                                      11
                  We may be impacted as a result of terrorism                                    12

         Related to our offering and share price
                  We will require additional financing                                           12
                  Large block sales of our stock may decrease the price of our stock             12
                  Our stock is subject to penny-stock rules which limits our ability to
                    attract competitive funding                                                  13
                  The price of our stock could be subject to short sale pressure                 14
                  On a significant drop in the price of our stock, we could be
                    subject to a change in control                                               14
                  We will need to increase our authorized number of common shares                14

         Forward-looking statements                                                              16

PLAN OF DISTRIBUTION                                                                             16

SELLING SHAREHOLDERS                                                                             17

THE COMPANY                                                                                      18
         General                                                                                 18

                                                                                                 Page
                                                                                                 ----
         Background                                                                              19
         Business                                                                                20
                  Available information                                                          20
                  Organization and corporate development                                         20
                  Internet growth and the emergence of the java programming language             21
                  Microprocessor technology                                                      22
                           General background                                                    22
                           Industry background                                                   22
                           Technology description                                                24
                           The Ignite microprocessor as a java processor                         24
                           Stage of development                                                  25
                           Business strategy                                                     26
                           Competition                                                           27
                  High speed data communications products                                        28
         Research and development                                                                28
         Licenses, patents, trade secrets and other proprietary rights                           28
         Marketing and distribution                                                              30
         Dependence upon single customers                                                        30
         Facilities                                                                              31
         Employees                                                                               31
         Government regulation                                                                   31

USE OF PROCEEDS                                                                                  31

LITIGATION                                                                                       31

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS OF OPERATIONS                                                            32
         Critical Accounting Policies                                                            33
         Results of operations for the three and six months ended
              November 30, 2004 and 2003                                                         36
         Results of operations for the years ended May 31, 2004 and 2003                         42
         Capital resources and liquidity                                                         44
         New accounting pronouncements                                                           47
         Income taxes                                                                            47

CHANGES IN ACCOUNTANTS                                                                           47

MANAGEMENT                                                                                       48
         Identification of directors and executive officers                                      48
         Biographical information                                                                48
         Indemnification of officers, directors and others                                       49
         Executive compensation                                                                  50
         Option grants                                                                           51
         Aggregated option exercises and fiscal year-end values                                  51
         Compensation of directors                                                               52
         Employee contracts                                                                      52

PRINCIPAL SHAREHOLDERS                                                                           53

                                                                                                 Page
                                                                                                 ----
CERTAIN TRANSACTIONS                                                                             55

TRADING MARKET AND RELATED MATTERS                                                               56

DESCRIPTION OF SECURITIES                                                                        57

LEGAL MATTERS                                                                                    58

EXPERTS                                                                                          58

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS AND SCHEDULE                                          F-1

                               PROSPECTUS SUMMARY

ABOUT OUR COMPANY

      We develop, market, and sell microprocessors, our technology behind the microprocessors, and complementary products which enable computers and other data processing devices to communicate. These products can be used to connect to the Internet or other telecommunication networks. The microprocessor technology product line accounted for approximately 18% of our revenue in fiscal 2004. The balance of our fiscal 2004 revenue was generated from a communications product line that, subsequent to a completed last buy program, is now generating minimal revenue. We also have a patent for special radar technology which, if fully developed, may allow a potential licensee to penetrate the ground or structures to find various objects. We also owned gas plasma antenna technology which we sold for $250,000 in August 1999. In October 2003, we received a final royalty payment of $75,500 from the sale of the gas plasma technology. Our strategy is to exploit our microprocessor technologies through product sales, licensing, and strategic alliances and to litigate against those who may be infringing on our patents.

      Our auditors have stated in their report on our consolidated financial statements as of and for the year ended May 31, 2004, substantial doubt about our ability to continue operating as a going concern because of recurring net losses and negative cash flows from operations. We have an accumulated deficit of $52,023,610 as of November 30, 2004 and a history of substantial operating losses, net losses and negative cash flow.

      We have our principal executive offices at 10989 Via Frontera, San Diego, California 92127. Our telephone number is (858) 674-5000, and our website is www.ptsc.com.

ABOUT OUR CONVERTIBLE DEBENTURES

      OVERVIEW. From September 28, 2004 through January 17, 2005, we sold to and received cash from certain of the selling shareholders an aggregate of $490,000 of 8% convertible debentures with two year maturity dates. In addition, the debenture holders received warrants exercisable into up to 21,690,815 shares of our common stock.

      INITIAL NUMBER OF SHARES DEBENTURES MAY BE CONVERTED INTO. The debentures can be converted into a number of our common shares based on either a negotiated number of shares or the following calculation: the amount of the debenture divided by 115% of the volume weighted average price for our common stock for the ten days prior to the debenture date.

      RESETS OF CONVERSION PRICE AND CONVERSION SHARES. A reset date occurs on each three month anniversary of the closing date of each debenture and on the date the registration statement of which this prospectus is a part becomes effective. If the volume weighted average price for our common stock for the ten days previous to the reset date is less than the conversion price in effect at the time of the reset date, then the number of common shares issuable to the selling shareholder on conversion will be increased. If the conversion price is reset, the debenture can be converted into a number of our common shares based on the following calculation: the amount of the debenture plus any unpaid accrued interest divided by the reset conversion price which shall equal the volume weighted average price for our common stock for the ten days previous to the reset date.

      WARRANTS. Concurrent with the issuance of the convertible debentures, we issued warrants to purchase up to 21,690,815 shares of our common stock to the debenture holders. These warrants are exercisable for from five to seven years from the date of issuance at initial exercise prices equal to either a negotiated exercise price or 115% of the volume weighted average price for our common stock for the ten days prior to the debenture date. The warrant exercise prices are subject to being reset on each six month anniversary of their issuance for 7,009,678 shares of common stock and are fixed at prices ranging from $0.0167 to $0.04 per share for the remaining 14,681,137 shares of common stock. The warrant holders for warrants to purchase up to 7,009,678 shares of common stock have entered into lock-up agreements whereby they have agreed not to exercise their warrants until our shareholders approve an increase in the authorized number of common shares.

      OPTIONS TO PURCHASE ADDITIONAL DEBENTURES. Subject to the price of our common stock being equal to or greater than $0.20 per share and a two year limitation, the debenture holders may purchase additional debentures equal to the value of their initial debentures. The price at which the optional additional debentures could be converted would initially equal 115% of the volume weighted average price for our common stock for the ten days prior to the date on which the optional additional debentures were sold. The optional additional debentures would carry the same warrant amounts and reset privileges as the initial debentures.

      SHAREHOLDER APPROVAL. We may currently issue more than 20% of our outstanding shares under the convertible debentures. If we become listed on the Nasdaq Small Cap Market or Nasdaq National Market, then we would be required to obtain shareholder approval to issue more than 20% of our outstanding shares at less than fair market value. Since we are currently a bulletin board company, we do not need shareholder approval.

      RESTRICTIVE COVENANTS. For a period of 18 months from the date of the debentures, we are prohibited from engaging in certain transactions without obtaining the debenture holders' prior written approval. These types of transactions include the issuance of any debt or equity securities in a private transaction which are convertible or exercisable into shares of common stock at a price based on the trading price of the common stock at any time after the initial issuance of such securities; the issuance of any debt or equity securities with a fixed conversion or exercise price subject to adjustment; and any private equity line type agreements. Also, so long as the debentures or warrants are outstanding, we may not, for less than $250 million, sell, convey, dispose of, spin off or assign any or all of our intellectual property without the prior written consent of the debenture or warrant holder.

      RIGHT OF FIRST REFUSAL. The debenture holders have a right of first refusal to purchase or participate in any securities offered by us in any private transaction which closes on or prior to the date that is two years after the issue date of each debenture.

      DEBENTURE HOLDERS' RIGHT OF INDEMNIFICATION. We are obligated to indemnify the debenture holders (including their stockholders, officers, directors, employees and agents) from all liability and losses resulting from any misrepresentations or breaches we made in connection with the convertible debenture, our registration rights agreement, other related agreements, or the registration statement of which this prospectus is a part.

WARRANT SHARES WE ARE REGISTERING

      In addition to the 14,681,137 shares issuable on the exercise of warrants issued with fixed conversion prices between September 28, 2004 and January 17, 2005, we are registering an additional 5,408,391 shares issuable on the exercise of warrants issued prior to September 28, 2004. These warrant shares were initially registered on Form SB-2 registration statements which went effective on October 5, 1999 and November 18, 2003 and Form S-1 registration statements which went effective on November 5, 2001 and March 7, 2003. The financial statements filed as a part of these registration statements have since become stale which has necessitated this re-registration.

ADDITIONAL SHARES WE ARE REGISTERING

      From December 1, 2003 through May 11, 2004 we sold to and received cash from selling shareholders an aggregate of $1,527,500 of 8% convertible debentures with two year maturity dates. In June 2004, a registration statement on Form SB-2 went effective for the resale of up to 50,479,573 shares of our common stock issuable on the conversion of the debentures. Since the terms of the debentures did not fix the number of shares that may be issuable on conversion, we registered a good faith estimate of the maximum number of shares we anticipated to issue upon conversion. On reset dates, as defined in the debentures, the price of our common stock has been lower than the original anticipated lowest conversion price. This has caused the number of common shares which may be issued as a result of conversion to be greater than the original number of shares registered. Accordingly, we are registering an additional 3,087,130 shares of common stock to cover the shortfall.

      We are also registering 796,000 shares that were issued as restricted shares to a vendor in exchange for services it provided.


KEY FACTS
         Shares being offered for resale to the public                 47,832,555 (20.5% of our shares currently
                                                                       outstanding)

         Total shares outstanding prior to the offering                232,890,435 as of January 31, 2005

         Total shares outstanding assuming completion                  279,926,990
           of the offering

         Total shares that would be outstanding assuming
           full conversion of the current offering and exercise
           of all outstanding debentures, options and warrants         399,984,740

         Price per share to the public                                 Market price at time of resale

         Total proceeds raised by offering                             None.  However we may receive proceeds of up to
                                                                       $428,114 on the exercise of warrants

         Convertible debentures                                        A form of our convertible debenture is
                                                                       included as an exhibit to this
                                                                       registration statement

         Dividend policy                                               We have never paid a dividend and do not
                                                                       anticipate paying a dividend in the
                                                                       foreseeable future

                                  RISK FACTORS


      Before purchasing any of the common shares, you should carefully consider the following factors relating to our business and prospects.

RELATED TO OUR BUSINESS

PATRIOT'S MICROPROCESSOR TECHNOLOGIES HAVE RESULTED IN LIMITED REVENUES AND SEVERAL RELATED PRODUCTS ARE STILL IN THE DEVELOPMENT STAGE

      We are in the development stage on several components of our microprocessor technology product line, and the products which have been commercialized have resulted in limited revenues. Our other product lines have not generated enough revenue to support our company. Therefore, we have limited financial results upon which you may judge our potential. We may not become profitable. We have experienced in the past and may experience in the future many of the problems, delays and expenses encountered by any early stage business, many of which are beyond our control. These include:

      o substantial delays and expenses related to testing and development of our new products,

      o production and marketing problems encountered in connection with our new and existing products and technologies,

      o     competition from larger and more established companies, and

      o     lack of market acceptance of our new products and technologies.

PATRIOT HAS A HISTORY OF LOSSES, EXPECTS FUTURE LOSSES AND MAY NOT ACHIEVE OR SUSTAIN ANNUAL PROFITABILITY

      We expect to incur operating losses in the future. Sales of our products may never generate sufficient revenues to fund our continuing operations. We may never generate positive cash flow or attain profitability. To date, we have incurred significant losses. As of November 30, 2004, our accumulated deficit was $52,023,610. For the six months ended November 30, 2004 and the fiscal years ended May 31, 2004 and 2003, we incurred net losses of $2,179,592, $4,149,978 and $3,888,299, respectively. Because of this record of losses, there is substantial doubt about our ability to continue as a going concern. These losses have resulted primarily from:

      o     significant costs associated with the development of our products,

      o     costs associated with the marketing of those products, and

      o the interest charges and expenses related to previous equity and debt financings.

      Should our losses continue and should we be unable to fund our operations from external sources, we would need to cease doing business and/or liquidate or sell our assets.

PATRIOT'S LIMITED SALES AND MARKETING EXPERIENCE HAS AFFECTED OUR REVENUE

      Our operating results depend to a large extent on our ability to successfully market and sell our products. We currently have limited marketing capabilities and need to hire additional sales and marketing personnel. In part as a consequence of our limited resources, we may not be able to recruit, train, or retain qualified personnel to sell and market our products and may not be able to develop a successful sales and marketing strategy. We also have very limited marketing experience. There can be no assurance that any marketing efforts undertaken by us will be successful or will result in any significant sales of our products. A continued lack of significant revenues from the sale of our products would require us to cease doing business and/or liquidate or sell our assets.

PATRIOT MAY EXPERIENCE DIFFICULTIES IN THE INTRODUCTION OF NEW PRODUCTS THAT COULD RESULT IN PATRIOT HAVING TO INCUR SIGNIFICANT UNEXPECTED EXPENSES OR DELAY THE LAUNCH OF NEW PRODUCTS

      Our technologies and products are in various stages of development. Our development stage products may not be completed in time to allow production or marketing due to the inherent risks of new product and technology development, limitations on financing, competition, obsolescence, loss of key personnel and other factors. Although we may license some of our technology at its current stage of development, there can be no assurance that we will be able to do so or that any revenues generated from licensing would be sufficient to support operations at their current level. Unanticipated technical obstacles can arise at any time and result in lengthy and costly delays or in a determination that further development is not feasible. Discovery of microprocessor design errors, frequent in the industry prior to and after production, could result in lengthy and costly redesign, fabrication (production) and testing in an industry where new technology rapidly eclipses prior innovations.

      The development of our technologies has taken longer than anticipated and could be additionally delayed. Therefore, there can be no assurance of timely completion and introduction of improved products on a cost-effective basis, or that such products, if introduced, will achieve market acceptance such that, in combination with existing products, they will sustain us or allow us to achieve profitable operations.

RELATED TO OUR INDUSTRY

INTENSE COMPETITION IN THE MARKET FOR MICROPROCESSORS COULD PREVENT PATRIOT FROM INCREASING OR SUSTAINING REVENUE AND PREVENT PATRIOT FROM ACHIEVING OR SUSTAINING PROFITABILITY

      Our products could be rendered noncompetitive or obsolete. Technological competition from larger and more established microprocessor companies is significant and expected to increase. Most of the companies with which we compete and expect to compete have far greater capital resources and more significant research and development staff and marketing and distribution programs and facilities, and many of them have substantially greater experience in the production and marketing of products. Staff cut backs by us, which have been occasioned by financial constraints, have increased the differences in capacity between us and certain of our competitors. Our ability to compete effectively may be adversely affected by the ability of these competitors to devote greater resources to the sale and marketing of their products than we can. In addition, one or more of our competitors may succeed or may already have succeeded in developing technologies and products that are more effective than any of those we currently offer or are developing.

PATRIOT'S LIMITED ABILITY TO PROTECT ITS INTELLECTUAL PROPERTY MAY INADVERTENTLY ADVERSELY AFFECT ITS ABILITY TO COMPETE

      A successful challenge to our ownership of our technology could materially damage our business prospects. Our technologies may infringe upon the proprietary rights of others. Licenses required by us from others may not be available on commercially reasonable terms, if at all. We rely on a combination of patents, trademarks, copyrights, trade secret laws, confidentiality procedures and licensing arrangements to protect our intellectual property rights. We currently have eight U.S. patents issued and three U.S. patents pending. We have one patent issued in Europe and have filed an application for another patent in Europe, Japan and elsewhere. Any issued patent may be challenged and invalidated. Patents may not issue from any of our pending applications. Any claims allowed from existing or pending patents may not be of sufficient scope or strength to provide significant protection for our products. Patents may not be issued in all countries where our products can be sold so as to provide meaningful protection or any commercial advantage to us. Our competitors may also be able to design around our patents.

      Vigorous protection and pursuit of intellectual property rights or positions characterize the fiercely competitive semiconductor industry, which has resulted in significant and often protracted and expensive litigation. Therefore, our competitors may assert that our technologies or products infringe on their patents or proprietary rights. Problems with patents or other rights could increase the cost of our products or delay or preclude new product development and commercialization by us. If infringement claims against us are deemed valid, we may not be able to obtain appropriate licenses on acceptable terms or at all. Litigation could be costly and time-consuming but may be necessary to protect our future patent and/or technology license positions or to defend against infringement claims. Also, we have initiated legal actions against companies we believe are infringing on our patents. They in turn have counter sued and are asking for declaratory relief that their products do not infringe on our patents. See Legal Proceedings.

      We did not develop the technology which is the basis for our products. This technology, which was originally known as the ShBoom technology, was acquired through a series of agreements from one of two persons who are shown as co-inventors or certain patents, Russell Fish. Charles Moore, the other identified co-inventor, has since assigned his interest in the ShBoom technology to Daniel Leckrone and Technology Properties Limited. We have filed a legal action against Charles Moore, Daniel Leckrone and Technolgy Properties Limited to correct and clarify the inventorship, and therefore ownership, of divisions of the orginal ShBoom technology. We are contending that Russell Fish was the sole inventor of the technology covered by three subsequently issued patents, that Charles Moore was the sole inventor of the technology covered by three subsequently issued patents and that the two jointly are the inventors of the technology covered by one subsequently issued patent. In order to prosecute patent infringement cases, all owners need to participate in and agree to proceed with the actions. Therefore, if our action against Charles Moore, Daniel Leckrone and Technology Properties Limited is not successful, our ability to prosecute patent infringement cases with regard to one of the patents we contend was invented by Russell Fish, and the resultant monetary damages which may be awarded as a result of those infringements, may be diluted, if we are able to proceed with our patent infringement cases at all. Technology Properties Limited has exploited and may continue to exploit the technology, independently of our rights to do so, by selling at least one license to a potential infringer. We are contending that Technology Properties Limited does not own at least three of the patents they are licensing. There can be no assurance that we will prevail in the patent litigation efforts against Charles Moore, Daniel Leckrone and Technology Properties Limited and, if we are not successful, the value of our patent portfolio would be diminished. See Legal Proceedings.

PATRIOT MAY FACE INTERRUPTION OF PRODUCTION AND SERVICES DUE TO INCREASED SECURITY MEASURES IN RESPONSE TO TERRORISM

      Our business depends on the free flow of products and services through the channels of commerce. Recently, in response to terrorists' activities and threats aimed at the United States, transportation, mail, financial and other services have been slowed or at certain times stopped altogether. Further delays or stoppages in transportation, mail, financial or other services could have a material adverse effect on our business, results of operations and financial condition. Furthermore, we may experience an increase in operating costs, such as costs for transportation, insurance and security, as a result of these activities and potential activities. We may also experience delays in receiving payments from payers that have been affected by terrorist activities and potential activities. The U.S. economy in general is being adversely affected by terrorist activities and potential activities, and any economic downturn could adversely impact our results of operations, impair our ability to raise capital or otherwise adversely affect our ability to grow our business.

RELATED TO OUR OFFERING AND SHARE PRICE

PATRIOT MAY NOT BE ABLE TO OBTAIN ADDITIONAL CAPITAL TO FUND ITS OPERATIONS WHEN NEEDED

      A lack of additional funding could force us to substantially curtail or cease our operations, which would have a material adverse effect on our business. Our ability to raise additional funds under the debenture agreement is subject to certain conditions. These conditions include the effectiveness of a registration statement covering the resale of the shares sold on the conversion of the debentures or the exercise of the warrants issued concurrently with the debentures. We estimate our current annual cash requirements to sustain our operations to be $1.8 million. There can be no assurance that any future funds required will be generated from operations or from other potential sources. Further, any such required funds may only be available on unattractive terms and may significantly dilute the value of our existing shares.

IF THE SELLING SHAREHOLDERS SELL A LARGE NUMBER OF PATRIOT SHARES ALL AT ONCE OR IN BLOCKS, THE MARKET PRICE OF OUR SHARES WOULD MOST LIKELY DECLINE

      The selling shareholders are offering all of the common stock offered through this prospectus. The selling shareholders are not restricted in the price at which they can sell the common stock. Shares sold at a price below the current market price at which the common stock is trading may cause the market price to decline. The shares of common stock that are issuable on the conversion of the debentures or exercise of the warrants issued concurrently with the debentures represent 21% of our outstanding shares. However, should the price of our stock drop, the number of common shares issuable on the conversion of these debentures, plus the conversion of currently outstanding previously issued debentures, would be subject to reset provisions which would substantially increase the number of common shares to be issued. To the extent the selling shareholders, and holders of currently outstanding previously issued debentures, convert and then sell their common stock, the common stock price may decrease due to the additional shares in the market. This could allow the selling shareholders, and holders of currently outstanding previously issued debentures, to convert their convertible debentures into even greater amounts of common stock, the sales of which would further depress the stock price. Accordingly, we do not know the exact number of shares that will be issued on the conversions of the debentures. The following table presents the potential number of shares that could be issued and the total number of shares outstanding under several alternative scenarios:

------------------------------------------------------------------------------------------------------------
                                              Market          If December 31, 2004 Market Price Decreases
                                           Price as of
                                        December 31, 2004         25%              50%             75%
------------------------------------------------------------------------------------------------------------
Market price (conversion price)             $     0.080      $     0.060      $     0.040      $     0.020
------------------------------------------------------------------------------------------------------------
Common stock currently outstanding          232,890,435      232,890,435      232,890,435      232,890,435
------------------------------------------------------------------------------------------------------------
Number of shares issuable on conversion      43,191,503       43,191,502       43,223,475       68,464,488
------------------------------------------------------------------------------------------------------------
Number of warrants issuable on exercise     120,065,478      120,065,478      120,065,478      120,065,478
------------------------------------------------------------------------------------------------------------
Potential common stock outstanding          396,147,416      396,147,415      396,179,388      421,420,401
------------------------------------------------------------------------------------------------------------
Dilutive effect to current shareholders              70%              70%              70%              81%
------------------------------------------------------------------------------------------------------------

In addition, at the option of the debenture holders, interest accruing at the annual rate of 8% can be converted into shares of our common stock at the same time and at the same conversion price as the principal portion of the debenture. Should the debenture holders accumulate interest, a larger number of shares would be issued on conversion; and if the price of the common stock declines, the reset provisions which allow greater amounts of shares to be issued would also be in effect for the interest portion of the debenture. As of November 30, 2004, $77,557 interest was payable to the debenture holders which could be converted into 2,047,381 shares of common stock at an average conversion price of $0.038.

THE MARKET FOR PATRIOT'S STOCK IS SUBJECT TO RULES RELATING TO LOW-PRICED STOCK WHICH LIMITS OUR ABILITY TO ATTRACT COMPETITIVE FUNDING

      Our common stock is currently listed for trading in the NASD Over-The-Counter Bulletin Board Market and is subject to the "penny stock rules" adopted pursuant to Section 15 (g) of the Securities Exchange Act of 1934, as amended. In general, the penny stock rules apply to non-NASDAQ or non-national stock exchange companies whose common stock trades at less than $5.00 per share or which have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). Such rules require, among other things, that brokers who trade "penny stock" to persons other than "established customers" complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document, quote information, broker's commission information and rights and remedies available to investors in penny stocks. Many brokers have decided not to trade "penny stock" because of the requirements of the penny stock rules, and as a result, the number of broker-dealers willing to act as market makers in such securities is limited. The "penny stock rules," therefore, may have an adverse impact on the market for our common stock and may effect our ability to attract competitive funding.

OUR SHARE PRICE COULD BE LOWERED AS A RESULT OF SHORT SALES

      The downward pressure on the price of our common stock as the selling shareholders convert and sell material amounts of common stock could encourage short sales by the selling shareholders or others. When an investor sells stock that he does not own, it is known as a short sale. The seller, anticipating that the price of the stock will go down, will buy the stock at a later date. If the price of the stock goes down, the seller will profit to the extent of the difference between what he originally sold it for less what he later had to buy it for. Short sales enable the seller to profit in a down market. Short sales could place significant downward pressure on the price of our common stock.

ON A SIGNIFICANT DROP IN THE PRICE OF OUR STOCK, WE COULD BE SUBJECT TO A CHANGE IN CONTROL

      There is a possibility that a significant number of shares, the exact number of which we do not know, of our common stock could be issued on the conversion of the debentures. This possibly could result in a change in control of our company. Such a change in control could have a material adverse effect on our operations and business plans. We are unable to determine the impact such a change in control could have on our company.

OUR SHAREHOLDERS WILL NEED TO INCREASE THE AUTHORIZED NUMBER OF SHARES

      We currently have 400,000,000 shares of common stock authorized for issuance. The number of common shares currently outstanding plus the number of common shares reserved for issuance on the conversion of debenture principal and accrued interest, and exercise of warrants and options as of January 28, 2005 is as follows:

Common stock currently outstanding                      232,890,435
Reserved for issuance
      Stock option plans                                  8,181,688
      Warrants                                          111,883,790
               Convertible debentures                    47,028,827
                                                        -----------
Common stock fully diluted                              399,984,740
                                                        -----------


      In addition, as of January 17, 2005, we have negotiated with eight investors a lock up of warrants exercisable for up to 19,009,678 shares of our common stock. These shares are not included in the common stock fully diluted amount of 399,984,740 common shares reflected above. In order to obtain additional equity financing, provide for reservation of the locked up warrants and to accomplish other corporate objectives, we will need to obtain the approval of shareholders owning a majority of our common stock to increase the number of authorized shares. We anticipate to hold an annual shareholders' meeting during the second quarter of this calendar year at which time we will propose an increase in authorized shares. There can be no assurance that the shareholders will approve the proposal. Should the shareholders not approve the proposal and we were unable to fund our operations from external sources, we would need to cease doing business and/or liquidate or sell our assets.

FORWARD-LOOKING STATEMENTS

      This prospectus includes "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995, and we desire to take advantage of the "safe harbor" provisions in those laws. Therefore, we are including this statement for the express purpose of availing ourselves of the protections of these safe harbor provisions with respect to all of the forward-looking statements we make. The forward-looking statements in this prospectus reflect our current views with respect to possible future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties, including specifically the absence of significant revenues and financial resources, a history of losses, no assurance that the development of technology can be completed or that its completion will not be delayed, significant competition, the uncertainty of patent and proprietary rights, uncertainty as to royalty payments and indemnification risks, trading risks of low-priced stocks and those other risks and uncertainties discussed herein that could cause our actual results to differ materially from our historical results or those we anticipate. In this prospectus, the words "anticipates," "believes," "expects," "intends," "future" and similar expressions identify certain forward-looking statements. You are cautioned to consider the specific risk factors described in "Risk Factors" and elsewhere in this prospectus and not to place undue reliance on the forward-looking statements contained in this prospectus, which speak only as of the date of this prospectus. We undertake no obligation to publicly revise these forward-looking statements to reflect the effect of events or circumstances that may arise after the date of this prospectus. All written and oral forward-looking statements made subsequent to the date of this prospectus and attributable to us or persons acting on our behalf are expressly qualified in their entirety by this section.

                              PLAN OF DISTRIBUTION

      After the effective date of the registration statement of which this prospectus is a part, each selling shareholder will be free to offer and sell his or her common shares at such times, in such manner and at such prices as he or she may determine. The types of transactions in which the common shares are sold may include transactions in the over-the-counter market (including block transactions), negotiated transactions, the settlement of short sales of common shares, or a combination of such methods of sale. The sales will be at market prices prevailing at the time of sale or at negotiated prices. Such transactions may or may not involve brokers or dealers. The selling shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. The selling shareholders do not have an underwriter or coordinating broker acting in connection with the proposed sale of the common shares.

      The selling shareholders may effect such transactions by selling common stock directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling shareholders. They may also receive compensation from the purchasers of common shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

      The selling shareholders and any broker-dealer that acts in connection with the sale of common shares may be "underwriters" within the meaning of
Section 2(11) of the Securities Act. Any commissions received by such broker-dealers and any profit on the resale of the common shares sold by them while acting as principals may be deemed to be underwriting discounts or commissions.

      Because the selling shareholders may be "underwriters" within the meaning of Section 2(11) of the Securities Act, the selling shareholders will be subject to prospectus delivery requirements.

      Selling shareholders also may resell all or a portion of their common shares in open market transactions in reliance upon Rule 144 under the Securities Exchange Act, provided they meet the criteria and conform to the requirements of such Rule.

                              SELLING SHAREHOLDERS

SELLING SHAREHOLDERS

      The following table sets forth certain information with respect to the selling shareholders as of January 28, 2005. Except as set forth below, none of the selling shareholders currently is an affiliate of ours, and none of them has had a material relationship with us during the past three years. None of the selling shareholders are or were affiliated with registered broker-dealers.


                        Beneficial             Maximum Number         Amount and Percentage of
                        Ownership of            of Shares of         Common Stock After the Sale
                         Common Stock as        Common Stock       --------------------------------
    Name              of January 28, 2005     Offered for sale     Number                    %
    ----              -------------------     ----------------     ------            --------------
Caplan, Stan             6,296,130    (1)          887,097       5,409,033               2.31%
Daniels, Richard         4,895,862    (2)         1,167,568      3,728,294               1.59%
Gabourel, Victor         4,500,915    (3)         1,760,000      2,740,915               1.17%
Haw k Associates Inc.    2,122,496    (4)          796,000       1,326,496                  *
Lincoln Ventures LLC    82,730,918    (5)        35,192,108     47,538,810              17.73% (6)
Mt Savage Productions    1,000,000    (7)          873,665         126,335                  *
Opperman, Wayne          5,985,000    (8)         4,385,000      1,600,000                  *
Nunes, Daniel            1,127,233    (9)          443,549         683,684                  *
Yen, Tony                  500,000                 500,000               -                  *
Zolin, James &           6,195,408   (10)         1,827,568      4,367,840               1.86%
Josehine

      (1) Includes 2,694,444 and 1,908,137 shares of common stock issuable upon the conversion of previously issued convertible debentures and the exercise of previously issued warrants, respectively. The resale of these shares has been previously registered. This number also includes 806,452 shares of common stock issuable upon the exercise of a warrant that has been locked up until such time as an increase in the authorized number of common shares has been approved by our shareholders.

      (2) Includes 2,728,294 shares of common stock issuable upon the exercise of previously issued warrants. The resale of these shares has been previously registered. This number also includes 1,000,000 shares of common stock issuable upon the exercise of a warrant that has been locked up until such time as an increase in the authorized number of common shares has been approved by our shareholders.

      (3) Includes 1,090,915 shares of common stock issuable upon the exercise of previously issued warrants. The resale of these shares has been previously registered. This number also includes 1,600,000 shares of common stock issuable upon the exercise of a warrant that has been locked up until such time as an increase in the authorized number of common shares has been approved by our shareholders.

      (4) Includes 200,000 shares of common stock issuable upon the exercise of outstanding stock options. Frank Hawkins has ultimate voting and/or investment control over the securities owned by Hawk Associates.

      (5) This number includes 992,633 and 19,414,635 shares of common stock issuable upon the conversion of previously issued convertible debentures and the exercise of previously issued warrants, respectively. The resale of these shares has been previously registered. This number also includes 27,131,542 shares of common stock issuable on the exercise of outstanding warrants previously issued to Lincoln which have not been registered but are currently exercisable.

      (6) The shares issuable to Lincoln on the exercise of warrants would not be deemed beneficially owned (due to exercise restrictions within the warrants) within the meaning of Sections 13(d) and 13(g) of the Exchange Act to the extent that their acquisition in a warrant exercise by Lincoln would cause Lincoln to own in excess of 4.99% of our outstanding common stock immediately following such exercise. By the terms of the warrants, the 4.99% limitation may be increased to a maximum of 9.99% if the Company accepts a tender offer and a change in control takes place. Therefore, it is expected that Lincoln will not beneficially own more than 9.99% of our outstanding common stock at any time. Roy Adams has ultimate voting and/or investment control over the securities owned by Lincoln.

      (7) This number includes 126,335 shares of common stock issuable upon the exercise of previously issued warrants. The resale of these shares has been previously registered. Elwood G. Norris has ultimate voting and/or investment control over the securities owned by Mt. Savage Productions.

      (8) This number includes 1,600,000 shares of common stock issuable upon the exercise of a warrant that has been locked up until such time as an increase in the authorized number of common shares has been approved by our shareholders.

      (9) This number includes 280,458 shares of common stock issuable upon the exercise of previously issued warrants. The resale of these shares has been previously registered. This number also includes 403,226 shares of common stock issuable upon the exercise of a warrant that has been locked up until such time as an increase in the authorized number of common shares has been approved by our shareholders.


                              INFORMATION ABOUT US

THE COMPANY

      Patriot Scientific Corporation was organized under Delaware law on March 24, 1992, and is the successor by merger to Patriot Financial Corporation, a Colorado corporation incorporated on June 10, 1987. Our address is 10989 Via Frontera, San Diego, California 92127, and our telephone number is (858) 674-5000. Our home page can be located on the World Wide Web at http://www.ptsc.com.

      We develop, market, and sell microprocessors, our technology behind the microprocessors, and complementary products which enable computers and other data processing devices to communicate. These products can be used to connect to the Internet or other telecommunication networks. The microprocessor technology product line accounted for approximately 18% of our revenue in fiscal 2004. The balance of our fiscal 2004 revenue was generated from a communications product line that, subsequent to a completed last buy program, is now generating minimal revenue. We also have a patent for special radar technology which, if fully developed, may allow a potential licensee to penetrate the ground or structures to find various objects. We also owned gas plasma antenna technology which we sold for $250,000 in August 1999. In October 2003, we received a final royalty payment of $75,500 from the sale of the gas plasma technology. Our strategy is to exploit our microprocessor technologies through product sales, licensing, strategic alliances and to litigate against those who may be infringing on our patents.

      In 1997, we emerged from the development stage primarily as a result of the acquisition of Metacomp Inc. We merged Metacomp's product line, high speed communications equipment for the internet market, into Patriot. We have subsequently reduced the communications product line to minor activity since the products have reached the end of their life cycles and we were unsuccessful in developing follow on products.

      There can be no assurance that we can achieve profitable operations, and we may need additional financial resources during the next twelve months.

BACKGROUND

      In February 1989, we completed our initial public offering under a registration statement on Form S-18 under the Securities Act of 1933. This offering raised gross proceeds of $50,000 and net proceeds of approximately $28,640 upon the sale of 2,500,000 units at $.02 per unit. Each unit sold in the public offering consisted of one common share and one Class A common stock purchase warrant exercisable to acquire one share of common stock and one Class B common stock purchase warrant. All Class A and Class B warrants have since been exercised or have lapsed.

      On May 12, 1992, we redomiciled ourselves from Colorado to Delaware by merging into a wholly owned Delaware subsidiary, Patriot Scientific Corporation, organized for that purpose. The reincorporation resulted in a reverse stock split. Three shares of the Colorado corporation, par value $.00001, were converted into one share of the Delaware corporation, par value $.00001. The reincorporation also effected a change in our charter and bylaws and a name change to Patriot Scientific Corporation.

      In May 1993, we registered under the Securities Act of 1933 a total of 7,631,606 shares issuable upon the exercise of outstanding Class A and Class B common stock purchase warrants. Upon the exercise of those warrants, we received net proceeds of $3,343,915 and issued 7,538,102 common shares. None of such warrants remain outstanding.

      Effective May 31, 1994, we entered into an asset purchase agreement and plan of reorganization with nanoTronics Corporation located in Eagle Point, Oregon and Helmut Falk. We issued a total of 8,500,000 restricted common shares to nanoTronics to acquire certain microprocessor technology of nanoTronics. The technology acquired was used to develop a sophisticated yet low cost microprocessor. 5,000,000 of the shares were issued on a non-contingent basis, and the remaining 3,500,000 shares were issued subject to the terms of an earnout escrow arrangement, which concluded on May 31, 1999.

      Effective December 26, 1996, we acquired 96.9% of the outstanding shares of Metacomp, Inc., a California corporation, from 56 shareholders in exchange for the issuance of 1,272,068 shares of our common stock. Based on the closing price of our common stock of $1.375 on the date of the acquisition, the price of the acquisition was $1,749,094. This business combination was accounted for as a pooling-of-interests.

BUSINESS

      AVAILABLE INFORMATION

      We file reports, proxy statements and other information with the SEC, and these reports may be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The same information may be obtained at the following Regional Offices of the SEC: 75 Park Place, New York, New York 10007, and the Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621. Copies of such material may be obtained from the Public Reference Section of the SEC's Washington, D.C. office at prescribed rates.

      We mail a copy of our Annual Report on Form 10-K along with a proxy statement to our shareholders prior to our annual meeting.

      We have filed a registration statement on Form SB-2, of which this prospectus is a part, with the SEC. This registration statement or any part thereof may also be inspected and copied at the public reference facilities of the SEC.

      Our filings may also be accessed through the SEC's web site
(http://www.sec.gov) or by visiting our web site at (http://www.ptsc.com) and linking to the SEC's site.

      ORGANIZATION AND CORPORATE DEVELOPMENT. Our business involves the following technologies:

      o     Ignite microprocessor technology, and

      o     high-speed data communications technology.

      The stage of development of each of our technologies is as follows:

      o Ignite microprocessor. This technology is generating minor amounts of revenue from the sale of development boards, microprocessors and initial license fees related to the microprocessor application. We run the technology on a 0.18-micron microprocessor, which is in current production. We have ported the WindRiver VxWorks operating system and the Sun Microsystems personalJava virtual machine to the microprocessor. In addition, the technology is available for sale as intellectual property, which enables the prospective customer to incorporate the microprocessor functions with other parties' applications to arrive at a system on a chip solution. Although we anticipate the Ignite technology to be our main product line, it accounted for only about 18% of our revenue in fiscal year 2004.

      o High-speed data communications. Revenue from this technology was phased out during fiscal year 2002 as a result of the products reaching the end of their life cycles. During fiscal 2002 we initiated a last time buy program and, except for minor repeat orders, have discontinued this product line. We have decided to concentrate our efforts on the Ignite microprocessor technology. Although the communications product line accounted for approximately 82% of our fiscal year 2004 revenue, we anticipate that the Ignite microprocessor will be our main product line in the future.

      Due to our small size and staffing overlaps among the technologies, certain personnel may work on any or all of our technologies from time to time.

      During at least the last three years, we have focused the majority of our efforts on the Ignite technology. The Ignite technology is targeted for the embedded controller and Java language processor marketplaces.

      INTERNET GROWTH AND THE EMERGENCE OF THE JAVA PROGRAMMING LANGUAGE. The Internet is a global web of computer networks. This "network of networks" allows computers connected to the Internet to "talk" to one another. The Internet provides organizations and individuals with new means to conduct business. Commercial uses of the Internet include business-to-business and business-to-consumer transactions, product marketing, advertising, entertainment, electronic publishing, electronic services and customer support. We believe that organizations will also increasingly use the Internet and private Intranet networks to improve communications, distribute information, lower operating costs and change operations. Use of the Internet has grown rapidly and has had an impact on many industries, including computer hardware, software and peripheral industries. The rapid growth in popularity of the Internet is in part due to continuing penetration of computers and modems into U.S. households, growth of the informational, entertainment and commercial applications and resources of the Internet, the growing awareness of such resources among individuals, and the increasing availability of user-friendly navigational and utility tools which enable easier access to the Internet's resources.

      The growth of the Internet and corporate Intranets is creating a demand for hardware, software and peripherals. Software, such as Java, has been developed to serve the requirements of Internet users.

      Java is a programming language that was originally developed for personal digital assistant devices and television set top boxes. It was formally announced as an object-oriented language for the Internet in May 1995 by Sun Microsystems Inc. A large number of major computer, software, browser and on-line service provider companies have licensed the Java language. Accordingly, Java is a fundamental platform for Internet related applications. A significant number of Java applications, or applets, are now available on the Internet. These applications not only enhance web pages but also perform many functions of traditional computer software programs. Our Ignite technology lends itself to potential markets in which the use of Java is prevalent.

      With Java, data and programs do not have to be stored on the user's computer but can reside anywhere on the Internet to be called upon as needed. Among its various attributes, two key features of Java are (1) its ability to run on a variety of computer operating systems thus avoiding the problem of incompatibility across networks, and (2) security, because Java enables the construction of virus-resistant, tamper-resistant systems by using resource-access control and public-key encryption. Because of Java's useful features, it has also become a popular programming language for embedded applications.

      Since Java is designed to run on multiple types of devices and operating systems, it allows developers to write a program once for many types of operating systems, instead of having to write new versions for each type. Java does this by interpreting a program's commands into something that a particular type of computer can understand. This interpretive design runs programs slower than if they were tailored for each type of computer and is resulting in a need for specialized microprocessors and compilers to increase Java's speed.

      The growth of Java is causing a number of companies to consider it as a basis for a new style of computing tailored to the Internet and not encumbered by the limitations of, or requiring, traditional computer operating systems. The concept is to design inexpensive access devices to communicate via the Internet.

      OUR MICROPROCESSOR TECHNOLOGY.

      General Background. In 1991, nanoTronics Corporation was formed and acquired a base technology for an advanced microprocessor integrated on a single computer chip. nanoTronics subsequently engaged in substantial technical development and fabricated a first-generation microprocessor in early 1994.

      Since the acquisition of the technology from nanoTronics, effective May 31, 1994, we have been engaged in enhancing the microprocessor design, adding additional technical features to further modernize the design, and improving and testing the new design. We initially fabricated a prototype 0.8-micron microprocessor in May 1996. The next generation was a 0.5-micron microprocessor that was delivered in September 1997. The 0.5-micron microprocessor was employed in demonstrations for prospective customers and was shipped in limited numbers to customers as an embedded microprocessor. In 1998 we introduced a 0.35-micron microprocessor whose features included a reduction in size and improved performance. In addition, in September 2000 we completed a VHDL model of this technology which enables customers to purchase intellectual property incorporating microprocessor functions with other parties' applications to arrive at a system on a chip solution. By purchasing this software model, customers can significantly reduce their time to market by simulating results as opposed to trial and error commitments to silicon production. In 2003 we further reduced the size of our silicon production to 0.18-microns.

      Industry Background. The semiconductor logic market has three major sectors:

      o     standard logic products,

      o     application specific standard products, and

      o     application specific integrated circuits.

      Standard logic products, such as the Intel's X86 and Pentium and Motorola's 680X0 microprocessor families, are neither application nor customer specific. They are intended to be utilized by a large group of systems designers for a broad range of applications. Because they are designed to be used in a broad array of applications, they may not be cost effective for specific applications. Application specific integrated circuits are designed to meet the specific application of one customer. While cost effective for that application, application specific integrated circuits require large sales volumes of that application to recover their development costs. Application specific standard processors are developed for one or more applications but are not generally proprietary to one customer. Examples of these applications include modems, cellular telephones, other wireless communications devices, multimedia applications, facsimile machines and local area networks. We have designed our microprocessor to be combined with application specific software to serve as an embedded control product for the application specific standard processor market sector.

      Application specific standard processors are typically used in embedded control systems by manufacturers to provide an integrated solution for application specific control requirements. Such systems usually contain a microprocessor or microcontroller, logic circuitry, memory and input/output circuitry. Electronic system manufacturers combine one or more of these elements to fit a specific application. The microprocessor provides the intelligence to control the system. The logic circuitry provides functions specific to the end application. The input/output circuitry may also be application specific or an industry standard component. The memory element, if not on the microprocessor, is usually a standard product used to store program instructions and data. In the past, these functions have been executed through multiple integrated circuits assembled on a printed circuit board. The requirements for reduced cost and improved system performance have created market opportunities for semiconductor suppliers to integrate some or all of these elements into a single application specific standard processor or chip set, such as the Ignite family of microprocessors. The Ignite family provides close integration of the microprocessor and input/output function with the logic circuitry, thereby providing an advanced application specific standard processor.

      Embedded control systems enable manufacturers to differentiate their products, replace less efficient electromechanical control devices, add product functionality and reduce product costs. In addition, embedded control systems facilitate the emergence of completely new classes of products. Embedded control systems have been incorporated into thousands of products and subassemblies worldwide, including automotive systems, remote controls, appliances, portable computers and devices, cordless and cellular telephones, motor controls and many other systems.

      Microprocessors are generally available in 4-bit through 64-bit architectures, which refers to the amount of data they can process. 4-bit microprocessors are relatively inexpensive, typically less than $1.00 each. Although they lack certain performance and features, they account for more than 40% of worldwide microcontroller volume. Also in general use today are 8-bit architectures, generally costing $1.00 to $10.00 each and accounting for an additional 40% of worldwide microcontroller volume. To date 16-bit, 32-bit and 64-bit architectures, with typical costs of over $10.00 each, have offered very high performance, but are generally considered to be expensive for high-volume embedded control applications. The use of 16-bit, 32-bit and 64-bit architectures offers fewer internal limitations, making programming easier and providing higher performance. Although generally more expensive per unit and requiring more support logic and memory, these devices offer many advantages for more sophisticated embedded control systems.

      Electronic system designers, driven by competitive market forces, seek semiconductor products with more intelligence, functionality and control that can be used to reduce system costs and improve performance. For these needs, the Ignite product family was designed to be a sophisticated 32-bit microprocessor with advanced features. The Ignite product family uses a smaller number of transistors compared to other RISC (reduced instruction set computor) processors, which results in less power consumption and more economical prices compared to other embedded control applications. This creates the opportunity for the development of new, cost-effective applications.

      Technology Description. Conventional high-performance microprocessors are register-based with large register sets. These registers are directly addressable storage locations requiring a complex architecture that consumes costly silicon. This conventional architecture provides processing power for computer applications but complicates and slows the execution of individual instructions and increases silicon size, thereby increasing the microprocessor cost.

      Our technology is fundamentally different from most other microprocessors, in that the data is stored in groups and certain information is known to be at the top of a stack as opposed to being stored in a register. Our microprocessor employs certain features of both register and stack designs. The resultant merged stack-register architecture improves program execution for a wide range of embedded applications. Our design combines two processors in one highly integrated package, a microprocessing unit for performing conventional processing tasks, and an input-output processor for performing input-output functions. This replaces many dedicated peripheral functions supplied with other processors. The microprocessor's design simplifies the manipulation of data. Our architecture employs instructions that are shrunk from 32-bits to 8-bits. This simplified instruction scheme improves execution speed for computer instructions. Our architecture incorporates many on-chip system functions, thus eliminating the requirement of support microprocessors and reducing system cost to users.

      The 0.8-micron microprocessor was designed to operate at a speed of 50Mhz; the 0.5-micron microprocessor at a speed of 100Mhz; the 0.35-micron microprocessor at 150MHz; and the 0.18-micron to operate at speeds in excess of 300Mhz. They are all compatible with a wide range of memory technology from low cost dynamic random access memory to high-speed static random access memory. The microprocessors can be packaged in various surface-mount and die-form packaging. There can be no assurance that the designed speed will be achieved with the production model of the 0.18-micron microprocessor or future versions or that all of the desired functions will perform as anticipated.

      Our technology is not designed or targeted to compete with high-end processors for use in personal computers. It is targeted for embedded control applications. We believe that the features described above differentiate the Ignite family from other 8-bit to 64-bit microprocessors targeted for embedded control applications. Considering the reduced requirement for support microprocessors, the Ignite family is intended to be available at a high volume price that should be price competitive with high-end 8-bit microprocessor and general 16-bit microprocessor systems but with higher performance (speed and functional capability). The Ignite family has been designed to allow high-speed and high-yield fabrication using generally available wafer fabrication technology and facilities.

      The Ignite Microprocessor as a Java Processor. We believe the Ignite microprocessor architecture is capable of being an efficient and cost effective Java programming language processor, because Java is designed to run on a stack-oriented architecture and the Ignite architecture executes the virtual stack machine internal to Java efficiently. Many Java operation codes or instructions require only a single 8-bit Ignite family instruction to be executed, providing a performance advantage over other more expensive processors that require six or more 32-bit instructions to do the same task. This feature allows the execution of Java programs with increased speed and reduced code size thereby enabling lower system memory costs. In addition, the incorporation of many on-chip system functions is expected to allow the Ignite family to perform most of the other functions required of an Internet computer device or Java accelerator, thereby eliminating components. Since Internet computers are designed to be inexpensive appliances for Internet access, cost, speed and performance are expected to be key requirements for designers. We believe the Ignite technology can compete favorably on the basis of such requirements, although there can be no assurance we can successfully exploit Java related applications or that competitors will not create superior Java processors.

      We have ported the Java operating environment to the Ignite family, which currently uses the C programming language for software support. We are a licensee of Sun Microsystems Inc. This enables us to develop and distribute products based on Sun's personalJava, a platform on which to run Java applications. We have also licensed from Wind River an operating system, VxWorks, and entered into a relationship with Forth Inc. whereby Forth will provide software support and operating system development tools for the Forth Programming language. We believe this solution is competitive in the Java virtual machine and embedded applications markets. We believe that, if the implementation is successfully completed, the Ignite family will be competitive with Java microprocessors announced by competitors. However, there can be no assurance of successful implementation of this package of software or of a market for an Ignite family Java microprocessor.

      Stage of Development. In early 1994, nanoTronics initiated production of a first generation of wafers at a contract fabrication facility using 6 inch wafers employing 0.8-micron double-metal CMOS technology. After the May 31, 1994 acquisition, we improved the original design, added new features and performed simulations and tests of the improved designs. In October 1995, a run of six wafers of second generation 0.8-micron microprocessors was fabricated by a contract fabrication facility. Subsequently, we tested these microprocessors, while completing a C computer language compiler and preparing application development tools. The compiler and application development tools are necessary to enable system designers to program the Ignite family for specific applications. We made corrections to the design suggested by the testing of prototype units and produced an additional run of second generation microprocessors from remaining wafers in May 1996. In July 1996, we employed these microprocessors in demonstration boards for use by developers and prospective customers and licensees.

      In December 1997, we completed development of and started shipping a 0.5-micron microprocessor based on the Ignite technology and found that 0.5-micron double-metal CMOS technology improved operating speed, reduced power requirements, reduced physical size and reduced fabrication cost. In May 1998, we began a production run of a 0.35-micron microprocessor that further increased operating speed and cost performance over the previous generations of the Ignite family of microprocessors.

      At each stage of development, microprocessors require extensive testing to ascertain performance limitations and the extent and nature of errors (bugs), if any. When significant limitations or errors are discovered, additional rounds of design modifications and fabrication are required prior to having functional and demonstrable microprocessors for prospective customers and licensees. Although our 0.5 and 0.35-micron microprocessors have been sent to prospective customers in anticipation of production orders, there can be no assurance that we, during our continued testing of these products, will not identify errors requiring additional rounds of design and fabrication prior to commercial production. Additional delays could have an adverse effect on the marketability of our technology and financial condition.

      In September 2000, we completed the VHDL soft-core version of the Ignite microprocessor family. The hardware design inside a microprocessor, or silicon device, can be represented as a software program. This, in essence, replaces the old style of designing microprocessors using schematics. VHDL is the predominant software language used to design semiconductors. In addition to the design aspects, VHDL also contains sophisticated simulation tools that allow the designer to simulate the functionality of the entire design before committing to silicon. Also VHDL enables a designer to easily modify and enhance the design. A design represented in VHDL goes through a synthesis process whereby it is converted to the most basic element of a design, logical gates. This gate level representation in turn is used with computer aided engineering tools to translate the design into the most fundamental component of semiconductors, transistors. The characteristics of the transistors can be given as a library to a foundry. Therefore, a design represented in VHDL is technology and foundry independent and can be targeted for any given transistor geometry (such as 0.18, 0.25, or 0.35- micron) for any foundry of choice.

      We have developed marketing materials, product manuals and application development tools for use by licensees and customers. The manuals and tools are necessary to enable system designers to quickly and easily program the Ignite family for specific applications.

      We believe that the Ignite family is ready for licensing or sale and that any additional changes encountered in current testing will be minor and can be made during subsequent production runs of Ignite family microprocessors for customers, when and if orders are obtained. We also believe the core technology is ready for licensing for use by others to develop custom microprocessors.

      Business Strategy. The increasing demand for embedded control has helped to make the market for microprocessors one of the largest segments of the semiconductor logic market. This demand will drive the need for embedded processors. Our strategy does not entail competing directly with suppliers who have multiple microprocessor types addressing all parts of the embedded systems market, but on identifying certain market niches that the Ignite microprocessor would best address due to its low cost, low power consumption, small number of transistors and higher performance.

      Because of the above factors, we intend to focus the majority of our efforts on the embedded microprocessor business, a market without an established base of microprocessor products and for which we believe the Ignite microprocessor has desirable technical and market advantages.

      We believe that our architecture is suited for controller applications requiring high performance and low system cost, such as smart cards, cell phones, printers, video terminals, robotics, motion controllers, industrial controllers, digital communication devices, video games, kiosks, cable and satellite modems and TV set top boxes. We expect that early licensing of the technology and product applications will focus on embedded control.

      We have two international representatives for foreign markets and are addressing the domestic market with an in-house business development person. We also have a strategic alliance with an outside microprocessor design house.

      We believe the appropriate approach for us initially lies in a balanced effort of cultivating licensees and developing specific product enhancement partnerships, producing original equipment manufactured products, and providing technical support to third parties on a contract basis. The overall balance of these approaches will be monitored and modified as we attempt to ascertain and capitalize on the highly dynamic and competitive embedded microprocessor market. There can be no assurance that we can successfully exploit our microprocessor technology.

      Subject to the availability of financial and personnel resources, while we are commercializing the Ignite family and the core technology, our strategy is to also design and develop future versions of the microprocessor with more demanding sub-micron technology and with more features. However, our resources are limited, and there can be no assurance that we will be able to continue microprocessor enhancement.

      Initial fabrications of the 0.8-micron and 0.5-micron processors were performed by contract fabrication facilities. The 0.35-micron microprocessor was fabricated by a contract fabrication facility that had agreed to provide production quantities for our customers. We have completed work with a contract fabrication facility and our design house partner to produce a 0.18-micron version of the Ignite family. There can be no assurance fabrication facilities will be available to produce the Ignite family in the future. However, since there are a large number of fabrication facilities with the capability to produce the Ignite family of microprocessors, we believe microprocessors can be produced on a contract basis. Industry shortages of fabrication facilities that may exist and are predicted to exist in the future are generally limited to the more demanding architectures. If a shortage of fabrication facilities develops, it could have a material adverse effect on our financial condition.

      Competition. The semiconductor industry is intensely competitive and has been characterized by price erosion, rapid technological change and foreign competition in many markets. The industry consists of major domestic and international semiconductor companies, most of which have greater financial, technical, marketing, distribution, development and other resources than we do. The market for microprocessors and for embedded control applications is at least as competitive.

      While our strategy is to target high-volume licensees and microprocessor customers requiring more sophisticated but low-cost, low-power consumption devices, we can still expect significant competition. We may also elect to develop embedded control system products utilizing our own architecture or by contract for other manufacturers.

      We expect that the Ignite family, if successfully commercialized in the embedded controller market, will compete with a variety of 16/64-bit microprocessors including those based on intellectual property from ARM and MIPS and microprocessors from Hitachi, Motorola and IBM. As a Java processor, we expect our Ignite family will compete with a broad range of microprocessors including those incorporating co-processor accelerator technology. The producers of these microprocessors have significantly greater resources than we do.

      A new entrant, such as ours, is at a competitive disadvantage compared to these and other established producers. A number of factors contribute to this, including:

      o     the lack of product performance experience,

      o lack of experience by customers in using application development systems,

      o     no record of technical service and support, and

      o     limited marketing and sales capabilities.


      HIGH SPEED DATA COMMUNICATIONS PRODUCTS.

      The communication products that reached the end of their life cycles are:

      VME Product Line - a line of high-speed communications products developed under European standards. Some of our customers for these products included the military as well as large satellite based data communications companies.

      Atcomm2/4 Product Line - an intelligent two or four channel product that was used for high-speed data communications.

      Except for minor repeat orders, we no longer support this product line. We have disposed of or fully reserved the communication product line inventory and are concentrating our efforts and resources on Ignite.

      RESEARCH AND DEVELOPMENT. Our current development efforts are focused on improvement of, and additional features for, the Ignite family of microprocessors. The development of this technology has taken longer than anticipated and could be subject to additional delays. Therefore, there can be no assurance of timely or successful marketing of this technology.

      We incurred research and development expenditures of $549,756 and $723,287 for our fiscal years ended May 31, 2004 and 2003, respectively. The majority of these expenditures have been devoted to our microprocessor technology. We believe that technical advances are essential to our success and expect that we will, conditioned on the availability of funds, continue to expend substantial amounts on research and development of our technology. However, there can be no assurance that such research and development efforts will result in the design and development of a competitive technology in a timely manner.

      LICENSES, PATENTS, TRADE SECRETS AND OTHER PROPRIETARY RIGHTS. We rely on a combination of patents, copyright and trademark laws, trade secrets, software security measures, license agreements and nondisclosure agreements to protect our proprietary technologies. Our policy is to seek the issuance of patents that we consider important to our business to protect inventions and technology that support our microprocessor technology.

      We have seven U.S. patents issued dating back to 1989 on our microprocessor technology. We have one microprocessor technology patent issued in five European countries and one patent issued in Japan and may file additional applications under international treaties depending on an evaluation of the costs and anticipated benefits that may be obtained by expanding possible patent coverage. In addition, we have one U.S. patent issued on ground penetrating radar technology and one U.S. patent issued on one of the communications products.

      In addition to such factors as innovation, technological expertise and experienced personnel, we believe that a strong patent position is becoming increasingly important to compete effectively in the semiconductor industry. It may become necessary or desirable in the future for us to obtain patent and technology licenses from other companies relating to certain technology that may be employed in future products or processes. To date, we have not received notices of claimed infringement of patents based on our existing processes or products; but, due to the nature of the industry, we may receive such claims in the future.

      We believe that we may have claims against numerous companies that use semiconductors with capabilities in excess of 125 MHz in their products. In December 2003, we initiated legal actions against five companies to enforce our patents. In February 2004, Intel initiated a legal action against us and we filed a counterclaim against them related to the initial five lawsuits. There can be no assurance that we will be successful in enforcing any potential patent claims against these or other companies. Also in February 2004, we initiated a legal action against several entities, one of which was a co-inventor for some of the technology, to clarify the inventorship and ownership of each of our granted patents. See Legal Proceedings.

      Based on the asset purchase agreement and plan of reorganization between Patriot, nanoTronics and Mr. Falk, we were the recipients of a number of warranties and indemnities. We believe nanoTronics has been liquidated and, due to Mr. Falk's death in July 1995, we may be limited in our ability to obtain satisfaction should we have any future claims against nanoTronics or its successor, the Falk Family Estate.

      We have entered into the following licenses related to the microprocessor technology:

      o Sierra Systems. In June 1994, we entered into an agreement with Sierra Systems whereby we could provide the C programming language on the Ignite microprocessor. We currently provide development boards with the C programming language.

      o Sun Microsystems Inc. In June 1997, we entered into an agreement with Sun Microsystems, Inc., which enabled us to develop and distribute products based on Sun's Java technology. In June 1998, we exercised an option under that agreement to license from Sun, personalJava, a smaller platform on which to run Java applications that did not include an operating system. We determined that personalJava is better suited to the markets available to the Ignite microprocessor. We have ported personalJava to the Ignite microprocessor.

      o Wind River. In July 1997, we entered into an agreement with Wind River that provided us with a license for an operating system, VxWorks, to be used in conjunction with personalJava. We have ported VxWorks to the Ignite.

      o Forth Inc. In July 1997, we entered into a license agreement with Forth Inc. whereby Forth will provide software support and operating system development tools for the Forth programming language.

      We have one U.S. patent on our ground penetrating radar technology. No foreign application has been made. There are a large number of patents owned by others in the radar field generally and in the field of ground penetrating radar specifically. Accordingly, although we are not aware of any possible infringement and have not received any notices of claimed infringement, we may receive such claims in the future.

      There can be no assurance that any patents will be issued from pending or future applications or that any patents that are issued will provide meaningful protection or other commercial advantages to us. Although we intend to protect our rights vigorously, there can be no assurance that these measures will be successful.

      We generally require all of our employees and consultants, including our management, to sign a non-disclosure and invention assignment agreement upon employment with us.

      MARKETING AND DISTRIBUTION. Our products are marketed through a combination of direct sales and distributors. Approximate sales by principal geographic area (as a percentage of sales) for fiscal years ended May 31 were as follows:

                                                            2004           2003
                                                           -----          -----
Domestic sales                                                92%            91%
Foreign sales
Europe                                                         8%             9%
                                                           -----          -----
Total sales                                                  100%           100%
                                                           =====          =====

      All of our operating assets are located within the United States. While sales to certain geographic areas generally vary from year to year, we do not expect that changes in the geographic composition of sales will have a material adverse effect on operations.

      DEPENDENCE UPON SINGLE CUSTOMERS. Ten percent (10%) or more of our consolidated net sales were derived from shipments to the following customers for the fiscal years ended May 31as follows:

                                                     2004                  2003
                                                   -------               -------

nTelesis                                           $25,000               $    --
Blue Tech Inc.                                      18,000                    --
Litton Systems                                       9,000                    --
Long Wave, Inc.                                         --                43,000
General Dynamics                                        --                23,000
Centratech                                              --                15,000
Advanced Relay                                          --                15,000

      All of the above sales were shipped against multiple purchase orders from each customer. nTelesis is owned by an executive officer of the company.

      We had no backlog as of May 31, 2004 or 2003.

      FACILITIES. We have one 10,300 square foot office located at 10989 Via Frontera, San Diego, California. The facility is leased through July 2006. During the period July 2002 through August 2004, we sublet approximately 5,000 square feet of our facility to an independent third party. In August 2004, we negotiated a termination of the sublease. We are currently looking to re-sublease the 5,000 square feet. The reduced floor space provides adequate and suitable facilities for all of our corporate functions.

      EMPLOYEES. We currently have five personnel. One person is employed in research and development, one in marketing and sales and three are engaged in general and administrative activities. We also engage additional consultants and part-time persons as needed from time to time.

      Our future success depends in significant part upon the continued services of our key technical and senior management personnel. The competition for highly qualified personnel is intense, and there can be no assurance that we will be able to retain our key managerial and technical employees or that we will be able to attract and retain additional highly qualified technical and managerial personnel in the future. None of our employees is represented by a labor union, and we consider our relations with our employees to be good. None of our employees is covered by key man life insurance policies.

      GOVERNMENT REGULATION. To our knowledge, our products are not subject to governmental regulation by any federal, state or local agencies that would affect the manufacture, sale or use of our products, other than occupational health and safety laws and labor laws which are generally applicable to most companies. We cannot, of course, predict what sort of regulations of this type may be imposed in the future but do not anticipate any unusual difficulties in complying with governmental regulations which may be adopted in the future.

      We have not incurred costs associated with environmental laws and do not anticipate such laws will have any significant effect on our future business.

                                 USE OF PROCEEDS

      We will not receive any proceeds from the resale of these securities. We may receive proceeds on the exercise of the warrants of up to $428,114.

                                LEGAL PROCEEDINGS

      In December 2003 we filed several lawsuits in United States District Courts against companies we contend are infringing on our patent number 5,809,336 entitled "High Performance Microprocessor Having Variable Speed Clock." The defendants and suits are as follows:

Defendant                           U.S. District Court                         Case Number
---------                           -------------------                         -----------
Sony Corporation of America         Southern District of New York               03CV10142

Fujitsu                             Northern District of California             C035787

Toshiba America, Inc.               Southern District of New York               03CV10180

NEC USA, Inc.                       Eastern District of New York                CV036432

Matsushita                          District of New Jersey                      03CV06210

      We are requesting the courts to enjoin the defendants from making use of our patent and are requesting damages for past infringements. In February, with the consent of the defendants and ourselves, the above five actions were consolidated into the Fujitsu action in the Northern District of California under case number C035787.

      In February 2004, Intel Corporation filed a lawsuit against us in the United States District Court- Northern District of California, case number C040439, in which they are requesting a declaratory judgment that their microprocessors, used by the defendants in our consolidated suit, do not infringe our patent. We filed a counterclaim against Intel contending that they also are infringing on our patent, and Intel asserted an affirmative defense that our 5,809,336 patent is invalid.

      Also in February 2004, we filed a lawsuit in the United States District Court- Northern District of California, case number C040618, against Charles H. Moore, Technology Properties Limited, and Daniel E. Leckrone. Charles Moore, a co-inventor of the basic ShBoom technology, is listed as an inventor on several of the issued patents which were divided from the basic ShBoom technology. Moore transferred his interest in the ShBoom technology to Daniel Leckrone and Technology Properties Limited. We are contending that Russell Fish, the other co-inventor from whom we obtained ownership interests in the ShBoom technology, is the sole inventor of certain of the issued patents. We are requesting the court to declare inventorship and ownership on each of our granted patents related to the suits discussed above and other unasserted claims of infringement Patriot believes it has.

      The Intel lawsuit has been stayed pending the results of the Moore lawsuit.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

      Patriot Scientific Corporation ("the Company") develops, markets, and sells microprocessors, the technology behind the microprocessors, and complementary products which enable computers and other data processing devices to communicate. These products can be used to connect to the Internet or other telecommunication networks. The microprocessor technology product line accounted for approximately 18% of our revenue in fiscal 2004. The balance of our fiscal 2004 revenue was generated from a communications product line that, subsequent to a completed last buy program, is now generating minimal revenue. We also have a patent for special radar technology which, if fully developed, may allow a potential licensee to penetrate the ground or structures to find various objects. We also owned gas plasma antenna technology which we sold for $250,000 in August 1999. In fiscal 2004 we received a final royalty payment of $75,500 from the sale of the gas plasma technology. Our strategy is to exploit our microprocessor technologies through product sales, licensing, strategic alliances and to litigate against those who may be infringing on our patents.

      Management's discussion and analysis of results of operations and financial condition are based upon the Company's financial statements. These statements have been prepared in accordance with accounting principles generally accepted in the United States of America. These principles require management to make certain estimates, judgments and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates based on historical experience and various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

      We have identified nine accounting principles that we believe are key to an understanding of our financial statements. These important accounting policies require management's most difficult, subjective judgments.

1.    Going Concern

      These financial statements are presented on the basis that the Company is a going concern. Going concern contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. The Company has incurred significant operating losses and has had negative cash flows from operating activities for each of the years ended May 31, 2004 and 2003, had negative working capital and a stockholders' deficit for the year ended May 31, 2003 and used convertible debentures for raising substantially all of its working capital. These factors raise substantial doubt as to the Company's ability to continue as a going concern. For the years ended May 31, 2004 and 2003 our independent certified public accountants modified their opinion as to an uncertainty regarding our ability to continue as a going concern.

      Management's plans to eliminate the going concern situation include, but are not limited to, the following:

      1. Obtain additional equity or debt financing from investors including the exercise of outstanding warrants.

      2. Obtain revenue producing contracts by successfully negotiating licensing, development and product opportunities within the microprocessor market place.

      3. Aggressively pursue patent infringement opportunities by litigating with companies alleged to be infringing on our issued patents.

      4. If funds are not satisfactorily available to continue operations at our current level, put in place cost reduction programs. Such reduction programs could include a scale back in the support of the microprocessor technology with total emphasis being placed on patent infringement activity. If, in the future, there is patent infringement success, additional funds would be available for the microprocessor technology.

2.    Marketable Securities

      As part of the sale of our gas plasma antenna technology we received restricted securities in a company that is traded on the OTC bulletin board. The securities can be traded under Rule 144. We reflect the value of those securities based on the closing price as of the end of our reporting period. Any unrealized gain or loss between reporting periods is reflected in our consolidated statement of operations as non-operating income or loss.

3.    Property, Equipment and Depreciation

      Property and equipment are stated at cost. Depreciation is computed over the estimated useful life of three to five years using the straight-line method. Long-lived assets and certain identifiable intangibles to be held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. We continuously evaluate the recoverability of our long-lived assets based on estimated future cash flows and the estimated fair value of such long-lived assets, and provide for impairment if such undiscounted cash flows are insufficient to recover the carrying amount of the long-lived asset.

4.    Patents and Trademarks

      Patents and trademarks are carried at cost less accumulated amortization and are amortized over their estimated useful lives of four years. The carrying value of patents and trademarks is periodically reviewed and impairments, if any, are recognized when the expected future benefit to be derived from an individual intangible asset is less than its carrying value.

5.    Revenue Recognition

      We recognize revenue on the shipment to our customers of communication products, microprocessor integrated chips and evaluation boards. We also derive revenue from fees for the transfer of proven and reusable intellectual property components or the performance of engineering services. We enter into licensing agreements that will provide licensees the right to incorporate our intellectual property components in their products with terms and conditions that will vary by licensee. Generally, these payments will include a nonrefundable technology license fee, which will be payable upon the transfer of intellectual property, or a nonrefundable engineering service fee, which generally will be payable upon achievement of defined milestones. In addition, we anticipate these agreements will include royalty payments, which will be payable upon sale of a licensee's product, and maintenance and limited support fees. We will classify all revenue that involves the future sale of a licensee's products as royalty revenue. Royalty revenue will be generally recognized in the quarter in which a report is received from a licensee detailing the shipments of products incorporating our intellectual property components (i.e., in the quarter following the sale of licensed product by the licensee). We will classify all revenue that does not involve the future sale of a licensee's products, primarily license fees and engineering service fees and maintenance and support fees, as contract revenue. License fees will be recognized upon the execution of the license agreement and transfer of intellectual property, provided no further significant performance obligations exist and collectibility is deemed probable. Fees related to engineering services contracts, which will be performed on a best efforts basis and for which we will receive periodic milestone payments, will be recognized as revenue over the estimated development period, using a cost-based percentage of completion method. Annual maintenance and support fees, which will be renewable by the licensee, will be classified as contract revenue and will be amortized over the period of support, generally 12 months.

6.    Research and Development Costs

      Research and development costs are expensed as incurred.

7.    Stock Options

      The Company applies Accounting Principles Board ("APB") Opinion 25, "Accounting for Stock Issued to Employees," and related Interpretations in accounting for all stock option plans. Under APB Opinion 25, compensation cost has been recognized for stock options granted to employees when the option price is less than the market price of the underlying common stock on the date of grant.

      SFAS No. 123, "Accounting for Stock-Based Compensation," and SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and disclosure," require the Company to provide pro forma information regarding net income as if compensation cost for the Company's stock option plans had been determined in accordance with the fair value based method prescribed in SFAS No. 123. To provide the required pro forma information, the Company estimates the fair value of each stock option at the grant date by using the Black-Scholes option-pricing model. SFAS No. 148 also provides for alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. The Company has elected to continue to account for stock based compensation under APB No. 25.

      The Company applies SFAS No. 123 in valuing options granted to consultants and estimates the fair value of such options using the Black-Scholes option-pricing model. The fair value is recorded as consulting expense as services are provided. Options granted to consultants for which vesting is contingent based on future performance are measured at their then current fair value at each period end, until vested.

8.    Income Taxes

      Deferred income taxes are provided for by recognizing temporary differences in certain income and expense items for financial and tax reporting purposes. Deferred tax assets consist primarily of income tax benefits from net operating loss carry-forwards. A valuation allowance has been recorded to fully offset the deferred tax asset as it is more likely than not that the assets will not be utilized. The valuation allowance increased approximately $441,000 for the year ended May 31, 2004, from $14,291,000 at May 31, 2003 to $14,732,000 at
May 31, 2004.

9.    Debt Discount

      We issue warrants as part of our convertible debentures and other financings. We value the warrants using the Black-Scholes pricing model based on expected fair value at issuance and the estimated fair value is recorded as debt discount. The debt discount is amortized to non-cash interest over the life of the debenture assuming the debenture will be held to maturity which is normally 2 years. If the debenture is converted to common stock previous to its maturity date, any debt discount not previously amortized is expensed to non-cash interest.

RESULTS OF OPERATIONS

Three months ended November 30, 2004 compared to three months ended November 30, 2003.


Selected Financial Information

                                              Three Months Ended
                                                                               Increase
                                          11/30/2004        11/30/2003        (Decrease)              %
Statements of Operations
 Revenue                                 $    18,748       $    51,960       $   (33,212)           -63.9%
 Cost of revenue                                  --             4,259            (4,259)          -100.0%
  % of revenue                                     0%                8%              -8%           -100.0%
 Gross profit                                 18,748            47,701           (28,953)           -60.7%
  % of revenue                                   100%               92%                8%              8.9%
 Operating expenses
  Research and development                    54,037           112,391           (58,354)           -51.9%
  General and administrative                 392,552           321,132            71,420              22.2%
Total operating expenses                     446,589           433,523            13,066               3.0%
Gain (loss) on marketable securities           2,444           (23,234)           25,678                NM
Interest expense                            (648,223)         (539,234)          108,989              20.2%
Gain on sale of technology                        --            75,500            75,500                NM
Other income                                     479                --               479                NM
Net loss                                  (1,073,141)         (872,790)          200,351              23.0%
Net loss per share basic and diluted     $     (0.01)      $     (0.01)      $        --               0.0%


Revenues

      Our revenue decrease of $33,212, or 63.9%, was due to a continuing lack of significant revenue producing contracts. Our microprocessor product line has failed to generate any significant contracts. We continue to receive minor follow-on orders for the communication products that have reached the end of their life cycle. We no longer market these products but do fill follow-on orders when economically feasible. We anticipate that future revenue will be derived from successful microprocessor technology efforts in the form of licensing and royalties and the successful collection of patent infringement proceeds from litigation and settlement.

Cost of Revenue

      Our cost of revenue decrease of $4,259, or 100%, was commensurate with the reduction in revenue. We fully reserved our inventory in fiscal 2002 and, therefore, minor amounts of existing inventory can be resold at a zero cost basis. However, in order to fulfill the minor follow-on orders for communication products, we normally must procure a portion of additional components and assemblies. We anticipate that future cost of revenue will be commensurate with the success of receiving microprocessor licenses and royalties and patent infringement proceeds.

Research and Development

                                             Three Months Ended

                                                                           Increase
                                            11/30/2004     11/30/2003     (Decrease)        %
Research and Development
 Personnel (including consultants)           $  50,620     $  99,477      $ (48,857)     -49.1%
 Facilities                                      3,407        12,914         (9,507)     -73.6%
 Other research and development expenses            10            --             10         NM
                                             ---------     ---------      ---------
                                             $  54,037     $ 112,391      $ (58,354)     -51.9%


      The $58,354, or 51.9%, reduction in research and development was attributed to a reduction in personnel. In addition, there has been no significant increase in depreciable equipment related to research and development for the past three years resulting in a lower depreciation amount charged to facilities expense. When and if funds become available, we anticipate an increase in research and development to upgrade the tools which are used by our potential customers to implement the microprocessor technology and to expand our offerings on which our microprocessor can run to include additional operating systems.


General and Administrative

                                                Three Months Ended

                                                                          Increase
                                             11/30/2004    11/30/2003    (Decrease)         %
General and Administrative
 Personnel (including consultants)             $134,733     $121,094     $ 13,639          11.3%
 Professional fees                              122,793       44,917       77,876         173.4%
 Facilities                                      65,662       61,759        3,903           6.3%
 Other general and administrative expenses       69,364       93,362      (23,998)        -25.7%
                                               --------     --------     --------
                                               $392,552     $321,132     $ 71,420          22.2%

      The $71,420, or 22.2%, increase in general and administrative expenses was attributed to an increase in personnel costs as a result of expensing stock options to consultants. Professional fees increased $77,876 primarily as a result of patent infringement costs increasing ($84,000) offset by a decrease in costs associated with registration statements and auditing of our financial statements ($6,000). Other general and administrative expenses decreased as a result of licenses and dues increasing ($17,000) offset by a reduction in shareholder related expenses ($46,000) as a result of not holding an annual meeting during FY2005. We anticipate general and administrative expenses to remain stable at the current levels until such time as contract revenue and patent litigation proceeds are recognized at which time additional personnel and other fees would be expected to increase.

Other Income (expense)

                                                   Three Months Ended

                                                11/30/2004     11/30/2003        Change             %
Other income (expense)
 Gain (loss) on marketable securities           $   2,444      $ (23,234)        25,678         -110.5%
 Other income                                         479             --            479              NM
 Gain on sale of technology                            --         75,500        (75,500)             NM
 Interest expense, paid in cash or accrued        (41,070)       (38,718)        (2,352)            6.1%
 Non-cash interest expense                       (607,153)      (500,516)      (106,637)           21.3%
                                                ----------     ----------     ----------
                                                $(645,300)     $(486,968)     $(158,332)           32.5%


      The increase in other expenses, net of other income, of $158,332, or 32.5%, was primarily attributable to the final payment related to the sale of our gas plasma antenna technology received during fiscal year 2004 ($75,000) and by the non-cash interest expense recognized on the amortization and cancellation of debt discounts related to our convertible debentures and the recognition of expense on the issuance of warrants related to our financings ($107,000) partially offset by the reduction of a loss on marketable securities which were received as partial consideration for the sale of our gas plasma antenna technology ($26,000). We anticipate that the non-cash interest expense will remain stable over the balance of fiscal 2005 due to a large debt discount remaining on our books as of November 30, 2004 ($1,375,000) which will be recognized as expense via amortization over 24 months if the underlying debentures are not converted. If the debentures are converted before maturity, any remaining debt discount will be written off in its entirety at the time of conversion.

Six months ended November 30, 2004 compared to six months ended November 30, 2003.

Selected Financial Information

                                               Six Months Ended

                                                                               Increase
                                          11/30/2004        11/30/2003        (Decrease)               %
Statements of Operations
 Revenue                                 $    21,298       $    63,200       $   (41,902)           -66.3%
 Cost of revenue                                  --            10,472           (10,472)          -100.0%
  % of revenue                                     0%               17%             -17%           -100.0%
 Gross profit                                 21,298            52,728           (31,430)           -59.6%
  % of revenue                                   100%               83%               17%             19.9%
 Operating expenses
  Research and development                   182,341           261,513           (79,172)           -30.3%
  General and administrative                 772,954           672,602           100,352              14.9%
Total operating expenses                     955,295           934,115            21,180               2.3%
Gain (loss) on marketable securities         (12,219)          (23,234)           11,015            -47.4%
Interest expense                          (1,281,128)       (1,196,216)           84,912               7.1%
Gain on sale of technology                        --            75,500            75,500                NM
Other income                                  47,752                --            47,752                NM
Net loss                                  (2,179,592)       (2,025,337)          154,255               7.6%
Net loss per share basic and diluted     $     (0.01)      $     (0.02)      $     (0.01)           -50.0%

Revenues

      Our revenue decrease of $41,902, or 66.3%, was due to a continuing lack of significant revenue producing contracts. Our microprocessor product line has failed to generate any significant contracts. We continue to receive minor follow-on orders for the communication products that have reached the end of their life cycle. We no longer market these products but do fill follow-on orders when economically feasible. We anticipate that future revenue will be derived from successful microprocessor technology efforts in the form of licensing and royalties and the successful collection of patent infringement proceeds from litigation and settlement.

Cost of Revenue

      Our cost of revenue decrease of $10,472, or 100%, was commensurate with the reduction in revenue. We fully reserved our inventory in fiscal 2002 and, therefore, minor amounts of existing inventory can be resold at a zero cost basis. However, in order to fulfill the minor follow-on orders for communication products, we normally must procure a portion of additional components and assemblies. We anticipate that future cost of revenue will be commensurate with the success of receiving microprocessor licenses and royalties and patent infringement proceeds.

Research and Development

                                                Six Months Ended
                                                                          Increase
                                            11/30/2004    11/30/2003      (Decrease)          %

Research and Development
 Personnel (including consultants)           $ 171,247     $ 232,691      $ (61,444)        -26.4%
 Facilities                                      8,060        28,054        (19,994)        -71.3%
 Other research and development expenses         3,034           768          2,266         295.1%
                                             ---------     ---------      ---------
                                             $ 182,341     $ 261,513      $ (79,172)        -30.3%

      The $79,172, or 30.3%, reduction in research and development was attributed to a reduction in personnel. In addition, there has been no significant increase in depreciable equipment related to research and development for the past three years resulting in a lower depreciation amount charged to facilities expense. When and if funds become available, we anticipate an increase in research and development to upgrade the tools which are used by our potential customers to implement the microprocessor technology and to expand our offerings on which our microprocessor can run to include additional operating systems.


General and Administrative

                                                Six Months Ended
                                                                          Increase
                                            11/30/2004    11/30/2003      (Decrease)          %

General and Administrative
 Personnel (including consultants)             $ 239,402     $ 259,068     $ (19,666)          -7.6%
 Professional fees                               247,852       129,754       118,098            91.0%
 Facilities                                      145,754       147,121        (1,367)          -0.9%
 Other general and administrative expenses       139,946       136,659         3,287             2.4%
                                               ---------     ---------     ---------
                                               $ 772,954     $ 672,602     $ 100,352            14.9%



      The $100,352, or 14.9%, increase in general and administrative expenses was attributed to a decrease in personnel costs ($20,000) offset by an increase in professional fees of $118,098 primarily as a result of patent infringement costs increasing ($142,000) offset by a decrease in costs associated with registration statements and auditing of our financial statements ($24,000). We anticipate general and administrative expenses to remain stable at the current levels until such time as contract revenue and patent litigation proceeds are recognized at which time additional personnel and other fees would be expected to increase.

Other income (expense)

                                                    Six Months Ended

                                               11/30/2004       11/30/2003           Change                 %
Other income (expense)
 Gain (loss) on marketable                     $   (12,219)     $   (23,234)          11,015             -47.4%
    securities
 Other income                                       47,752               --           47,752                NM
 Gain on sale of technology                             --           75,500          (75,500)               NM
 Interest expense, paid in cash or accrued         (88,564)         (77,632)         (10,932)             14.1%
 Non-cash interest expense                      (1,192,564)      (1,118,584)         (73,980)              6.6%
                                               -----------      -----------      -----------
                                               $(1,245,595)     $(1,143,950)     $  (101,645)              8.9%

      The increase in other expenses, net of other income, of $101,645, or 8.9%, was primarily attributable to the final payment related to the sale of our gas plasma antenna technology received during fiscal year 2004 ($75,000) and by the non-cash interest expense recognized on the amortization and cancellation of debt discounts related to our convertible debentures and the recognition of expense on the issuance of warrants related to our financings ($74,000) partially offset by the reduction of a loss on marketable securities which were received as partial consideration for the sale of our gas plasma antenna technology ($11,000) and a one-time settlement with a subtenant who abandoned our adjoining space ($47,000). We anticipate that the non-cash interest expense will remain stable over the balance of fiscal 2005 due to a large debt discount remaining on our books as of November 30, 2004 ($1,375,000) which will be recognized as expense via amortization over 24 months if the underlying debentures are not converted. If the debentures are converted before maturity, any remaining debt discount will be written off in its entirety at the time of conversion.

RESULTS OF OPERATIONS FOR THE YEARS ENDED MAY 31, 2004 AND MAY 31, 2003

Selected Financial Information

                                                   Year Ended
                                                                               Increase
                                          5/31/2004         5/31/2003         (Decrease)               %

Statements of Operations
 Revenue                                 $    76,417       $   123,903       $   (47,486)           -38.3%
 Cost of revenue                              10,472            18,660            (8,188)           -43.9%
  % of revenue                                    14%               15%              -1%             -9.0%
 Gross profit                                 65,945           105,243           (39,298)           -37.3%
  % of revenue                                    86%               85%                1%             1.6%
 Operating expenses
  Research and development                   549,756           723,287          (173,531)           -24.0%
  General and administrative               1,253,559         1,821,902          (568,343)           -31.2%
Total operating expenses                   1,803,315         2,545,189          (741,874)           -29.1%
Gain on sale of technology                    75,500                --            75,500               NM
Loss on marketable securities                (45,354)               --           (45,354)              NM
Interest expense                          (2,443,024)       (1,448,544)          994,480             68.7%
Interest income                                  270               191                79             41.4%
Net loss                                  (4,149,978)       (3,888,299)          261,679              6.7%
Net loss per share basic and diluted           (0.03)            (0.04)            (0.01)           -25.0%


Revenues

      Our revenue decrease of $47,486, or 38.3%, was due to a continuing lack of significant revenue producing contracts. Although our bid and proposal activity remains high, our microprocessor product line has failed to generate any significant contracts. We continue to receive minor follow-on orders for the communication products that have reached the end of their life cycle. We no longer market these products but do fill follow-on orders when economically feasible. During fiscal 2004, we had an engineering design contract for approximately $25,000 with a company owned by one of our executive officers. We anticipate that future revenue will be derived from successful microprocessor technology efforts in the form of licensing and royalties and the successful collection of patent infringement proceeds from litigation and settlement.

Cost of Revenue

      Our cost of revenue decrease of $8,188, or 43.9%, was commensurate with the reduction in revenue. We fully reserved our inventory in fiscal 2002 and, therefore, minor amounts of existing inventory can be resold at a zero cost basis. However, in order to fulfill the minor follow-on orders for communication products, we normally must procure a portion of additional components and assemblies. We anticipate that future cost of revenue will be commensurate with the success of receiving microprocessor licenses and royalties and patent infringement proceeds.

Research and Development

                                                  Year Ended
                                                                           Increase
                                             5/31/2004     5/31/2003      (Decrease)           %
Research and Development
 Personnel (including consultants)           $ 480,967     $ 610,416      $(129,449)        -21.2%
 Facilities                                     66,294       104,832        (38,538)        -36.8%
 Other research and development expenses         2,495         8,039         (5,544)        -69.0%
                                             ---------     ---------      ---------
                                             $ 549,756     $ 723,287      $(173,531)        -24.0%


The $173,531, or 24%, reduction in research and development was attributed to a reduction in personnel costs, primarily consulting costs, as the development of our softcore microprocessor technology has reached a leveling off point. In addition, there has been no significant increase in depreciable equipment related to research and development for the past three years resulting in a lower depreciation amount charged to facilities expense. When and if funds become available, we anticipate an increase in research and development to upgrade the tools which are used by our potential customers to implement the microprocessor technology and to expand our offerings on which our microprocessor can run to include additional operating systems.

General and Administrative

                                                         Year Ended
                                                                               Increase
                                                 5/31/2004     5/31/2003       (Decrease)        %
General and Administrative
 Personnel (including consultants)             $   491,898       891,851    $    (399,953)     -44.8%
 Professional fees                                 228,935       272,296          (43,361)     -15.9%
 Facilities                                        308,207       324,726          (16,519)      -5.1%
 Other general and administrative expenses         224,519       333,029         (108,510)     -32.6%
                                               -----------     ---------    -------------
                                               $ 1,253,559     1,821,902    $    (568,343)     -31.2%

      The $568,343, or 31.2%, reduction in general and administrative expenses was attributed to a reduction in personnel costs, including consulting ($87,000), prior employee legal settlement costs ($76,000), and non-cash compensation related to investor relations ($207,000). Professional fees decreased as a result of fewer registration statements being filed during fiscal 2004. Other general and administrative expenses decreased as a result of a one time write off of prepaid royalties in fiscal 2003 ($48,000), a one time write off of impaired patent costs in fiscal 2003 ($77,000), and reduced insurance costs ($35,000) partially offset by an increase in shareholder costs ($112,000) which includes annual meeting expenses and investor relations. We anticipate general and administrative expenses to remain stable at the fiscal 2004 levels until such time as contract revenue and patent litigation proceeds are recognized at which time additional personnel and other fees would be expected to increase.

Other income (expense)

                                                       Year Ended

                                                5/31/2004        5/31/2003         Change                   %
Other income (expense)
 Sale of technology                            $    75,500      $        --      $    75,500                NM
 Loss on marketable securities                     (45,354)              --          (45,354)               NM
 Interest income                                       270              191               79              41.4%
 Interest expense, paid in cash or accrued        (149,102)        (143,587)          (5,515)              3.8%
 Non-cash interest expense                      (2,293,922)      (1,304,957)        (988,965)             75.8%
                                               -----------      -----------      -----------
                                               $(2,412,608)     $(1,448,353      $  (964,255)             66.6%

      The increase in other expenses, net of other income, of $964,255, or 66.6%, was primarily attributable to the non-cash interest expense recognized on the amortization and cancellation of debt discounts related to our convertible debentures and the recognition of expense on the issuance of warrants related to our financings. We anticipate that the non-cash interest expense will increase over the fiscal 2004 amount due to a large debt discount remaining on our books as of May 31, 2004 ($2,075,146) which will be recognized as expense via amortization over 24 months if the underlying debentures are not converted or written off in their entirety on the conversion of the underlying debentures.

CAPITAL RESOURCES

Working Capital

                                                                  Increase
                                   11/30/2004      5/31/2004     (Decrease)
Current assets                     $ 430,746      $ 701,879     $(271,133)
Current liabilities                  377,942        548,042      (170,100)
                                   ---------      ---------     ---------
Working capital                    $  52,804      $ 153,837     $(101,033)
                                   =========      =========     =========
Long-term debt                     $ 484,760      $ 230,007     $ 254,753
                                   =========      =========     =========
Stockholders' equity (deficit)     $(272,234)     $ 148,179     $(420,413)
                                   =========      =========     =========

Statements of Cash Flows Select Information

                                    Six Months Ended            Increase
                                 11/30/2004     11/30/2003     (Decrease)
Net cash provided (used) by:
 Operating activities            $(799,601)     $(859,475)     $  59,874
 Investing activities            $      --      $ (14,695)     $  14,695
 Financing activities            $ 616,397      $ 847,897      $(231,500)

Balance Sheet Select Information

                                                                       Increase
                                         11/30/2004     5/31/2004     (Decrease)
Cash and cash equivalents                 $ 172,736     $ 355,940     $(183,204)
                                          =========     =========     =========
Prepaid expenses                          $ 243,990     $ 322,068     $ (78,078)
                                          =========     =========     =========
Accounts payable and accrued expesnes     $ 233,494     $ 294,702     $ (61,208)
                                          ---------     ---------     ---------

      The decrease in working capital of $101,033 and stockholders' equity (deficit) of $420,413 was attributable to a reduction in cash flows from financing activities ($231,500) by the company during the six months ended November 30, 2004. This slow down in financing activities was a result of the higher than normal cash and cash equivalents available at the beginning of the year ($355,940).

LIQUIDITY

      We estimate our current cash requirements to sustain our operations for the next twelve months through November 2005 to be $1.8 million. Since we are no longer supporting the communications product line, we are assuming that there will be no communications product revenue. We have issued 8% convertible debentures as our primary source of funding since 2002. At the option of the debenture holders, they may purchase additional debentures up to $1 million at any time during the two years following their purchase as long as the price of our common stock is in excess of $0.20 per share. During the first six months ended November 30, 2004, we obtained $452,500 from the issuance of 8% convertible debentures and $164,432 from the exercise of warrants. Subsequent to November 30, 2004, we obtained $25,000 from the issuance of 8% convertible debentures and $169,032 from the exercise of warrants.

      If warrants are not exercised in sufficient amounts, then we may not have funds sufficient to meet our cash requirements. In such circumstances, we would need to secure additional debt and/or equity financings with individual or institutional investors. In addition, we would be required to make additional cost reductions if our cash requirements cannot be met from external sources. We expect that the $1.8 million requirement will be provided by:

      o     additional debt and/or equity financings;

      o proceeds from the exercise of outstanding stock options and warrants; and

      o     proceeds from revenue contracts and patent enforcement activities.

      In addition, we have formulated additional cost reduction plans which can be implemented if the required funds are not obtainable. As of November 30, 2004, we also have remaining $400,000 under an accounts receivable factoring agreement with our bank. As of November 30, 2004, we did not have any accounts receivables eligible for factoring.

      We anticipate our future revenue to be derived primarily from the sale of licenses, royalties and the proceeds from litigation or settlements of patent infringement cases. To receive this revenue, we may require additional equipment, fabrication, components and supplies during the next twelve months to support potential customer requirements and further develop our technologies and to fund the expenses of protracted patent enforcement litigation. Product introductions such as those currently underway for the Ignite microprocessor may require significant product launch, marketing personnel and other expenditures that cannot be currently estimated. Further, if expanded development is commenced or new generations of microprocessor technology are accelerated beyond current plans, additional expenditures we cannot currently estimate, may be required. It is possible therefore, that higher levels of expenditures may be required than we currently contemplate resulting from changes in development plans or as required to support new developments or commercialization activities or otherwise.

      If we are unable to obtain the necessary funds, we could be forced to substantially curtail or cease operations, which would have a material adverse effect on our business. Further, there can be no assurance that we will be able to timely receive shareholder approval to increase the number of authorized shares or that required funds, if available, will be available on attractive terms or that they will not have a significantly dilutive effect on our existing shareholders. As such, there is substantial doubt about our ability to continue as a going concern. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from our possible inability to continue as a going concern.

NEW ACCOUNTING PRONOUNCEMENTS

      In April 2003, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 149 requires that contracts with comparable characteristics be accounted for similarly. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. The adoption of this statement did not impact our financial position or results of operations.

      In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities. The adoption of this statement did not impact our financial position or results of operations.

      In December 2004, the FASB issued Statement of Financial Accounting Standards No. 123R ("SFAS123R"), Share-Based Payment, an amendment of FASB Statements Nos. 123 and 95. SFAS 123R eliminates the ability to account for share-based compensation transaction using APB 25 and would require that such transactions be accounted for using a fair-value-based method and recognized as expenses in statement of operations. SFAS 123R allows for the use of a modified version of prospective application, which requires that the fair value of new awards granted after the effective date of SFAS 123R, plus unvested awards at the date of adoption, be expensed over the applicable vesting period. The provisions of SFAS 123R will be effective for interim or annual reporting periods beginning after December 15, 2005 for the companies that file as small business issuers. The Company is currently evaluating the impact the implementation guidance and revisions included in SFAS 123R will have on its consolidated financial statements.

INCOME TAXES

      Deferred income taxes are provided for by recognizing temporary differences in certain income and expense items for financial and tax reporting purposes. Deferred tax assets consist primarily of income tax benefits from net operating loss carry-forwards. A valuation allowance has been recorded to fully offset the deferred tax asset as it is more likely than not that the assets will not be utilized. The valuation allowance increased approximately $378,000 for the six months ended November 30, 2004, from $14,732,000 at May 31, 2004 to $15,110,000 at November 30, 2004.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

                                   MANAGEMENT

The following table and biographical summaries set forth information, including principal occupation and business experience, about our directors and the executive officers at January 1, 2005:

NAME                                  AGE     POSITION AND OFFICES                                 DIRECTOR SINCE
----                                  ---     --------------------                                 --------------
David H. Pohl                         67      Director                                             April 2001

Jeffrey Wallin                        57      President and CEO                                    n/a

Lowell W. Giffhorn                    57      Executive Vice President, CFO, Secretary and         August 1999
                                              Director

Carlton M. Johnson, Jr.               45      Director                                             August 2001

Helmut Falk, Jr.                      48      Director                                             December 1997

Gloria Felcyn                         57      Director                                             October 2002

Patrick Nunally                       41      Vice President and CTO                               n/a

BIOGRAPHICAL INFORMATION

      DAVID H. POHL. Mr. Pohl has served on our board of directors since April 2001, and served as an officer of the Company from January 2001 to March 2002. Except for his service with PTSC, Mr. Pohl has been in the private practice of law, counseling business clients since 1997, and from 1995 to 1996 was Special Counsel to the Ohio Attorney General. Previously, he was a senior attorney with a large U.S. law firm, and held positions as a senior officer and general counsel in large financial services corporations. Mr. Pohl earned a J.D. degree in 1962 from the Ohio State University College of Law, and also holds a BS in Administrative Sciences from Ohio State. Mr. Pohl is also a director of Peregrine Pharmaceuticals, Inc., a publicly held company.

      JEFFREY E. WALLIN. Mr. Wallin has served as our Chief Executive Officer and President since March 2002. Since 1999, Mr. Wallin has been president of SDMC Inc., a consulting company serving the multimedia system integration and communications markets. From 1996 to 1999, Mr. Wallin was President and CEO of TV/COM International, a division of Hyundai that developed and manufactured end-to-end digital communications systems. Previously Mr. Wallin held senior level management positions with Snell & Wilcox, General Instrument, now a major division of Motorola, and Teledyne Corporation. Mr. Wallin obtained a B.S. degree from Bemidji State University in 1970.

      LOWELL W. GIFFHORN. Mr. Giffhorn was the principal in his own financial management consulting firm from August 1996 until joining Patriot as Chief Financial Officer (CFO) in May 1997. Mr. Giffhorn has served on our board of directors since August 1999. From June 1992 to August 1996 and from September 1987 to June 1990 he was the CFO of Sym-Tek Systems, Inc. and Vice President of Finance for its successor, Sym-Tek Inc., a major supplier of capital equipment to the semiconductor industry. Mr. Giffhorn obtained a M.B.A. degree from National University in 1975 and he obtained a B.S. in Accountancy from the University of Illinois in 1969. Mr. Giffhorn is also a director and chairman of the audit committee of DND Technologies, Inc., a publicly held company.

      CARLTON M. JOHNSON, JR. Mr. Johnson was appointed a Director on August 5, 2001. Mr. Johnson is in-house legal counsel for Swartz Investments, LLC, a position he has held since June 1996. Mr. Johnson has been licensed to practice law in Alabama since 1986, Florida since 1988, and Georgia since 1997. He has been a shareholder in the Pensacola, Florida AV rated law firm of Smith, Sauer, DeMaria & Johnson and as President-Elect of the 500 member Escambia-Santa Rosa Bar Association. He also served on the Florida Bar Young Lawyers Division Board of Governors. Mr. Johnson earned a degree in History/Political Science at Auburn University and a Juris Doctor degree at Samford University - Cumberland School of Law. Mr. Johnson is also a director and member of the audit committee of Peregrine Pharmaceuticals, Inc., a publicly held company.

      HELMUT FALK, JR. Since 1992, Dr. Falk has been the Director of Anesthesia for the Johnson Memorial Hospital in Franklin, Indiana. Dr. Falk received his D.O. from the College of Osteopathic Medicine of the Pacific in 1987 and his B.S. in Biology from the University of California, Irvine in 1983. Dr. Falk is the son of the late Helmut Falk, who was the sole shareholder of nanoTronics and the Chairman and CEO of Patriot until his death in July 1995. Dr. Falk is also an heir to the Helmut Falk Estate, which is the beneficial owner of the Company's shares held by the Helmut Falk Family Trust.

      GLORIA FELCYN. Ms. Felcyn was appointed a Director and chairman of our audit committee on October 10, 2002. Since 1982 Ms. Felcyn has been the principal in her own public accounting firm. Ms. Felcyn received a B.S. degree in Business Economics from Trinity University in 1968.

      PATRICK O. NUNALLY. Dr. Nunally joined us as Vice President of Business Development and Chief Technical Officer in June 2001, previous to which he had been providing consulting services to us since May 2000. Dr. Nunally has more than 20 years of entrepreneurial experience in semiconductor and embedded processor design. From December 1998 to May 2000, he was President and CEO of Intertech, a company he founded specializing in intellectual property development for embedded processor and communications systems. From June 1998 to December 1998, he was President and CEO of Gruppe Telekom, Inc., a licensee of Interactive Video and Data Service Spectrum. From April 1996 to June 1998, he served as Chief Technical Officer and co-founder of Aristo, now PlayNet Inc., a Java-based games company. Dr. Nunally also held other senior management positions with Wave Interactive Network, Sensormatic Video Products Division, Intellisys Automation Inc., E-Metrics Inc., General Dynamics Corporation and Interstate Electronics. Dr. Nunally received his PhD in Electrical Engineering from the Pacific Western University in 1996, a MBA from the University of LaVerne in 1993 and a BS in Electrical and Electronics Engineering from California State Polytechnic University in 1987.

      There is no family relationship between any of our executive officers and directors.

INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS

      As permitted by Delaware law, our certificate of incorporation provides that we will indemnify our officers, directors, employees and agents. This includes indemnification against attorneys' fees and other expenses and liabilities they incur to defend, settle or satisfy any civil or criminal action brought against them arising out of their association with or activities on behalf of us. However, they will not be indemnified if they are adjudged to have acted with gross negligence or to have engaged in willful misconduct. We may also bear the expenses of such litigation for any such persons upon their promise to repay such sums if it is ultimately determined that they are not entitled to indemnification. Such expenditures could be substantial and may not be recouped, even if we are so entitled. We have provided for indemnification for liabilities arising under the Securities Act of 1933 as they may be permitted to directors, officers or persons controlling us. The SEC has informed us that such indemnification is against public policy and may be unenforceable.

ITEM 10. EXECUTIVE COMPENSATION

      There is shown below information concerning the compensation of our chief executive officer and the most highly compensated executive officers whose salary and bonus exceeded $100,000 (each a "Named Officer") for the fiscal years ended May 31, 2004, 2003, and 2002.



Summary Compensation Table


                                   Annual Cash Compensation                      Long-Term Compensation
         Name and               Fiscal                                                  Repriced         All Other
    Principal Position           Year            Salary       Bonus     (# of Shares)    Options        Compensation
    ------------------           ----            ------       -----     -------------    -------        ------------
Jeff Wallin                      2004          $145,933(1)     Nil            673,000     None             None
 President and CEO               2003          $127,650(1)     Nil            250,000     None             None
                                 2002          $ 68,800(1)     Nil          1,000,000     None             None

Lowell W. Giffhorn               2004          $148,800(1)     Nil            239,000     None             None
 Exec. V.P., CFO and Secy.       2003          $150,779(1)     Nil            115,000     None             None
                                 2002          $139,908(1)     Nil            255,000     None             None

Joey Maitra (3)                  2004          $131,040(1)     Nil            125,000     None             None
 VP Engineering                  2003          $131,040(1)     Nil            100,000     None             None
                                 2002          $125,058(1)     Nil            335,000     None             None

Patrick O. Nunally               2004          $180,000(1)     Nil            173,000     None             None
 VP and CTO                      2003          $189,521(1)     Nil            400,000     None          $52,500 (2)
                                 2002          $173,046(1)     Nil            250,000     None         $105,000 (2)

      (1) Included in the salaries of Mssrs. Wallin, Giffhorn, Maitra and Nunally is cash compensation of $400 per month for a car allowance.

      (2) Payments through November 30, 2002 to Dr. Nunally for assignments to the Company of intellectual property rights. The rights were returned to Dr. Nunally in April 2003.

      (3) Mr. Maitra's employment was terminated in July 2004 per the terms of his employment contract.

      The Company maintains employee benefits that are generally available to all of its employees, including medical, dental and life insurance benefits and a 401(k) retirement savings plan. The Company did not make any matching contributions under the 401(k) plan for any of the above named officers during the fiscal years ended May 31, 2004, 2003 and 2002.

OPTION GRANTS

      Shown below is information on grants of stock options pursuant to the Company's 1992, 1996, 2001 and 2003 Stock Option Plans to the Named Officers reflected in the Summary Compensation Table shown above.

Option Grants Table for Fiscal Year Ended May 31, 2004

                                                                                             Potential Realizable
                                                                                                      Value
                                   Percent of                                                  of Assumed Annual
                                     Total                                                            Rates
                                    Options                                                      of Stock Price
                                    Granted to                                                    Appreciation
                     Number of     Employees in     Exercise          Expiration                for Option Term (1)
      Name        Options Granted  Fiscal Year       Prices             Dates                   5% ($)       10% ($)
      ----        ---------------  -----------       ------             -----                   ------       -------
Jeffrey E. Wallin     673,000           30.5        $0.035-$0.11      12/18/08-3/18/09         $  16,844     $37,222
Lowell W. Giffhorn    239,000           10.8        $0.035-$0.05      10/23/08-12/18/08        $   2,706     $ 5,981
Joey Maitra           125,000            5.7        $      0.035         12/18/2008            $   1,191     $ 2,633
Patrick Nunally       173,000            7.8        $      0.035         12/18/2008            $   1,649     $ 3,644



      (1) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent upon the future performance of the company's common stock, overall market conditions and the executive's continued involvement with the company. The amounts represented in this table will not necessarily be achieved.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

      There were no exercises of stock options for the fiscal year ended May 31, 2004 by any of the officers reflected in the Summary Compensation Table shown above. Shown below is information on fiscal year-end values under the Company's 1992, 1996, 2001 and 2003 Stock Option Plans to the officers reflected in the Summary Compensation Table shown above.

                              Number of Unexercised                   Value of Unexercised
                                 Options Held At                    In-The-Money Options At
                                  May 31, 2004                            May 31, 2004
                                  ------------                            ------------
          Name             Exercisable   Unexercisable           Exercisable        Unexercisable
          ----             -----------   -------------           -----------        -------------
Jeffrey E. W allin          1,520,000       423,000               $   7,875           $   6,834
Lowell W . Giffhorn           565,000       169,000               $   2,740           $   5,541
Joey Maitra                   385,000       175,000               $     750           $   5,688
Patrick Nunally               950,000       173,000               $  12,600           $   6,834


      The fair market value of the unexercised in-the-money options at May 31, 2004 was determined by subtracting the option exercise price from the last sale price as reported on the over the counter bulletin board on May 31, 2004, $0.074.

      The Company has not awarded stock appreciation rights to any of its employees. The Company has no long-term incentive plans.

COMPENSATION OF DIRECTORS

      No direct or indirect remuneration has been paid or is payable by us to the directors in their capacity as directors other than the granting of stock options. We expect that, during the next twelve months, we will not pay any direct or indirect remuneration to any directors of ours in their capacity as directors other than in the form of stock option grants or the reimbursement of expenses of attending directors' or committee meetings.

EMPLOYMENT CONTRACTS

      The Company entered into a consulting agreement dated as of March 18, 2004, with SDMC, Inc. whereby SDMC will provide the services of Mr. Wallin to be the President and Chief Executive Officer of the Company. The agreement is for a term through March 18, 2005 providing for payments of $145,200 per annum and provides for automatic one year renewals unless either party gives a notice at least 30 days but not more than 60 days prior to any anniversary date. The agreement provides for a bonus of up to 50% of the annual base consideration for the applicable year. The agreement also provides for potential bonuses to be paid based on the increase in the price of the Company's common stock. Should the price of the common stock reach $0.25 for twenty consecutive days, SDMC would receive a cash payment of $10,000. Additional payments will be made to SDMC in the following amounts if the price of the Company's common stock reaches the following thresholds: $0.40- $20,000, $0.50- $20,000, $0.60- $30,000, $0.80-
$30,000, and $1.00- $50,000. The Company may terminate SDMC's agreement with or without cause, but termination without cause (other than disability or death) would result in severance payments equal to the lesser of (i) four months of the then current compensation or (ii) the balance remaining of the current compensation for the term of his agreement. If a change in control, as defined in the agreement, occurs during the term of his agreement, and if Mr. Wallin refuses to accept or voluntarily resigns from a position other than a qualified position, as that term is defined in the agreement, then SDMC will receive a lump sum severance payment equal to twelve months of the then current compensation. Under the agreement, the Company granted SDMC options to purchase 500,000 common shares, 250,000 vesting on March 18, 2004 and 250,000 vesting on September 18, 2004. The Company also placed in escrow four months of payments which shall be released to SDMC on the termination of Mr. Wallin's services for any reason other than cause or his resignation.

      The Company entered into an employment agreement dated as of September 1, 2004, with Mr. Giffhorn providing for his employment as Executive Vice President and Chief Financial Officer. The agreement is for a term through September 1, 2005, providing for a base salary of $144,000 per annum. The base salary may be increased at the discretion of the Board of Directors. The agreement provides for a bonus of up to 50% of the annual base salary for the applicable year. The agreement also provides Mr. Giffhorn with a monthly car allowance of $400. The Company may terminate Mr.Giffhorn's employment with or without cause, but termination without cause (other than disability or death) would result in severance payments equal to four months of the then current base salary. If a change in control, as defined in the agreement, occurs during the term of his agreement, and if Mr. Giffhorn refuses to accept or voluntarily resigns from a position other than a qualified position, as that term is defined in the agreement, then he will receive a lump sum severance payment equal to twelve months of his then current salary. Under the agreement, the Company granted Mr. Giffhorn a fully vested stock option to purchase up to 300,000 common shares as of September 1, 2004 and committed to issue additional fully vested stock options each in the amount of 125,000 common shares on August 31, 2005 and August 31, 2006.

      The Company entered into an employment agreement dated June 1, 2004, as amended on July 12, 2004, with Dr. Nunally providing for his employment as the Chief Technical Officer of the Company. The agreement is for a term through June 1 2005, providing for a base salary initially of $124,800. The base salary may be increased at the discretion of the Board of Directors. The agreement provides for a bonus of up to 50% of the annual base salary for the applicable year. The agreement also provides Dr. Nunally with a monthly car allowance of $400. The Company may terminate Dr. Nunally's employment with or without cause, but termination without cause (other than disability or death) would result in severance payments equal to the lesser of (i) two months of the then current base salary or (ii) the balance remaining of the current base salary for the term of his agreement. If a change in control, as defined in the agreement, occurs during the term of his agreement, and if Dr. Nunally refuses to accept or voluntarily resigns from a position other than a qualified position, as that term is defined in the agreement, then he will receive a lump sum severance payment equal to the lesser of (i) two months of the then current base salary or
(ii) the balance remaining of the current base salary for the term of his agreement.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth, as of January 28, 2005, the stock ownership of each officer and director of the Company, of all officers and directors of the Company as a group, and of each person known by the Company to be a beneficial owner of 5% or more of its Common Stock. Except as otherwise noted, each person listed below is the sole beneficial owner of the shares and has sole investment and voting power over such shares. No person listed below has any option, warrant or other right to acquire additional securities of the Company, except as otherwise noted.

                   Name and Address               Amount & Nature
   Title             of Beneficial                 of Beneficial       Percent
  of Class               Owner                       Ownership         of Class
  --------               -----                       ---------         --------
Common stock       Gloria Felcyn, CPA                1,758,000 (1)        *
par value          10989 Via Frontera
$0.00001           San Diego, CA 92127
 SAME              Helmut Falk, Jr.                  2,728,231 (2)      1.2%
                   10989 Via Frontera
                   San Diego, CA 92127

 SAME              Lowell W. Giffhorn                1,219,948 (3)        *
                   10989 Via Frontera
                   San Diego, CA 92127

 SAME              SDMC, Inc.                        1,770,000 (4)        *
                   10989 Via Frontera
                   San Diego, CA 92127

 SAME              David H. Pohl                       275,000 (5)        *
                   10989 Via Frontera
                   San Diego, CA 92127

 SAME              Patrick O. Nunally                  962,700 (6)        *
                   10989 Via Frontera
                   San Diego, CA 92127

 SAME              Carlton M. Johnson, Jr.             275,000 (7)        *
                   10989 Via Frontera
                   San Diego, CA 92127

                   All directors & officers          8,988,879 (8)      3.8%
                   as a group (9 persons)

  * Less than 1%


1) As trustee of the Helmut Falk Family Trust and executor of the Helmut Falk estate, Ms. Felcyn effectively controls the shares which were, subject to an escrow arrangement, originally issued to nanoTronics in connection with the ShBoom technology acquisition and shares that remain from 5,000,000 non-escrowed shares that were originally issued to nanoTronics in connection with the ShBoom technology acquisition and were subsequently transferred to the Helmut Falk Family Trust and shares that were obtained on the conversion of 8% Convertible Debentures and the exercise of warrants. Includes 250,000 shares issuable upon the exercise of outstanding stock options.

2) Includes 315,000 shares issuable upon the exercise of outstanding stock options.

3) Includes 995,000 shares issuable upon the exercise of outstanding stock options.

4) Includes 1,770,000 shares issuable upon the exercise of outstanding stock options.

5) Includes 275,000 shares issuable upon the exercise of outstanding stock options.

6) Includes 950,000 shares issuable upon the exercise of outstanding stock options.

7) Includes 275,000 shares issuable upon the exercise of outstanding stock options.

8) Includes 4,158,879 shares issued and outstanding and 4,830,000 shares issuable upon exercise of stock options.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      There were no transactions, or series of transactions, during fiscal 2004 and 2003, nor are there any currently proposed transactions, or series of transactions, to which the Company is a party, in which the amount exceeds $60,000, and in which to its knowledge any director, executive officer, nominee, five percent or greater shareholder, or any member of the immediate family of any of the foregoing persons, has or will have any direct or indirect material interest other than as described below.

      In June 2000, we entered into a three-year, $80,000 secured promissory note receivable with James T. Lunney, a previous Chairman, President and CEO. The note bore interest at the rate of 6% with interest payments due semi-annually and the principal due at the maturity of the note. Mr. Lunney pledged 100,000 shares of Patriot's common stock that he held on the date of issuance as security for this note. In April 2003, we negotiated an early payment discount and Mr. Lunney paid $60,000 to retire this note.

      From June 10, 2002 through August 23, 2002, we issued to Gloria Felcyn, Trustee of the Helmut Falk Family Trust, two 8% Convertible Debentures with accumulative principal balances of $275,000 due June 10, 2004 through August 23, 2004. The initial exercise prices ranged from $0.0727 to $0.08616 and were subject to a downward revisions if the price of our stock was lower on any three month anniversary of the debentures or on the date that a statement registering the resale of the common stock issuable upon conversion of the debentures becomes effective. Also, in conjunction with the debentures, we issued five year warrants to purchase up to 4,102,431 shares of our common stock at an initial exercise prices ranging from $0.0727 to $0.08616 subject to reset provisions on each six month anniversary of the issuance of the warrants. If the price of our common stock is in excess of $0.20 per share, Ms. Felcyn has a two year option to purchase up to an additional $275,000 of 8% Convertible Debentures on the same terms. Ms. Felcyn converted the debentures into 6,810,102 shares of common stock in July and November 2003 and exercised the warrants into 4,102,431 shares of common stock in July 2003 and January 2004.

      During October 2002 through December 2002, we entered into three 8% short-term notes with Gloria Felcyn, the trustee for the Falk Family Trust, aggregating $180,000 with initial maturity dates ranging from January 1 to January 31, 2003. In July 2003 we issued a new 8% short-term note in the amount of $200,354 with a maturity date of October 7, 2003 in exchange for cancellation of the three 8% short term notes issued in October through December 2002, the accrued interest on the cancelled notes and an additional $10,000 in cash. In January 2004, as part of the exercise of the warrants, the $200,354 note was exchanged for four $25,000 6% notes and shares of common stock which were issued to the beneficiaries of the trust. The 6% notes have a maturity date of September 1, 2005.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

      Our common stock is traded in the over-the-counter market and is quoted on the NASD OTC Bulletin Board system maintained by the National Association of Securities Dealers, Inc. Prices reported represent prices between dealers, do not include markups, markdowns or commissions and do not necessarily represent actual transactions. The market for our shares has been sporadic and at times very limited.

      The following table sets forth the high and low closing bid quotations for the Common Stock through January 28, 2005 and the fiscal years ended May 31, 2004 and 2003.

BID QUOTATIONS
                                                         HIGH          LOW
Fiscal Year Ending May 31, 2005
   First Quarter                                      $   0.09      $   0.03
   Second Quarter                                     $   0.05      $   0.03
   Third Quarter  (Through January 28, 2005)          $   0.13      $   0.05

Fiscal Year Ending May 31, 2004
  First Quarter                                       $   0.07      $   0.04
  Second Quarter                                      $   0.08      $   0.04
  Third Quarter                                       $   0.17      $   0.03
  Fourth Quarter                                      $   0.15      $   0.08

Fiscal Year Ended May 31, 2003
  First Quarter                                       $   0.08      $   0.06
  Second Quarter                                      $   0.14      $   0.04
  Third Quarter                                       $   0.09      $   0.04
  Fourth Quarter                                      $   0.09      $   0.04

      We have approximately 580 shareholders of record as of January 28, 2005. Because most of our common stock is held by brokers and other institutions on behalf of stockholders, we are unable to estimate the total number of stockholders represented by these record holders. We have never paid a cash dividend on our common stock and do not expect to pay one in the foreseeable future.

                            DESCRIPTION OF SECURITIES

      Our authorized capital stock consists of 400,000,000 shares of common stock, $.00001 par value per share. At January 28, 2005, a total of 232,890,435 common shares were issued and outstanding. The holders of common stock are entitled to one vote for each share held. The affirmative vote of a majority of votes cast at a meeting which commences with a lawful quorum is sufficient for approval of most matters upon which shareholders may or must vote, including the questions presented for approval or ratification at the Annual Meeting. However, removal of a director from office or repeal of the certificate of incorporation in its entirety require the affirmative vote of a majority of the total voting power for approval, and certain other matters (such as shareholder amendment of the bylaws, and amendment, repeal or adoption of any provision inconsistent with provisions in the certificate of incorporation regarding indemnification of directors, officers and others, exclusion of director liability, and our election not to be governed by statutory provisions concerning business combinations with interested shareholders) require the affirmative vote of two-thirds of the total voting power for approval. Common shares do not carry cumulative voting rights, and holders of more than 50% of the common stock have the power to elect all directors and, as a practical matter, to control the company. Holders of common stock are not entitled to preemptive rights, and the common stock may only be redeemed at our election.

      A special meeting of shareholders may be called by or at the request of:

      o     the Chairman of the Board (if one has been appointed by the Board),

      o     the President or any two directors, and

      o persons owning in the aggregate not less than 20% of the issued and outstanding common shares entitled to vote in elections for directors.

      After the satisfaction of requirements with respect to preferential dividends, if any, holders of common stock are entitled to receive, pro rata, dividends when and as declared by the board of directors out of funds legally available therefor. Upon our liquidation, dissolution or winding-up, after distribution in full of the preferential amount, if any, to be distributed to holders of the preferred stock, holders of common stock are entitled to share ratably in our assets legally available for distribution to our shareholders.

      Our board of directors is authorized to issue 5,000,000 shares of undesignated preferred stock, $.00001 par value, without any further action by the stockholders. The board of directors may also divide any and all shares of preferred stock into series and fix and determine the relative rights and preferences of the preferred stock, such as the designation of series and the number of shares constituting such series, dividend rights, redemption and sinking fund provisions, liquidation and dissolution preferences, conversion or exchange rights and voting rights, if any. Issuance of preferred stock by the board of directors will result in such shares having dividend and/or liquidation preferences senior to the rights of the holders of common stock and could dilute the voting rights of the holders of common stock. There are currently no shares of preferred stock issued and outstanding.

      We have not paid any cash dividends to date, and no cash dividends will be declared or paid on the common shares in the foreseeable future. Payment of dividends is solely at the discretion of our board of directors.

      Interwest Transfer Company, Inc., 1981 East 4800 South, Suite 100, Salt Lake City, Utah 84117, acts as our transfer agent and registrar for our common stock. Their telephone number is (801) 272-9294.

                                  LEGAL OPINION

      Luce, Forward, Hamilton & Scripps LLP, 600 West Broadway Street, Suite 2600, San Diego, California 92101 will pass on the validity of the common stock offered by us.

                                     EXPERTS

      The financial statements included in this Prospectus and in the Registration Statement have been audited by Nation Smith Hermes Diamond, independent certified public accountants, to the extent and for the periods set forth in their report (which contain an explanatory paragraph regarding the Company's ability to continue as a going concern) appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given the authority of said firm as experts in auditing and accounting.

Index to Consolidated Financial Statements

         Report of Nation Smith Hermes Diamond,
           Independent Certified Public Accountants .......................        F-2

         Consolidated Balance Sheets as of May 31, 2004 and 2003 ..........        F-3

         Consolidated Statements of Operations for the Years Ended May 31,
           2004 and 2003 ..................................................        F-4

         Consolidated Statement of Stockholders' Equity (Deficit) for the
           Years Ended May 31, 2004 and 2003 ..............................        F-5

         Consolidated Statements of Cash Flows for the Years Ended
           May 31, 2004 and 2003 ..........................................        F-6

         Summary of Accounting Policies ...................................     F-7-F-12

         Notes to Consolidated Financial Statements .......................     F-13-F-26

         Consolidated Balance Sheets as of November 30, 2004 (unaudited)
           and May 31, 2004 ...............................................       F-27

         Consolidated Statements of Operations for the Three and Six Months
           ended November 30, 2004 and 2003(unaudited) ....................       F-28

         Consolidated Statements of Cash Flows for the Six Months
           ended November 30, 2004 and 2003 (unaudited) ...................       F-29

         Notes to Unaudited Consolidated Financial Statements .............     F-30-F-39

REPORT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors
Patriot Scientific Corporation
San Diego, California

We have audited the accompanying consolidated balance sheets of Patriot Scientific Corporation as of May 31, 2004 and 2003, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the years in the two year period ended May 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the consolidated financial position of Patriot Scientific Corporation at May 31, 2004 and 2003, and the consolidated results of its operations and its cash flows for each of the years in the two year period ended May 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations, has negative cash flows and has negative working capital that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ Nation Smith Hermes Diamond

San Diego, California

July 8, 2004

                         Patriot Scientific Corporation
                          Consolidated Balance Sheets

May 31,                                                               2004              2003
--------------------------------------------------------------------------------------------------
 ASSETS (Notes 4 and 5)

 Current assets:
       Cash and cash equivalents                                   $    355,940      $     32,663
       Marketable securities                                             22,646                --
       Accounts receivable, net of allowance
         of none and $10,000 for uncollectible accounts                   1,225             3,866
       Prepaid expenses                                                 322,068            93,030
--------------------------------------------------------------------------------------------------
 Total current assets                                                   701,879           129,559
 Property and equipment, net (Note 2)                                    68,389           153,530
 Other assets                                                            41,221            53,220
 Patents and trademarks, net of accumulated
  amortization of $501,235 and $450,926                                 114,739           128,925
--------------------------------------------------------------------------------------------------
                                                                   $    926,228      $    465,234
==================================================================================================

 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)


 Current liabilities:
       Secured note payable (Note 4)                               $         --      $    635,276
       Current portion of 8% Convertible Debentures,
         net of debt discount of $27,180 and $103,121 (Note 5)          145,320           121,879
       Secured notes payable to shareholders                            100,000           180,000
       Accounts payable                                                 134,600           397,180
       Accrued liabilities                                              160,102           245,822
    Current portion of capital lease obligation                           8,020             6,405
--------------------------------------------------------------------------------------------------
 Total current liabilities                                              548,042         1,586,562


 8% Convertible Debentures, net of debt discount of
  $2,047,966 and $709,890 (Note 5)                                      227,701           280,110

 Long term portion of capital lease obligation                            2,306            10,326

 Commitments and contingencies (Notes 1, 6 and 10)
 Stockholders' equity (deficit) (Notes 5 and 6):

       Preferred stock, $.00001 par value;
         5,000,000 shares authorized: none outstanding                       --                --


Common stock, $.00001par value; 400,000,000 shares
  authorized: 171,156,363 and 106,547,807 issued and
  outstanding at May 31, 2004 and 2003, respectively                      1,712             1,066

       Additional paid-in capital                                    49,990,485        44,281,210
       Accumulated deficit                                          (49,844,018)      (45,694,040)
--------------------------------------------------------------------------------------------------
 Total stockholders' deficit                                            148,179        (1,411,764)
--------------------------------------------------------------------------------------------------
                                                                   $    926,228      $    465,234
==================================================================================================

See accompanying report of independent registered certified public accounting firm, summary of accounting policies and notes to consolidated financial statements.

                   Patriot Scientific Corporation Consolidated
                            Statements of Operations

Years Ended May 31,                                 2004               2003
--------------------------------------------------------------------------------
Net sales (Note 11):
    Product                                   $      74,017      $     108,403
    Licenses and royalties                            2,400             15,500
--------------------------------------------------------------------------------
Net sales                                            76,417            123,903
--------------------------------------------------------------------------------
Cost of sales                                        10,472             18,660
--------------------------------------------------------------------------------
Gross profit                                         65,945            105,243
Operating expenses:
    Research and development                        549,756            723,287
      Selling, general and administrative         1,253,559          1,821,902
--------------------------------------------------------------------------------
Operating expenses                                1,803,315          2,545,189
--------------------------------------------------------------------------------
Operating loss                                   (1,737,370)        (2,439,946)
--------------------------------------------------------------------------------
Other income (expenses):
    Sale of technology                               75,500                 --
         Loss on marketable securities              (45,354)                --
    Interest income                                     270                191
      Interest expense (Notes 4, 5 and 6)        (2,443,024)        (1,448,544)
--------------------------------------------------------------------------------
Other income (expenses)                          (2,412,608)        (1,448,353)
--------------------------------------------------------------------------------
Net loss                                      $  (4,149,978      $  (3,888,299)
--------------------------------------------------------------------------------
Basic and diluted loss
    per common share (Note 7)                 $       (0.03)     $       (0.04)
--------------------------------------------------------------------------------
Weighted average number of
 common shares outstanding
 during the period (Note 7)                     139,767,276         93,791,470
--------------------------------------------------------------------------------

See accompanying report of independent registered certified public accounting firm, summary of accounting policies and notes to consolidated financial statements.

                         Patriot Scientific Corporation
           Consolidated Statements of Stockholders' Equity (Deficit)


Years Ended May 31, 2004 and 2003

                                                            Common Stock              Additional     Accumulated     Stockholders'
                                                       Shares          Amount      Paid-in Capital     Deficit      Equity (Deficit)
                                                       ------          ------      ---------------     -------      ----------------
Balance, June 1, 2002                                81,465,757     $        815   $ 41,360,101(1)   $(41,805,741)    $   (444,825)
====================================================================================================================================
Issuance of common stock at $.03 to $.05
 per share (Note 6)                                   3,765,266               38        120,312                --          120,350
Collection of note receivable (Note 3)                       --               --         80,000                --           80,000
Issuance of common stock for services
 at $.04 to $.06 per share                            2,780,000               28        148,772                --          148,800
Conversion of debentures payable plus accrued
 interest at $.04 to $.05 per share (Note 4)         18,536,784              185        836,375                --          836,560
Value of warrants issued                                     --               --      1,735,650                --        1,735,650
Net loss                                                     --               --             --        (3,888,299)      (3,888,299)
------------------------------------------------------------------------------------------------------------------------------------
Balance, May 31, 2003                               106,547,807     $      1,066   $ 44,281,210      $(45,694,040)    $ (1,411,764)
====================================================================================================================================
Issuance of common stock at $.025 to $.034
 per share (Note 6)                                   1,800,752               18         50,422                --           50,440
Exercise of warrants and options at $.0172 to
 $.04 per share                                      11,184,175              112        285,832                --          285,944
Issuance of common stock for services
 at $.043 to $.117 per share                          1,126,496               11         59,841                --           59,852
Conversion of debentures payable plus accrued
 interest at $.017 to $.064 per share (Note 5)       50,497,133              505      1,757,123                --        1,757,628
Value of warrants issued                                     --               --      3,556,057                --        3,556,057
Net loss                                                     --               --             --        (4,149,978)      (4,149,978)
------------------------------------------------------------------------------------------------------------------------------------
Balance, May 31, 2004                               171,156,363     $      1,712   $ 49,990,485      $(49,844,018)    $    148,179
====================================================================================================================================

See accompanying report of independent registered certified public accounting firm, summary of accounting policies and notes to consolidated financial statements.

(1) Additional Paid-In Capital included a note receivable of $80,000 and additional paid-in capital of $41,440,101 at June 1, 2002.

                   Patriot Scientific Corporation Consolidated
                            Statements of Cash Flows


     Increase (Decrease) in Cash and Cash Equivalents

Years Ended May 31,                                               2004             2003
-------------------------------------------------------------------------------------------
Operating activities:
     Net loss                                                 $(4,149,978)     $(3,888,299)
     Adjustments to reconcile net loss
      to cash used in operating activities:
       Amortization and depreciation                              135,450          258,915
       Provision for doubtful accounts                                 --           24,000
        Non -cash interest expense related to convertible
          debentures, notes payable and warrants                2,293,922        1,304,957
     Gain on sale of technology                                   (75,500)              --
     Unrealized loss on marketable securities                      45,354               --
     Common stock, options and warrants issued for
         services                                                  59,852          148,800
       Changes in:
         Accounts receivable                                      (18,639)         (33,346)
         Prepaid and other assets                                (217,039)         216,195
         Accounts payable and accrued expenses                   (149,394)          83,016
-------------------------------------------------------------------------------------------
Net cash used in operating activities                          (2,075,972)      (1,885,762)
-------------------------------------------------------------------------------------------
Investing activities:
     Note receivable (Note 3)                                          --           60,000
     Proceeds from sale of technology                               7,500               --
     Purchase of property, equipment and patents, net             (36,123)         (62,194)
-------------------------------------------------------------------------------------------
Net cash used in investing activities                             (28,623)          (2,194)
-------------------------------------------------------------------------------------------
Financing activities:
     Proceeds from issuance of secured notes payable               12,320          180,000
     Payments for capital lease obligations                        (6,405)          (5,116)
     Proceeds from issuance of convertible debentures           2,175,000        1,507,000
     Proceeds from issuance of common stock                        50,440          120,350
     Proceeds from exercise of common stock warrants
      and options                                                 175,237               --
     Proceeds from sale of accounts receivable                     21,280           30,277
-------------------------------------------------------------------------------------------
Net cash provided by financing activities                       2,427,872        1,832,511
-------------------------------------------------------------------------------------------
Net decrease in cash and cash equivalents                         323,277          (55,445)
Cash and cash equivalents, beginning of year                       32,663           88,108
-------------------------------------------------------------------------------------------
Cash and cash equivalents, end of year                        $   355,940      $    32,663
===========================================================================================
Supplemental Disclosure of Cash Flow Information:

     Cash payments for interest                               $    17,220      $    15,083
     Convertible debentures, notes payable and accrued
      interest exchanged for common stock                     $ 1,757,628      $   836,560
     Debt discount                                            $ 2,873,167      $ 1,763,816
-------------------------------------------------------------------------------------------

See accompanying report of independent registered certified public accounting firm, summary of accounting policies and notes to consolidated financial statements.

PATRIOT SCIENTIFIC CORPORATION
SUMMARY OF ACCOUNTING POLICIES

ORGANIZATION AND BUSINESS

Patriot Scientific Corporation (the "Company") is engaged in the development, marketing, and sale of patented microprocessor technology and the sale of high-performance high-speed data communication products. The Company also owns innovative radar technology. The Company sold its antenna technology in August 1999.

BASIS OF PRESENTATION AND CONSOLIDATION

The consolidated financial statements have been prepared in accordance with generally accepted accounting principles and include the accounts of the Company, its majority owned subsidiaries, Metacomp, Inc. ("Metacomp") and Plasma Scientific Corporation. All material intercompany transactions and balances have been eliminated in consolidation.

RECLASSIFICATIONS

Certain reclassifications have been made to the 2003 financial statements in order for them to conform to the 2004 presentation. Such reclassifications have no impact on the Company's financial position or results of operations.

FINANCIAL INSTRUMENTS AND CONCENTRATIONS OF CREDIT RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments and trade accounts receivable.

When the Company has excess cash, the Company's cash equivalents are placed in high quality money market accounts with major financial institutions and high grade short-term commercial paper. The investment policy limits the Company's exposure to concentrations of credit risk. Money market accounts are federally insured; however, commercial paper is not insured. The Company has not experienced any losses in such accounts.

Concentrations of credit risk with respect to accounts receivable are limited due to the wide variety of customers and markets which comprise the Company's customer base, as well as their dispersion across many different geographic areas. The Company routinely assesses the financial strength of its customers and, as a consequence, believes that its accounts receivable credit risk exposure is limited. Generally, the Company does not require collateral or other security to support customer receivables.

The carrying value of financial instruments including cash, cash equivalents, accounts receivable, accounts payable and accrued liabilities approximate fair value because of the immediate or short-term maturity of these instruments. With respect to long-term debt, the carrying amounts approximate fair value due to the relative consistency in interest rates and the short term nature of the debt, with all debt maturing within two years of issuance.

MARKETABLE SECURITIES

As part of the sale of our gas plasma antenna technology we received restricted securities in a company that is traded on the OTC bulletin board. The securities can be traded under Rule 144 after July 2004. We reflect the value of those securities based on the closing price as of the end of our

PATRIOT SCIENTIFIC CORPORATION
SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

reporting period. Any unrealized gain or loss between reporting periods is reflected in our consolidated statement of operations as non-operating income or loss.

PROPERTY, EQUIPMENT AND DEPRECIATION

Property and equipment are stated at cost. Depreciation is computed over the estimated useful life of three to five years using the straight-line method. The Company follows the provisions of the Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment of Long-lived Assets." Long-lived assets and certain identifiable intangibles to be held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company continuously evaluates the recoverability of its long-lived assets based on estimated future cash flows and the estimated fair value of such long-lived assets, and provides for impairment if such undiscounted cash flows are insufficient to recover the carrying amount of the long-lived asset.

PATENTS AND TRADEMARKS

Patents and trademarks are carried at cost less accumulated amortization and are amortized over their estimated useful lives of four years. The carrying value of patents and trademarks is periodically reviewed and impairments, if any, are recognized when the expected future benefit to be derived from individual intangible assets is less than its carrying value determined based on the provisions of SFAS No. 144 as discussed above.

REVENUE RECOGNITION

We recognize revenue on the shipment to our customers of communication products, microprocessor integrated chips and evaluation boards. We also derive revenue from fees for the transfer of proven and reusable intellectual property components or the performance of engineering services. We enter into licensing agreements that will provide licensees the right to incorporate our intellectual property components in their products with terms and conditions that will vary by licensee. Generally, these payments will include a nonrefundable technology license fee, which will be payable upon the transfer of intellectual property, or a nonrefundable engineering service fee, which generally will be payable upon achievement of defined milestones. In addition, we anticipate these agreements will include royalty payments, which will be payable upon sale of a licensee's product, and maintenance and limited support fees. We will classify all revenue that involves the future sale of a licensee's products as royalty revenue. Royalty revenue will be generally recognized in the quarter in which a report is received from a licensee detailing the shipments of products incorporating our intellectual property components (i.e., in the quarter following the sale of licensed product by the licensee). We will classify all revenue that does not involve the future sale of a licensee's products, primarily license fees and engineering service fees and maintenance and support fees, as contract revenue. License fees will be recognized upon the execution of the license agreement and transfer of intellectual property, provided no further significant performance obligations exist and collectibility is deemed probable. Fees related to engineering services contracts, which will be performed on a best efforts basis and for which we will receive periodic milestone payments, will be recognized as revenue over the estimated development period, using a cost-based percentage of completion method. Annual maintenance and support fees, which will be

PATRIOT SCIENTIFIC CORPORATION
SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

renewable by the licensee, will be classified as contract revenue and will be amortized over the period of support, generally 12 months.

RESEARCH AND DEVELOPMENT COSTS

Research and development costs are expensed as incurred.

ADVERTISING

The Company expenses advertising costs as incurred. Advertising expenses were approximately none and $3,400 for the years ended May 31, 2004 and 2003.

INCOME TAXES

The Company accounts for income taxes under SFAS No. 109, "Accounting for Income Taxes". Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.
 Income tax expense is the combination of the tax payable for the year and the change during the year in deferred tax assets and liabilities.

NET LOSS PER SHARE

The Company applies SFAS No. 128, "Earnings Per Share" for the calculation of "Basic" and "Diluted" earnings (loss) per share. Basic earnings (loss) per share includes no dilution and is computed by dividing income (loss) available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share reflect the potential dilution of securities that could share in the earnings (loss) of an entity.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INVENTORIES

Inventories consist of raw materials, work in process and finished goods and are valued at the weighted average cost method, which approximates cost on a first-in, first-out basis, not in excess of market value. As of May 31, 2004 and 2003 both inventory amounts were fully reserved.

SALE OF ACCOUNTS RECEIVABLE

The Company has adopted SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" ("SFAS 140"). SFAS 140 provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured

PATRIOT SCIENTIFIC CORPORATION
SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

borrowings. A $400,000 factoring line established by the Company with a bank enables the Company to sell selected accounts receivable invoices to the bank with full recourse against the Company. These transactions qualify for a sale of assets since (1) the Company has transferred all of its right, title and interest in the selected accounts receivable invoices to the bank, (2) the bank may pledge, sell or transfer the selected accounts receivable invoices, and (3) the Company has no effective control over the selected accounts receivable invoices since it is not entitled to or obligated to repurchase or redeem the invoices before their maturity and it does not have the ability to unilaterally cause the bank to return the invoices. Under SFAS 140, after a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished. During fiscal 2004 and 2003, the Company sold approximately $27,000 and $38,000, respectively, of its accounts receivable to a bank under a factoring agreement for approximately $21,000 and $30,000, respectively. Pursuant to the provisions of SFAS 140, the Company reflected the transaction as a sale of assets and established an accounts receivable from the bank for the retained amount less the costs of the transaction and less any anticipated future loss in the value of the retained asset. The retained amount is equal to 20% of the total accounts receivable invoice sold to the bank less 1% of the total invoice as an administrative fee and 1.75% per month of the total outstanding accounts receivable invoices as a finance fee. The estimated future loss reserve for each receivable included in the estimated value of the retained asset is based on the payment history of the accounts receivable customer. At May 31, 2004, there was no outstanding balance and $400,000 was available for future factoring of accounts receivable invoices.

STOCK OPTIONS

The Company applies Accounting Principles Board ("APB") Opinion 25, "Accounting for Stock Issued to Employees," and related Interpretations in accounting for all stock option plans. Under APB Opinion 25, compensation cost has been recognized for stock options granted to employees when the option price is less than the market price of the underlying common stock on the date of grant.

SFAS No. 123, "Accounting for Stock-Based Compensation," and SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and disclosure," require the Company to provide pro forma information regarding net income as if compensation cost for the Company's stock option plans had been determined in accordance with the fair value based method prescribed in SFAS No. 123. To provide the required pro forma information, the Company estimates the fair value of each stock option at the grant date by using the Black-Scholes option-pricing model. SFAS No. 148 also provides for alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. The Company has elected to continue to account for stock based compensation under APB No. 25.

The Company applies SFAS No. 123 in valuing options granted to consultants and estimates the fair value of such options using the Black-Scholes option-pricing model. The fair value is recorded as consulting expense as services are provided. Options granted to consultants for which vesting is contingent based on future performance are measured at their then current fair value at each period end, until vested.

PATRIOT SCIENTIFIC CORPORATION
SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

Under the accounting provisions for SFAS No. 123, the Company's net loss per share would have been increased by the pro forma amounts indicated below:

                                                   2004                 2003
--------------------------------------------------------------------------------
Net loss as reported                           $(4,149,978)         $(3,888,299)
Compensation expense                              (152,074)            (289,023)
                                               -----------          -----------
Net loss pro forma                             $(4,302,052)         $(4,177,322)
                                               ===========          ===========
As reported per share
      Basic and diluted loss                   $     (0.03)         $     (0.04)
                                               ===========          ===========
Pro forma per share
      Basic and diluted loss                   $     (0.03)         $     (0.04)
                                               -----------          -----------

RECENT ACCOUNTING PRONOUNCEMENTS

In April 2003, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 149 requires that contracts with comparable characteristics be accounted for similarly. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. The adoption of this statement did not impact our financial position or results of operations.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities. The adoption of this statement did not impact our financial position or results of operations.

PATRIOT SCIENTIFIC CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.   CONTINUED EXISTENCE AND MANAGEMENT'S PLAN

Our consolidated financial statements are presented on the going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Our ability to continue as a going concern is contingent upon our obtaining sufficient financing to sustain our operations. We incurred a net loss of $4,149,978 and $3,888,299 and negative cash flow from operations of $2,171,896 and $1,885,762 in the years ended May 31, 2004 and 2003. At May 31, 2004, we had cash and cash equivalents of $355,940. We have historically funded our operations primarily through the issuance of securities and debt financings. Cash and cash equivalents increased $323,277 during the year ended May 31, 2004.

We estimate our current cash requirements to sustain our operations for the next twelve months through May 2005 to be $1.8 million. Since we are no longer supporting the communications product line, we are assuming that there will be no communications product revenue. We have issued 8% convertible debentures as our primary source of funding since 2002. At the option of the debenture holders, they may purchase additional debentures up to $1 million at any time during the two years following their purchase as long as the price of our common stock is in excess of $0.20 per share. During the year ended May 31, 2004, we obtained $2,175,000 from the issuance of convertible debentures, $50,440 from the sale of equity to several private investors, $183,270 from the exercise of warrants and $12,320 from short term notes entered into with a related party.

If the optional amounts under the convertible debentures are not raised in sufficient amounts, then we may not have funds sufficient to meet our cash requirements. In such circumstances, we would need to secure additional debt and/or equity financings with individual or institutional investors. In addition, we would be required to make additional cost reductions if our cash requirements cannot be met from external sources. We expect that the $1.8 million requirement will be provided by:

      o     additional debt and/or equity financings;

      o proceeds from the exercise of outstanding stock options and warrants; and

      o     proceeds from revenue contracts and patent enforcement activities.

In addition, we have formulated additional cost reduction plans which can be implemented if the required funds are not obtainable. As of May 31, 2004, we also have remaining $400,000 under an accounts receivable factoring agreement with our bank.

We anticipate our future revenue to be derived primarily from the sale of licenses, royalties and the proceeds from litigation or settlements of patent infringement cases. To receive this revenue, we may require additional equipment, fabrication, components and supplies during the next twelve months to support potential customer requirements and further develop our technologies and to fund the expenses of protracted patent enforcement litigation. Product introductions such as those

PATRIOT SCIENTIFIC CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

currently underway for the Ignite I may require significant product launch, marketing personnel and other expenditures that cannot be currently estimated. Further, if expanded development is commenced or new generations of microprocessor technology are accelerated beyond current plans, additional expenditures we cannot currently estimate, may be required. It is possible therefore, that higher levels of expenditures may be required than we currently contemplate resulting from changes in development plans or as required to support new developments or commercialization activities or otherwise.

If we are unable to obtain the necessary funds, we could be forced to substantially curtail or cease operations, which would have a material adverse effect on our business. Further, there can be no assurance that required funds, if available, will be available on attractive terms or that they will not have a significantly dilutive effect on our existing shareholders. As such, there is substantial doubt about our ability to continue as a going concern. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from our possible inability to continue as a going concern.


2. PROPERTY AND EQUITMENT

                                                                May 31,
                                                       -------------------------
                                                          2004           2003
================================================================================
Computer equipment and software                        $1,660,707     $1,660,707
Furniture and fixtures                                    499,274        499,274
Laboratory equipment                                      205,594        205,594
                                                       ----------     ----------
                                                        2,365,575      2,365,575

Less accumulated depreciation and amortization          2,297,186      2,212,045
                                                       ----------     ----------
Net property and equipment                             $   68,389     $  153,530
================================================================================
Depreciation expense was $85,141 and $131,958
for the years ended May 31, 2004 and 2003


3.    NOTE RECEIVABLE

In June 2000, the Company entered into a three-year, $80,000 Secured Promissory Note Receivable with an individual who was, at the time of the issuance of the note, an executive officer of the Company. The note had an interest rate of 6% per annum with interest payments due semi-annually and the principal due at the maturity of the note. The individual pledged 100,000 shares of the Company's common stock that he held on the date of issuance as security for this note. In April 2003, the Company negotiated an early payment discount and the individual paid $60,000 to retire

PATRIOT SCIENTIFIC CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

this note. The balance of $20,000 was written off to bad debt expense during the year ended May 31, 2003.

4.    SECURED NOTES PAYABLE

We previously replaced and superceded a previously issued Secured Promissory Note with Swartz with an Amended Secured Promissory Note and Agreement with an effective date of October 9, 2001, an Addendum to Amended Secured Promissory Note dated March 12, 2002 and an Antidilution Agreement and Addendum to Warrants dated March 19, 2003. On March 23, 2004, the amended note, which had a principal balance of $635,276 plus accrued interest of $87,891, was exchanged for an 8% convertible debenture for $723,167 with a maturity date of March 23, 2006.

As part of the consideration for entering into the original amended note, we agreed to issue warrants to Swartz related to each advance against the note. In connection with each advance, we issued to Swartz a warrant to purchase a number of shares of common stock equal to the amount of the advance multiplied by 8.25 at an initial exercise price equal to the lesser of (a) the factor of the average of the volume weighted average price per share, as defined by Bloomberg L.P., for each trading day in the period beginning on the date of the previous advance and ending on the trading day immediately preceding the date of the current advance multiplied by .70 or (b) the volume weighted average price per share minus $0.05. In addition, we were obligated under the addendum to the note to issue to Swartz warrants equal to 20% of the common stock issued between March 12, 2002 and April 1, 2003 and we are obligated under the antidilution agreement to issue to Swartz warrants equal to 30% of the common stock issued subsequent to April 1, 2003 to any parties other than Swartz. In addition, we agreed to extend the expiration date to December 31, 2006 on certain warrants that were to expire previous to December 31, 2006. In exchange for these concessions, Swartz agreed to extend the due date to March 1, 2004 on a note for $635,276 net of accrued interest and allowed us to unreserve 20,007,350 shares that had been reserved for the exercise of warrants for a period the sooner of
1) March 19, 2004, or 2) 90 days after the date on which our common stock exceeded $0.375 for 10 consecutive trading days.

As of May 31, 2004 we issued warrants to purchase up to 28,286,208 shares of our common stock in accordance with the amended note agreements and antidilution agreement. The warrants issued were valued using the Black-Scholes pricing model based on the expected fair value at issuance and the estimated fair value was also recorded as debt discount.

As part of the consideration for exchanging the note for an 8% convertible debenture, we agreed to extend the expiration dates on certain outstanding warrants to April 1, 2011.

In January 2004, a note held by an affiliate for $200,353 plus accrued interest of $8,033 was partially used to exercise a warrant with the balance of $100,000 converted into four one year $25,000 notes due January 9, 2005 issued to four heirs of the estate over which the affiliate is a trustee. The interest rate on the four notes is 6% and the notes are secured by the assets of the company.

PATRIOT SCIENTIFIC CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

5.    CONVERTIBLE DEBENTURES

Overview. From April 23, 2002 through May 11, 2004, we sold an aggregate of $4,913,167 of convertible debentures, ranging from 8% to 12%, to a group of twenty-four investors. The convertible debentures entitle the debenture holder to convert the principal and unpaid accrued interest into our common stock for two years from the date of closing.

Number of Shares Debentures May Be Converted Into. The debentures can be converted into a number of our common shares at conversion prices that initially equaled $0.0172 to $0.10289 per share.

Resets of Conversion Price and Conversion Shares. A reset date occurs on each three month anniversary of the closing date of each debenture and on the date the registration statement becomes effective. If the volume weighted average price for our common stock for the ten days previous to the reset date is less than the conversion price in effect at the time of the reset date, then the number of common shares issuable to the selling shareholder on conversion will be increased. If the conversion price is reset, the debenture can be converted into a number of our common shares based on the following calculation: the amount of the debenture plus any unpaid accrued interest divided by the reset conversion price which shall equal the volume weighted average price for our common stock for the ten days previous to the reset date.

Warrants. Concurrent with the issuance of the convertible debentures, we issued to the debenture holders warrants to purchase shares of our common stock. These warrants are exercisable for five years from the date of issuance at either initial negotiated exercise prices or prices equal to 115% of the volume weighted average price for our common stock for the ten days previous to the debenture date. The warrant exercise price is generally subject to being reset on each six month anniversary of its issuance, however, if the warrant holder elects to have the warrant shares registered, then the exercise price is fixed at the price in effect on the date of the election.

Options to Purchase Additional Debentures. Subject to the price of our common stock being equal to or greater than $0.20 per share and a two year limitation, the debenture holders may purchase additional debentures equal to the value of their initial debentures. The price at which the optional additional debentures could be converted would initially equal 115% of the volume weighted average price for our common stock for the ten days previous to the date on which the optional additional debentures were closed. The optional additional debentures would carry the same warrant amounts and reset privileges as the initial debentures.

Shareholder Approval. We may currently issue more than 20% of our outstanding shares under the convertible debentures. If we become listed on the NASDAQ Small Cap Market or NASDAQ National Market, then we must get shareholder approval to issue more than 20% of our outstanding shares. Since we are currently a bulletin board company, we do not need shareholder approval.

Restrictive Covenants. For a period of 18 months from the date of the debentures, we are prohibited from certain transactions. These include the issuance of any debt or equity securities in a private transaction which are convertible or exercisable into shares of common stock at a price based on the

PATRIOT SCIENTIFIC CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

trading price of the common stock at any time after the initial issuance of such securities; the issuance of any debt or equity securities with a fixed conversion or exercise price subject to adjustment; and any private equity line type agreements without obtaining the debenture holders' prior written approval.

Right of First Refusal. The debenture holders have a right of first refusal to purchase or participate in any equity securities offered by us in any private transaction which closes on or prior to the date that is two years after the issue date of each debenture.

Registration Rights. Except for one debenture issued on March 23, 2004, we are responsible for registering the resale of the shares of our common stock which will be issued on the conversion of the debentures. As of May 31, 2004, there have been five registration statements (designated A through E).

Security Interest.  The convertible debentures are secured by our assets.

The following tables present the status, as of May 31, 2004, of our convertible debentures:


                                       Principal       Conversion Prices             Effective        Shares         Warrant
           Dates of     Aggregate       Balance       -------------------          Registration     Converted at      Shares
Series     Issuance     Principal      at 5/31/04     Initial       Reset              Date         May 31, 2004      Issued
------     --------     ---------      ----------     -------       -----              ----         ------------      ------
A         4/23/2002-   $1,000,000     $   25,000     $0.08616-     $0.04190-         10/29/2002      23,441,662     12,859,175
          6/10/2002                                  $0.10289      $0.04457

B         8/23/2002-   $  605,000     $  107,500     $0.05126-     $0.04381-           3/7/2003      11,620,528     11,234,835
          1/24/2003                                  $0.0727       $0.04722

C         3/24/2002-   $  510,000     $   10,000     $0.041-       $0.041-            6/26/2003      10,179,007      9,377,943
          6/9/2003                                   $0.065        $0.065

D         8/1/2003-    $  547,500     $   55,000     $0.0172-      $0.0172-          11/18/2003      23,792,725     22,455,355
          10/21/2003                                 $0.048        $0.0477

E         12/1/2003-   $1,527,500     $1,527,500     $0.0267-      $0.0267-            6/7/2004              --     30,395,392
          5/11/2004                                  $0.10         $0.10

F         3/23/2004    $  723,167     $  723,167     $0.09         $0.09         Not Registered              --      8,035,192
                       -------------------------                                                     -------------------------
Totals                 $4,913,167     $2,448,167                                                     69,033,922     94,357,892

PATRIOT SCIENTIFIC CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)





Convertible debentures issued since April 23, 2002                  $ 4,913,167
Less amounts converted to common stock                               (2,465,000)
                                                                    -----------
                                                                      2,448,167
Less debt discount                                                   (2,075,146)
                                                                    -----------
Convertible debentures at May 31, 2004                                  373,021
Less current portion                                                    145,320
                                                                    -----------
Long term portion                                                   $   227,701
                                                                    ===========

Maturity dates of outstanding convertible debentures
 June 10, 2004                                                      $    25,000
 October 29, 2004                                                       107,500
 April 15, 2005                                                          10,000
 August 1, 2005                                                          25,000
 September 30, 2005                                                      30,000
 December 1, 2005                                                        25,000
 January 23, 2006                                                       275,000
 February 2, 2006                                                       325,000
 March 23, 2006                                                         723,167
 March 24, 2006                                                         315,900
 April 26, 2006                                                         100,000
 May 11, 2006                                                           486,600
                                                                    -----------
                                                                    $ 2,448,167
                                                                    ===========


6.    STOCKHOLDERS' EQUITY (DEFICIT)

During fiscal 2004, the Company's shareholders approved an increase in the authorized number of common shares from 200,000,000 to 400,000,000.

PRIVATE STOCK OFFERINGS

During fiscal 2004, 1,800,752 restricted shares of common stock were issued to a group of individual investors for $50,440 and 1,126,496 shares of common stock were issued to a vendor in satisfaction of $59,852 of trade accounts payable.

During fiscal 2003, 3,765,266 restricted shares of common stock were issued to a group of individual investors for $120,350; 2,000,000 shares of common stock were issued to a consultant in exchange for services valued at $110,000; and 400,000 shares valued at $16,000 were issued to a former executive of the company as partial settlement of a legal action. The fair value (as determined by the quoted market price) for the consulting services and legal settlement were recorded as additional general and administrative expense during the year ended May 31, 2003. Also, during fiscal 2003, the Company issued 380,000 shares of common stock to a vendor in satisfaction of $22,800 of trade accounts payable.

WARRANTS

At May 31, 2004, the Company had warrants outstanding to purchase 121,349,420 shares of common stock at exercise prices ranging from $0.0172 to $0.65 per share expiring beginning in

PATRIOT SCIENTIFIC CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

2004 through 2011. During fiscal 2004, the Company issued warrants to purchase 73,436,127 shares of common stock at exercise prices ranging from $0.0172 to $0.10 per share and issued 11,079,175 shares of common stock on the exercise of warrants at exercise prices ranging from $0.0172 to $0.04 per share.

At May 31, 2003, the Company had warrants outstanding to purchase 58,992,468 shares of common stock at exercise prices ranging from $0.033 to $1.12 per share expiring beginning in 2004 through 2008. During fiscal 2003, the Company issued warrants to purchase 35,005,013 shares of common stock at exercise prices ranging from $0.04 to $0.065 per share.

The following table presents the outstanding warrants at May 31:

                                                       2004              2003
                                                   -----------        ----------
Issued in conjunction with
 Convertible debentures                             83,278,716        31,164,260
 Anti-dilution agreements                           15,398,058         5,355,562
 Equity lines of credit                             18,765,369        18,765,369
 Other                                               3,907,277         3,707,277
                                                   -----------        ----------
        Total warrants outstanding                 121,349,420        58,992,468
                                                   -----------        ----------

1992 INCENTIVE STOCK OPTION PLAN ("ISO")

The Company has an ISO Plan which expired March 20, 2002. The ISO Plan provided for grants to either full or part time employees, at the discretion of the board of directors, to purchase common stock of the Company at a price not less than the fair market value of the shares on the date of grant. In the case of a significant stockholder, the option price of the share could not be less than 110 percent of the fair market value of the share on the date of grant. Any options granted under the ISO Plan must be exercised within ten years of the date they were granted (five years in the case of a significant stockholder). At May 31, 2004, options to purchase up to 17,500 shares of common stock remained outstanding and will expire in July 2004.

1992 NON-STATUTORY STOCK OPTION PLAN("NSO")

The Company has an NSO Plan which expired March 20, 2002. The NSO Plan provided, at the discretion of the board of directors, for grants to either full or part time employees, directors and consultants of the Company to purchase common stock of the Company at a price not less than the fair market value of the shares on the date of grant. Any options granted under the NSO Plan must be exercised within ten years of the date they were granted. At May 31, 2004, options to purchase up to 50,000 shares of common stock remained outstanding and will expire in 2005.

PATRIOT SCIENTIFIC CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

1996 STOCK OPTION PLAN

Effective March 1996, the Company adopted the 1996 Stock Option Plan, which was amended by the Stockholders in December 1997, expiring March 24, 2006, reserving for issuance 4,000,000 shares of the Company's common stock. The 1996 Stock Option Plan provides, at the discretion of the board of directors, for grants to either full or part time employees, directors and consultants of the Company to purchase common stock of the Company at a price not less than the fair market value on the date of grant for incentive stock options or not less than 85% of the fair market value on the date of grant for non-qualified stock options. In the case of a significant stockholder, the option price of the share is not less than 110 percent of the fair market value of the shares on the date of grant. Any option granted under the 1996 Stock Option Plan must be exercised within ten years of the date they are granted (five years in the case of a significant stockholder). During the fiscal years ended May 31, 2004 and 2003, the Company granted options to purchase none and 340,500 shares of stock at market value.

2001 STOCK OPTION PLAN

Effective February 2001, the Company adopted the 2001 Stock Option Plan, expiring February 21, 2011, reserving for issuance 3,000,000 shares of the Company's common stock. The 2001 Stock Option Plan provides, at the discretion of the board of directors, for grants to either full or part time employees, directors and consultants of the Company to purchase common stock of the Company at a price not less than the fair market value on the date of grant for incentive stock options or not less than 85% of the fair market value on the date of grant for non-qualified stock options. In the case of a significant stockholder, the option price of the share is not less than 110 percent of the fair market value of the shares on the date of grant. Any option granted under the 2001 Stock Option Plan must be exercised within ten years of the date they are granted (five years in the case of a significant stockholder). During the fiscal years ended May 31, 2004 and 2003, the Company granted options to purchase none and 875,000 shares of stock at market value.

2003 STOCK OPTION PLAN

Effective July 2003, the Company adopted the 2003 Stock Option Plan, expiring July 2, 2013, reserving for issuance 6,000,000 shares of the Company's common stock. The 2003 Stock Option Plan provides, at the discretion of the board of directors, for grants to either full or part time employees, directors and consultants of the Company to purchase common stock of the Company at a price not less than the fair market value on the date of grant for incentive stock options or not less than 85% of the fair market value on the date of grant for non-qualified stock options. In the case of a significant stockholder, the option price of the share is not less than 110 percent of the fair market value of the shares on the date of grant. Any option granted under the 2003 Stock Option Plan must be exercised within ten years of the date they are granted (five years in the case of a significant stockholder). During the fiscal year ended May 31, 2004, the Company granted options to purchase 2,210,000 shares of stock at market value.

PATRIOT SCIENTIFIC CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

SFAS No. 123, "Accounting for Stock-Based Compensation," requires the Company to provide pro forma information regarding net loss and net loss per share as if compensation costs for the Company's stock option plans and other stock awards had been determined in accordance with the fair value based method prescribed in SFAS No. 123. The Company estimates the fair value of each stock award at the grant date by using the Black-Scholes option-pricing model with the following weighted-average assumptions used for the two years ended May 31, 2004 and 2003, respectively: dividend yield of zero percent for both years; expected volatility of 107 to 127 and 100 to 120, risk-free interest rates of 2.1 to 3.9 and 2.3 to 4.3; and expected lives of 3 to 5 years for both years.

A summary of the status of the Company's stock option plans and warrants as of May 31, 2004, 2003 and 2002 and changes during the years ending on those dates is presented below:

                                                                 Options                     Warrants
                                                         -------------------------   --------------------------
                                                                        Weighted                       Weighted
                                                                         Average                       Average
                                                                        Exercise                       Exercise
                                                            Shares       Price         Shares           Price
---------------------------------------------------------------------------------------------------------------
Outstanding, June 1, 2002                                  4,249,739      $   0.39    24,477,724      $   0.11
===============================================================================================================
   Granted                                                 1,215,500          0.05    35,005,013          0.05
   Cancelled                                                (411,239)         0.81      (490,269)         0.30
   Exercised                                                       0                                     --
---------------------------------------------------------------------------------------------------------------
Outstanding, May 31, 2003                                  5,054,000      $   0.28    58,992,468      $   0.06
===============================================================================================================
   Granted                                                 2,210,000          0.06    73,436,127          0.05
   Cancelled                                                (156,000)         0.13            --
   Exercised                                                (105,000)         0.05   (11,079,175)         0.03
---------------------------------------------------------------------------------------------------------------
Outstanding, May 31, 2004                                  7,003,000      $   0.21   121,349,420      $   0.05
===============================================================================================================


---------------------------------------------------------------------------------------------------------------
Exercisable, May 31, 2003                                  4,138,633      $   0.29    57,992,468      $   0.06
===============================================================================================================
Exercisable, May 31, 2004                                  5,904,434      $   0.24   120,149,420      $   0.05
===============================================================================================================
Weighted average fair value of options and warrants
   granted during the year ended May 31, 2003                             $   0.04                    $   0.05
Weighted average fair value of options and warrants
   granted during the year ended May 31, 2004                             $   0.05                    $   0.06
===============================================================================================================


Included in the above table are certain options for which vesting is contingent based on various future performance measures.

PATRIOT SCIENTIFIC CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

The following table summarizes information about stock options and warrants outstanding at May 31, 2004:

                                  Outstanding                                        Exercisable
                  ------------------------------------------------      ---------------------------------
                                     Weighted
                                      Average           Weighted                                Weighted
    Range of                         Remaining           Average                                 Average
    Exercise         Number         Contractual         Exercise              Number             Exercise
     Prices        Outstanding         Life               Price             Exercisable           Price
=========================================================================================================
Options
  $ 0.0345-0.059      2,380,000         4.24          $      0.04             1,370,000         $   0.05
       0.07-0.09      1,365,500         2.96                 0.08             1,526,934             0.08
     0.11-0.1325      2,340,000         2.93                 0.11             2,090,000             0.11
       0.61-1.18        525,000         1.02                 0.93               525,000             0.93
           1.325        392,500         1.00                 1.33               392,500             1.33
---------------------------------------------------------------------------------------------------------
  $ 0.0345-1.325      7,003,000         3.13          $      0.21             5,904,434         $   0.24


Warrants
  $ 0.0172-0.039     29,634,938         6.79          $      0.03            29,634,938         $   0.03
      0.04-0.044     39,156,429         6.26                 0.04            39,156,429             0.04
     0.045-0.049     21,057,218         5.95                 0.05            21,057,218             0.05
      0.05-0.094     27,793,558         6.32                 0.08            26,593,558             0.08
       0.10-0.65      3,707,277         2.87                 0.13             3,707,277             0.13
---------------------------------------------------------------------------------------------------------
  $  0.0172-0.65    121,349,420         6.25          $      0.05           120,149,420         $   0.05



7.    NET LOSS PER SHARE

The Company has implemented Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share." SFAS No. 128 provides for the calculation of "Basic" and "Diluted" earnings per share ("EPS"). Basic EPS includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution of securities that could share in the earnings of an entity. The Company's net losses for the periods presented cause the inclusion of potential common stock instruments outstanding to be antidilutive and, therefore, in accordance with SFAS No. 128, the Company is not required to present a diluted EPS. During the years ended May 31, 2004 and 2003, common stock options and warrants convertible or exercisable into approximately 128,352,420 and 64,046,468 shares of common stock were not included in diluted loss per share as the effect was antidilutive due to the Company recording losses in each of those years.

PATRIOT SCIENTIFIC CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



  8.     INCOME TAXES

The net deferred tax asset recorded and its approximate tax effect consisted of the following:

                                                              May 31,
                                                  ------------------------------
                                                      2004               2003
================================================================================
Net operating loss carryforwards                  $12,873,000        $12,073,000
Purchased technology                                  371,000            420,000
Depreciation and amortization                       1,434,000          1,607,000
Other, net                                             54,000            191,000
----------------------------------------------------------------   -------------
                                                   14,732,000         14,291,000
Valuation allowance                                14,732,000         14,291,000
----------------------------------------------------------------   -------------
Net deferred tax asset                            $        --        $        --
================================================================   =============

A reconciliation of the income taxes at the federal statutory rate to the effective tax rate is as follows:


May 31,                                                                         2004             2003
=========================================================================================================
   Federal income tax benefit computed at the Federal statutory rate     $(1,411,000)     $(1,322,000)
   State income tax benefit net of Federal benefit                          (242,000)        (139,000)
   Other- permanent differences                                            1,212,000          521,000
   Expiration of state net operating loss carryforwards                           --           95,000
   Change in valuation allowance                                             441,000          845,000
---------------------------------------------------------------------------------------------------------
Income tax benefit                                                       $        --      $        --
=========================================================================================================

As of May 31, 2004 and 2003, valuation allowances equal to the net deferred tax asset recognized have been recorded, as management has not determined that it is more likely than not that the deferred tax asset will be realized. No current tax provision was recorded for fiscal 2004 and 2003 due to reported losses. The valuation allowance increased $441,000 for the year ended May 31, 2004 and $845,000 for the year ended May 31, 2003.

At May 31, 2004, the Company has federal net operating loss carryforwards of approximately $34,290,000 that expire through 2023 and are subject to certain limitations under the Internal Revenue Code of 1986, as amended. As such, certain federal net operating loss carryforwards may expire unused.

At May 31, 2004, the Company has state net operating loss carryforwards of approximately $20,244,000 that expire through 2011. The state of California suspended the utilization of net

PATRIOT SCIENTIFIC CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

operating losses for 2002 and 2003.

9.   PROFIT-SHARING PLAN

Effective July 1, 1993, the Company adopted a savings and profit-sharing plan that allows participants to make contributions by salary reduction pursuant to
Section 401(k) of the Internal Revenue Code. At the Company's discretion, the Company may match contributions at 20% of the employee's contribution up to 6% of the employee's salary. The Company contributions are vested 20% per year beginning with the first year of service. The Company made no matching contribution in fiscal 2004 or 2003.

10.      COMMITMENTS AND CONTINGENCIES

LITIGATION

In December 2003, the Company filed several lawsuits in United States District Courts against companies it contends are infringing on its patent number 5,809,336 entitled "High Performance Microprocessor Having Variable Speed Clock." The defendants and suits are as follows:

Defendant                           U.S. District Court                         Case Number
---------                           -------------------                         -----------
Sony Corporation of America         Southern District of New York               03CV10142

Fujitsu                             Northern District of California             C035787

Toshiba America, Inc.               Southern District of New York               03CV10180

NEC USA, Inc.                       Eastern District of New York                CV036432

Matsushita                          District of New Jersey                      03CV06210

The Company is requesting the courts to enjoin the defendants from making use of our patent and are requesting damages for past infringements. In February, with the consent of the defendants and the Company, the above five actions were consolidated into the Fujitsu action in the Northern District of California under case number C035787.

In February 2004, Intel Corporation filed a lawsuit against the Company in the United States District Court- Northern District of California, case number C040439, in which they are requesting a declaratory judgment that their microprocessors, used by the defendants in our consolidated suit, do not infringe the Company's patent. The Company filed a counterclaim against Intel contending that they also are infringing on its patent, and Intel asserted an affirmative defense that the Company's 5,809,336 patent is invalid.

Also in February 2004, the Company filed a lawsuit in the United States District Court- Northern

PATRIOT SCIENTIFIC CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

District of California, case number C040618, against Charles H. Moore, Technology Properties Limited, and Daniel E. Leckrone. The Company is requesting the court to declare inventorship and ownership on each of its granted patents related to the suits discussed above and other unasserted claims of infringement Patriot believes it has.

The Intel lawsuit has been stayed pending the results of the Moore lawsuit.

OPERATING AND CAPITAL LEASES

The Company is obligated under employment contracts with certain key employees to pay severance upon termination under certain defined conditions. Generally, unless relieved of their duties for cause, the executive officers are entitled to severance pay equal to two to four months of their then current monthly salary. In the case of a change in control, generally, the executive officers are entitled to severance pay equal to twelve months of their then current monthly salary unless they continue to work for the new controlling interest in the same function as previous to the change.

The Company granted a lien and security interest in substantially all of its assets to the bank under the accounts receivable factoring line and to investors under its notes payable and convertible debentures.

The Company has one capital lease at May 31, 2004.

Future minimum lease payments are as follows:

Year ending May 31,
   2005                                                                $  9,562
   2006                                                                   2,391
--------------------------------------------------------------------------------
Total minimum lease payments                                             11,953
Amount representing interest                                              1,627
--------------------------------------------------------------------------------
Present value of minimum lease payments                                  10,326

Total obligation                                                         10,326
Less current portion                                                     (8,020)
--------------------------------------------------------------------------------
Long-term portion                                                      $  2,306
================================================================================

Capital leases included in fixed assets at May 31, 2004 and 2003, were $3,471 and $11,803, net of an allowance for depreciation of $21,524 and $13,192. Depreciation expense related to the capitalized lease was $8,332 and $8,332 for the years ended May 31, 2004 and 2003.

PATRIOT SCIENTIFIC CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


The Company has a non-cancellabe operating lease for its office and manufacturing facilities located in San Diego, California.

Future minimum lease payments required under the operating lease are as follows:

Years ending May 31,
================================================================================
                                           Gross          Sublease         Net
                                          Payments         Income       Payments
2005                                      $135,454       $ 70,470       $ 64,984
2006                                       141,658         72,540         69,118
2007                                        23,782         12,150         11,632
Thereafter                                      --             --             --
--------------------------------------------------------------------------------
Total minimum lease payments              $300,894       $155,160       $145,734
================================================================================

Rent expense for fiscal 2004 and 2003 was $181,135 and $189,423, respectively.

11.   SEGMENT INFORMATION

EXPORT SALES

The Company is engaged in one business segment, the development and marketing of microprocessor technology related products and licenses. Telecommunication products have reached the end of their life cycles and no longer provide any significant sales. During the fiscal years ended May 31, 2004 and 2003, the Company's product sales of high technology computer products and licenses were $13,615 and $31,340 and telecommunication products and licenses were $62,802 and $92,563.

For the purpose of allocating revenues by geographic location, the Company uses the physical location of its customers as its basis. During the fiscal years ended May 31, 2004 and 2003, the Company's sales by geographic location consisted of the following:

PATRIOT SCIENTIFIC CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


                                                     2004             2003
                                                  ------------     ----------
Domestic sales                                    $ 70,000           $113,000

Foreign sales:
      Europe                                         6,000             11,000
                                                  ---------------------------
Total foreign sales                                  6,000             11,000
                                                  ---------------------------
Total net product sales                           $ 76,000           $124,000
                                                  ===========================

The Company has no foreign assets.

SALES TO MAJOR CUSTOMERS

During the fiscal years ended May 31, 2004 and 2003, revenues from significant customers consisted of the following:


                       2004                         2003
               -------------------       ---------------------
Customer       Sales       Percent       Sales         Percent
--------       -----       -------       -----         -------
A            $25,000         33.2%       $   --           --
B             18,000         22.9%           --           --
C              9,000         11.9%           --           --
D                 --           --        43,000         34.3%
E                 --           --        23,000         18.6%
F                 --           --        15,000         11.9%
G                 --           --        15,000         11.9%

12.   RELATED PARTY TRANSACTIONS

During fiscal year 2004, we sold services totaling $25,352 to a company owned by one of our officers.

                         PATRIOT SCIENTIFIC CORPORATION
                           CONSOLIDATED BALANCE SHEETS

                                                                            November 30,        May 31,
                                                                               2004              2004
                                                                           ------------      ------------
                                                                           (Unaudited)
                             ASSETS (Notes 4 and 5)
 Current assets:
       Cash and cash equivalents                                           $    172,736      $    355,940
       Marketable securities                                                     10,427            22,646
       Accounts receivable                                                        3,593             1,225
       Prepaid expenses                                                         243,990           322,068
                                                                           ------------      ------------
 Total current assets                                                           430,746           701,879

 Property and equipment, net                                                     45,256            68,389

 Other assets                                                                    23,891            41,221

 Patents and trademarks, net of accumulated
   amortization of $525,399 and $501,235                                         90,575           114,739
                                                                           ------------      ------------
                                                                           $    590,468      $    926,228
                                                                           ============      ============

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

 Current liabilities:

Current portion of convertible debentures, net of debt
discount of $2,093 and $27,180 (Note 5)                                    $     37,907      $    145,320


       Secured notes payable to shareholders (Note 4)                           100,000           100,000
       Accounts payable                                                         101,349           134,600
       Accrued liabilities                                                      132,145           160,102
       Current portion of capital lease obligation                                6,541             8,020
                                                                           ------------      ------------
 Total current liabilities                                                      377,942           548,042


 Convertible debentures, net of debt discount of $1,372,907
   and $2,047,966 (Note 5)                                                      484,760           227,701

 Long term portion of capital lease obligation                                       --             2,306
 Stockholders' equity (deficit) (Notes 5 and 6)
       Preferred stock, $.00001 par value; 5,000,000 shares
        authorized none outstanding                                                  --                --
       Common stock, $.00001 par value; 400,000,000 shares
        authorized; issued and outstanding 210,916,855 and 171,156,363            2,109             1,712
       Additional paid-in capital                                            51,749,267        49,990,485
       Accumulated deficit                                                  (52,023,610)      (49,844,018)
                                                                           ------------      ------------
 Total stockholders' equity (deficit)                                          (272,234)          148,179
                                                                           ------------      ------------
                                                                           $    590,468      $    926,228
                                                                           ============      ============

See accompanying summary of accounting policies and notes to unaudited consolidated financial statements.

                   PATRIOT SCIENTIFIC CORPORATION CONSOLIDATED
                            STATEMENTS OF OPERATIONS

                                   (Unaudited)

                                                      Three Months Ended                   Six Months Ended
                                             --------------------------------      --------------------------------
                                               November 30,     November 30,        November 30,       November 30,
                                                  2004             2003                2004               2003
                                             -------------      -------------      -------------      -------------
Net sales                                    $      18,748      $      51,960      $      21,298      $      63,200
Cost of sales                                           --              4,259                 --             10,472
                                             -------------      -------------      -------------      -------------
Gross profit                                        18,748             47,701             21,298             52,728

Operating expenses:

    Research and development                        54,037            112,391            182,341            261,513
    Selling, general and
     administrative                                392,552            321,132            772,954            672,602
                                             -------------      -------------      -------------      -------------
                                                   446,589            433,523            955,295            934,115
                                             -------------      -------------      -------------      -------------
Operating loss                                    (427,841)          (385,822)          (933,997)          (881,387)
                                             -------------      -------------      -------------      -------------
Other income (expenses):

    Unrealized gain (loss) on marketable
     securities                                      2,444            (23,234)           (12,219)           (23,234)

    Gain on sale of technology                          --             75,500                 --             75,500
    Other income                                       479                 --             47,752                 --
    Interest expense                              (648,223)          (539,234)        (1,281,128)        (1,196,216)
                                             -------------      -------------      -------------      -------------
                                                  (645,300)          (486,968)        (1,245,595)        (1,143,950)
                                             -------------      -------------      -------------      -------------
Net loss                                     $  (1,073,141      $    (872,790)     $  (2,179,592)     $  (2,025,337)
                                             =============      =============      =============      =============
Basic and diluted loss
  per common share                           $       (0.01)     $       (0.01)     $       (0.01)     $       (0.02)
                                             =============      =============      =============      =============
Weighted average number of
 common shares outstanding
 during the period (Note 1)                    198,970,399        129,716,912        190,971,852        121,738,543
                                               ===========        ===========        ===========        ===========

See accompanying summary of accounting policies and notes to unaudited consolidated financial statements.

                         PATRIOT SCIENTIFIC CORPORATION
                CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)


                                                                        Six Months Ended
                                                              ----------------------------------------
                                                              November 30, 2004      November 30, 2003
                                                              -----------------      -----------------
Decrease in Cash and Cash Equivalents
Operating activities:
     Net loss                                                 $(2,179,592)           $(2,025,337)
     Adjustments to reconcile net loss
       to cash used in operating activities:
        Amortization and depreciation                              47,297                 67,726
       Non-cash compensation                                       22,175                     --
       Non-cash interest expense related to convertible
          debentures, notes payable and warrants                1,192,563              1,118,584
     Gain on sale of technology                                        --                (75,500)
     Unrealized loss on marketable securities                      12,219                 23,234
     Common stock issued for services                              14,800                     --
        Changes in:

           Accounts receivable                                     (2,368)               (52,836)

           Prepaid expenses and other assets                       95,408                  3,443
         Accounts payable and accrued liabilities                  (2,103)                81,211
                                                              --------------------------------------
Net cash used in operating activities                            (799,601)              (859,475)
                                                              --------------------------------------
Investing activities:

     Proceeds from sale of technolgy                                   --                  7,500
     Purchase of property, equipment and patents                       --                (22,195)
                                                              --------------------------------------
     Net cash used for investing activities                            --                (14,695)
                                                              --------------------------------------
Financing activities:

     Proceeds from the issuance of short term notes payable            --                 10,000
     Proceeds from the issuance of convertible debentures         452,500                722,500
     Proceeds from the issuance of common stock                     3,250                 47,040
     Principal payments for capital lease obligations              (3,785)                (3,023)
     Proceeds from sales of accounts receivable                        --                 21,280
     Proceeds from exercise of common stock warrants              164,432                 50,100
                                                              --------------------------------------
Net cash provided by financing activities                         616,397                847,897
                                                              --------------------------------------

Net increase (decrease) in cash and cash equivalents             (183,204)               (26,273)

Cash and cash equivalents, beginning of period                    355,940                 32,663
                                                              --------------------------------------
Cash and cash equivalents, end of period                      $   172,736            $     6,390
                                                              ======================================

Supplemental Disclosure of Cash Flow Information:
     Cash payments for interest                               $     2,226            $     6,303
     Convertible debentures, notes payable and accrued
       interest exchanged for common stock                    $ 1,062,104            $ 1,268,259
     Debt discount                                            $   452,500            $   622,500
                                                              ======================================

See accompanying summary of accounting policies and notes to unaudited consolidated financial statements.

                         PATRIOT SCIENTIFIC CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

1.    BASIS OF PRESENTATION

The consolidated financial statements of Patriot Scientific Corporation ("Patriot") presented herein have been prepared pursuant to the rules of the Securities and Exchange Commission for quarterly reports on Form 10-QSB and do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America. These statements should be read in conjunction with our audited consolidated financial statements and notes thereto included in Form 10-KSB for the year ended May 31, 2004.

In the opinion of management, the interim consolidated financial statements reflect all adjustments of a normal recurring nature necessary for a fair statement of the results for interim periods. Operating results for the three month periods are not necessarily indicative of the results that may be expected for the year.

LOSS PER SHARE

We follow Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share." Under SFAS No. 128, basic loss per share is calculated as loss available to common stockholders divided by the weighted average number of common shares outstanding. Diluted loss per share is calculated as net loss divided by the diluted weighted average number of common shares. The diluted weighted average number of common shares is calculated using the treasury stock method for common stock issuable pursuant to outstanding stock options and common stock warrants. Common stock options and warrants of 140,221,312 and 90,525,744 for the six months ended November 30, 2004 and 2003, respectively, were not included in diluted loss per share for the periods as the effect was antidilutive due to our recording losses in each of those periods. See Notes 5 and 7 for discussion of commitments to issue additional shares of common stock and warrants.

STOCK OPTIONS

The Company applies Accounting Principles Board ("APB") Opinion 25, "Accounting for Stock Issued to Employees," and related Interpretations in accounting for all stock option plans. Under APB Opinion 25, compensation cost has been recognized for stock options granted to employees when the option price is less than the market price of the underlying common stock on the date of grant.

SFAS No. 123, "Accounting for Stock-Based Compensation," and SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and disclosure," require the Company to provide pro forma information regarding net income as if compensation cost for the Company's stock option plans had been determined in accordance with the fair value based method prescribed in SFAS No. 123. To provide the required pro forma information, the Company estimates the fair value of each stock option at the grant date by using the Black-Scholes option-pricing model. SFAS No. 148 also

PATRIOT SCIENTIFIC CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

provides for alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. The Company has elected to continue to account for stock based compensation under APB No. 25.

The Company applies SFAS No. 123 in valuing options granted to consultants and estimates the fair value of such options using the Black-Scholes option-pricing model. The fair value is recorded as consulting expense as services are provided. Options granted to consultants for which vesting is contingent based on future performance are measured at their then current fair value at each period end, until vested.

Under the accounting provisions for SFAS No. 123, the Company's net loss per share would have been increased by the pro forma amounts indicated below:

                                  Three Months Ended                  Six Months Ended
                             ----------------------------      -----------------------------
                             November 30,     November 30,      November 30,    November 30,
                                2004             2003              2004             2003
---------------------------------------------------------      -----------------------------
Net loss as reported         $(1,073,141)     $  (872,790)     $(2,179,592)     $ 2,025,337)
Compensation expense             (10,110)         (64,400)         (12,993)        (150,074)
                             -----------      -----------      -----------      -----------
Net loss pro forma           $(1,083,251)     $  (937,190)     $(2,192,585)     $ 2,175,411)
                             ===========      ===========      ===========      ===========
As reported per share
  Basic and diluted loss     $     (0.01)     $     (0.01)     $     (0.01)     $     (0.02)
                             ===========      ===========      ===========      ===========
Pro forma per share
  Basic and diluted loss     $     (0.01)     $     (0.01)     $     (0.01)     $     (0.02)
                             -----------      -----------      -----------      -----------

SALE OF ACCOUNTS RECEIVABLE

We follow SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," a replacement of SFAS No. 125. SFAS No. 140 provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. A $400,000 factoring line we established with a bank enables us to sell selected accounts receivable invoices to the bank with full recourse against us. These transactions qualify for a sale of assets since (1) we have transferred all of our rights, title and interest in the selected accounts receivable invoices to the bank, (2) the bank may pledge, sell or transfer the selected accounts receivable invoices, and (3) we have no effective control over the selected accounts receivable invoices since we are not entitled to or obligated to repurchase or redeem the invoices before their maturity and we do not have the ability to unilaterally cause the bank to return the invoices. Under SFAS No.140, after a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished. Pursuant to the provisions of SFAS No. 140, whenever we sell accounts receivable invoices to the bank, we reflect the transactions as sales of assets and establish a receivable from the bank for the retained amount less the costs of the transactions and less any anticipated future loss in the value of the

PATRIOT SCIENTIFIC CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

retained asset. The retained amount equals 20% of the total accounts receivable invoices sold to the bank less 1% of the total invoices as an administrative fee and 1.75% per month of the total outstanding accounts receivable invoices as a finance fee. The estimated future loss reserve for each receivable included in the estimated value of the retained asset is based on the payment history of the accounts receivable customer. At November 30, 2004, there were no accounts receivable invoices outstanding under the factoring line and $400,000 was available for future factoring of accounts receivable invoices.

2.    RECENT ACCOUNTING PRONOUNCEMENTS

In April 2003, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 149 requires that contracts with comparable characteristics be accounted for similarly. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. The adoption of this statement did not impact our financial position or results of operations.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities. The adoption of this statement did not impact our financial position or results of operations.

In December 2004, the FASB issued Statement of Financial Accounting Standards No. 123R ("SFAS123R"), Share-Based Payment, an amendment of FASB Statements Nos. 123 and 95. SFAS 123R eliminates the ability to account for share-based compensation transaction using APB 25 and would require that such transactions be accounted for using a fair-value-based method and recognized as expenses in statement of operations. SFAS 123R allows the use of a modified version of prospective application, which requires that the fair value of new awards granted after the effective date of SFAS 123R, plus unvested awards at the date of adoption, be expensed over the applicable vesting period. The provisions of SFAS 123R will be effective for interim or annual reporting periods beginning after December 15, 2005 for the companies that file as small business issuers. The Company is currently evaluating the impact the implementation guidance and revisions included in SFAS 123R will have on its consolidated financial statements.

PATRIOT SCIENTIFIC CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

3.    CONTINUED EXISTENCE AND MANAGEMENT'S PLAN

Our consolidated financial statements are presented on the going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Our ability to continue as a going concern is contingent upon our obtaining sufficient financing to sustain our operations. We incurred a net loss of $2,179,592, $4,149,978 and $3,888,299 and negative cash flow from operations of $799,601, $2,075,972 and $1,885,762 in the six months ended November 30, 2004 and the years ended May 31, 2004 and 2003, respectively. At November 30, 2004, we had working capital of $52,804 and cash and cash equivalents of $172,736. We have historically funded our operations primarily through the issuance of securities and debt financings. Cash and cash equivalents decreased $183,204 during the six months ended November 30, 2004.

We estimate our current cash requirements to sustain our operations for the next twelve months through November 2005 to be $1.8 million. Since we are no longer supporting the communications product line, we are assuming that there will be no communications product revenue. We have issued 8% convertible debentures as our primary source of funding since 2002. At the option of the debenture holders, they may purchase additional debentures up to $1 million at any time during the two years following their purchase as long as the price of our common stock is in excess of $0.20 per share. During the first six months ended November 30, 2004, we obtained $452,500 from the issuance of 8% convertible debentures and $164,432 from the exercise of warrants. Subsequent to November 30, 2004, we obtained $25,000 from the issuance of 8% convertible debentures and $169,032 from the exercise of warrants.

If exercise of warrants are not in sufficient amounts, then we may not have funds sufficient to meet our cash requirements. In such circumstances, we would need to secure additional debt and/or equity financings with individual or institutional investors. In addition, we would be required to make additional cost reductions if our cash requirements cannot be met from external sources. We expect that the $1.8 million requirement will be provided by:

      o     additional debt and/or equity financings;

      o proceeds from the exercise of outstanding stock options and warrants; and

      o     proceeds from revenue contracts and patent enforcement activities.

In addition, we have formulated additional cost reduction plans which can be implemented if the required funds are not obtainable. As of November 30, 2004, we also have remaining $400,000 under an accounts receivable factoring agreement with our bank.

We anticipate our future revenue to be derived primarily from the sale of licenses, royalties and the proceeds from litigation or settlements of patent infringement cases. To receive this revenue, we may require additional equipment, fabrication, components and supplies during the next twelve months to support potential customer requirements and further develop our technologies and to fund the expenses of protracted patent enforcement litigation. Product introductions such as those

PATRIOT SCIENTIFIC CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

currently underway for the Ignite microprocessor may require significant product launch, marketing personnel and other expenditures that cannot be currently estimated. Further, if expanded development is commenced or new generations of microprocessor technology are accelerated beyond current plans, additional expenditures we cannot currently estimate, may be required. It is possible therefore, that higher levels of expenditures may be required than we currently contemplate resulting from changes in development plans or as required to support new developments or commercialization activities or otherwise.

If we are unable to obtain the necessary funds, we could be forced to substantially curtail or cease operations, which would have a material adverse effect on our business. Further, there can be no assurance that we will be able to timely receive shareholder approval to increase the number of authorized shares or that required funds, if available, will be available on attractive terms or that they will not have a significantly dilutive effect on our existing shareholders. As such, there is substantial doubt about our ability to continue as a going concern. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from our possible inability to continue as a going concern.

4.    SECURED NOTE PAYABLE

In January 2004, a note held by an affiliate for $200,353 plus accrued interest of $8,033 was partially used to exercise a warrant with the balance of $100,000 converted into four one year $25,000 notes due September 1, 2005 issued to four heirs of the estate over which the affiliate is a trustee. The interest rate on the four notes is 6% and the notes are secured by the assets of the company.

5.    CONVERTIBLE DEBENTURES

Overview. From April 23, 2002 through November 18, 2004, we sold an aggregate of $5,365,667 of convertible debentures, ranging from 8% to 12%, to a group of twenty-four investors. The convertible debentures entitle the debenture holder to convert the principal and unpaid accrued interest into our common stock for two years from the date of closing.

Number of Shares Debentures May Be Converted Into. The debentures can be converted into a number of our common shares at conversion prices that initially equaled $0.0167 to $0.10289 per share.

Resets of Conversion Price and Conversion Shares. A reset date occurs on each three month anniversary of the closing date of each debenture and on the date the registration statement becomes effective. If the volume weighted average price for our common stock for the ten days previous to the reset date is less than the conversion price in effect at the time of the reset date, then the number of common shares issuable to the selling shareholder on conversion will be increased. If the conversion price is reset, the debenture can be converted into a number of our common shares based

PATRIOT SCIENTIFIC CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

on the following calculation: the amount of the debenture plus any unpaid accrued interest divided by the reset conversion price which shall equal the volume weighted average price for our common stock for the ten days previous to the reset date.

Warrants. Concurrent with the issuance of the convertible debentures, we issued to the debenture holders warrants to purchase shares of our common stock. These warrants are exercisable for five to seven years from the date of issuance at either initial negotiated exercise prices or prices equal to 115% of the volume weighted average price for our common stock for the ten days previous to the debenture date. The warrant exercise price is generally subject to being reset on each six month anniversary of its issuance, however, if the warrant holder elects to have the warrant shares registered, then the exercise price is fixed at the price in effect on the date of the election.

Options to Purchase Additional Debentures. Subject to the price of our common stock being equal to or greater than $0.20 per share and a two year limitation, the debenture holders may purchase additional debentures equal to the value of their initial debentures. The price at which the optional additional debentures could be converted would initially equal 115% of the volume weighted average price for our common stock for the ten days previous to the date on which the optional additional debentures were closed. The optional additional debentures would carry the same warrant amounts and reset privileges as the initial debentures.

Shareholder Approval. We may currently issue more than 20% of our outstanding shares under the convertible debentures. If we become listed on the NASDAQ Small Cap Market or NASDAQ National Market, then we must get shareholder approval to issue more than 20% of our outstanding shares. Since we are currently a bulletin board company, we do not need shareholder approval.

Restrictive Covenants. For a period of 18 months from the date of the debentures, we are prohibited from certain transactions. These include the issuance of any debt or equity securities in a private transaction which are convertible or exercisable into shares of common stock at a price based on the trading price of the common stock at any time after the initial issuance of such securities; the issuance of any debt or equity securities with a fixed conversion or exercise price subject to adjustment; and any private equity line type agreements without obtaining the debenture holders' prior written approval.

Right of First Refusal. The debenture holders have a right of first refusal to purchase or participate in any equity securities offered by us in any private transaction which closes on or prior to the date that is two years after the issue date of each debenture.

Registration Rights. Except for one debenture issued on March 23, 2004, we are responsible for registering the resale of the shares of our common stock which will be issued on the conversion of the debentures. As of November 30, 2004, there have been five registration statements (designated A through E). Debentures issued from September 28, 2004 through November 18, 2004 (designated
G) have registration rights but have not been registered as of November 30, 2004.

Security Interest.  The convertible debentures are secured by our assets.

PATRIOT SCIENTIFIC CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

The following tables present the status, as of November 30, 2004, of our convertible debentures:

                                       Principal       Conversion Prices             Effective        Shares         Warrant
           Dates of     Aggregate       Balance       -------------------          Registration     Converted at      Shares
Series     Issuance     Principal     at 11/30/04     Initial       Reset              Date          11/30/04         Issued
------     --------     ---------     -----------     -------       -----              ----         ------------      ------
 A        4/23/2002-    1,000,000      $       --      0.08616-       $0.04190-           10/29/2002   24,099,548      12,859,175
          6/10/2002                                    0.10289        $0.04457

 B        8/23/2002-      605,000      $       --      0.05126-       $0.03007-             3/7/2003   14,777,350      11,234,835
          1/24/2003                                    0.0727         $0.04722

 C        3/24/2003-      510,000      $   10,000      0.041-         $0.03968-            6/26/2003   10,179,007      9,377,943
           6/9/2003                                    0.065          $0.06346

 D         8/1/2003-      547,500      $   30,000      0.0172-        $0.0172-            11/18/2003   24,353,803      22,455,355
         10/21/2003                                    0.048          $0.0477

 E        12/1/2003-    1,527,500      $  682,000      0.0267-        $0.0267-              6/7/2004   26,880,016      30,395,392
          5/11/2004                                    0.10           $0.04105

 F        3/23/2004       723,167      $  723,167      0.09           $0.0399         Not Registered           --       8,035,192

 G        9/28/2004-      452,500      $  452,500      0.0167-        $0.0167-        Not Registered           --      20,481,137
         11/18/2004                                    0.04           $0.04
                       --------------------------                                                     ----------------------------
Totals                 $5,365,667      $1,897,667                                                     100,289,724     114,839,029

PATRIOT SCIENTIFIC CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Convertible debentures issued since April 23, 2002                  $ 5,365,667
Less amounts converted to common stock                               (3,468,000)
                                                                    -----------
                                                                      1,897,667
Less debt discount                                                   (1,375,000)
                                                                    -----------
Convertible debentures at November 30, 2004                             522,667
Less current portion                                                     37,907
                                                                    -----------
Long term portion                                                   $   484,760
                                                                    ===========
Maturity dates of outstanding convertible debentures
 April 15, 2005                                                     $    10,000
 September 30, 2005                                                      30,000
 December 1, 2005                                                        25,000
 February 2, 2006                                                        77,000
 March 23, 2006                                                         723,167
 March 24, 2006                                                         200,000
 April 26, 2006                                                         100,000
 May 11, 2006                                                           280,000
 September 28, 2006                                                      50,000
 November 16, 2006                                                      145,000
 November 17, 2006                                                      157,500
 November 18, 2006                                                      100,000
                                                                    -----------
                                                                    $ 1,897,667
                                                                    -----------

6.    STOCKHOLDERS' DEFICIT

The following table summarizes equity transactions during the six months ended November 30, 2004:


                                                     Common
                                                     Shares            Dollars
                                                   -----------       -----------
Balance June 1, 2004                               171,156,363       $49,992,197
Sale of common stock                                   125,000             3,250
Exercise of common stock warrants                    8,083,689           164,432
Stock issued on conversion of
 debentures and accrued interest                    31,255,803         1,062,104
Stock issued for services                              296,000            14,800
Non-cash compensation                                       --            22,175
Non-cash interest and debt discount
 related to warrants and debentures                         --           492,418
                                                   -----------       -----------
Balance November 30, 2004                          210,916,855       $51,751,376
                                                   ===========       ===========

PATRIOT SCIENTIFIC CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

STOCK OPTIONS

At November 30, 2004, we had 50,000 options outstanding pursuant to our 1992 NSO Stock Option Plan exercisable at $1.325 per share expiring in 2005; 1,948,000 options outstanding pursuant to our 1996 Stock Option Plan exercisable at a range of $0.0425 to $1.325 per share expiring beginning in 2005 through 2008; 2,230,000 options outstanding pursuant to our 2001 Stock Option Plan exercisable at a range of $0.0425 to $0.1275 per share expiring beginning in 2005 through 2008; and 2,205,000 options outstanding pursuant to our 2003 Stock Option Plan exercisable at a range of $0.0345 to $0.11 per share expiring in 2005 through 2009.

Some of the options outstanding under these plans are not presently exercisable and are subject to meeting vesting criteria.

WARRANTS

At November 30, 2004, we had warrants outstanding exercisable into 133,788,312 common shares at exercise prices ranging from $0.0167 to $0.65 per share expiring beginning in 2006 through 2011. During the six months ended November 30, 2004, we issued warrants to purchase 21,282,581 shares of common stock which are subject to repricings at the six month anniversary of the issuance of the warrant; had investors exercise warrants to purchase 8,083,689 shares of our common stock; and cancelled warrants to purchase 760,000 shares of our common stock. For warrants issued in conjunction with the 8% convertible debentures, at each anniversary date the warrants will be repriced to the lesser of the initial exercise price or the volume weighted average price for our common stock for the ten days previous to the reset date. For warrants issued in conjunction with the equity lines of credit and snap shot warrants, at each anniversary date the warrants will be repriced to the lesser of the initial exercise price or 110% of the lowest closing bid price of our common stock for the five trading days ending on such six month anniversary date. During the six months ended November 30, 2004, warrants to purchase 41,188,105 shares of common stock with initial or reset exercise prices ranging from $0.0408 to $0.0938 have been repriced to exercise prices ranging from $0.0319 to $0.0451.

During the six months ended November 30, 2004, we issued to Swartz snap shot warrants exercisable for five years into 801,444 common shares at an exercise price of $0.0672. The snap shot warrant was issued under an agreement with Swartz whereby we will issue to Swartz warrants to purchase common shares equal to 30% of any common stock or warrants we issue to parties other than Swartz or their affiliates after April 1, 2003.

During the six months ended November 30, 2004, six warrant holders agreed to lock up agreements which allowed us to unreserve warrants exercisable into 18,606,452 shares of our common stock until the earlier of an increase in the authorized number of common shares or April 30, 2005. In exchange for this agreement, we agreed to extend their warrants by two years.

PATRIOT SCIENTIFIC CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

COMMON STOCK

During the six months ended November 30, 2004, 296,000 shares of common stock were issued to a vendor in satisfaction of $14,800 of trade accounts payable and 125,000 shares of one-year restricted common stock were sold to one individual investor at a price of $0.026 per share for a total of $3,250.

=================================================================  =================================================================
Until the completion of the resale of the common stock included in this prospectus, all dealers that effect transactions in these
securities, whether or not participating in this offering, may be                              The Resale of
required to deliver a prospectus. This is in addition to the                                 47,832,555 Shares
dealers' obligation to deliver a prospectus when acting as                                           of
underwriters and with respect to their unsold allotments or                                     Common Stock
subscriptions.                                                                                   Offered by
                                                                                            Selling Shareholders
                        Table of Contents

Prospectus Summary ....................................      5
Risk Factors ..........................................      9
Plan of Distribution ..................................     16
Selling Shareholders ..................................     17
The Company ...........................................     18                               PATRIOT SCIENTIFIC
Use of Proceeds .......................................     31                                  CORPORATION
Litigation ............................................     31
Management's Discussion and
Analysis of Financial Condition .......................     32
Changes in Accountants ................................     47
Management ............................................     48
Principal Shareholders ................................     53                                   PROSPECTUS
Certain Transactions ..................................     55
Trading Market and Related Matters 56
Description of Securities .............................     57                    Subject to Completion, January 31, 2005
Legal Matters .........................................     58
Experts ...............................................     58
Index to Financial Statements .........................    F-1

=================================================================  =================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

      Pursuant to the Company's Certificate of Incorporation, and as permitted by Section 145 of the General Corporation Law of Delaware, the Company may indemnify its directors and officers under certain circumstances against reasonable expenses (including court costs and attorney's fees), judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a director, officer, employee, or agent of the Company if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provisions. Thus, the indemnification provisions will protect officers and directors from liability only if the officer or director meets the applicable standard of conduct and the Company has the financial ability to honor the indemnity.


ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      Expenses payable in connection with the registration and distribution of the securities being registered hereunder, all of which will be borne by the Registrant, are as follows:


Registration Fee - Securities and Exchange Commission ........          $   512
Printing and Engraving .......................................            1,000*
Legal Fees and Expenses ......................................           15,000*
Accounting Fees ..............................................           15,000*
Blue Sky Fees and Expenses ...................................            1,000*
                                                                        -------
         Total ...............................................          $32,512*
* Estimated

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

      We offered and sold the following common stock, either for cash or in consideration of services rendered as indicated below, and common stock warrants without registration under the Securities Act of 1933, as amended, and exemption for such sales from registration under the Act is claimed in reliance upon the exemption provided by Section 4(2) thereof on the basis that such offers and sales were transactions not involving any public offering. Appropriate precautions against transfer have been taken, including the placing of a restrictive legend on all certificates evidencing such securities. All such sales were effected without the aid of underwriters, and no sales commissions were paid.

Common Stock

                                                                                Purchase
                                               Number of         Aggregate      Price Per
          Name               Date of Sale        Shares         Purchase Price    Share
          ----               ------------        ------         --------------    -----
Robert Crawford            January 22, 2002   $    400,000     $    34,000         0.08  Cash
William Crawford           January 22, 2002   $    400,000     $    34,000         0.08  Cash
iCapital                   January 25, 2002   $  1,000,000     $    90,000         0.09  Services
Robert Crawford          September 24, 2002   $  1,000,000     $    25,000         0.03  Cash
REC Music Foundation     September 24, 2002   $    600,000     $    15,000         0.03  Cash
Donald Logo                October 28, 2002   $    166,000     $     5,000         0.03  Cash
Red Oak Inc.               October 28, 2002   $    166,000     $     5,000         0.03  Cash
Donald Logo                December 6, 2002   $    111,111     $     5,000         0.04  Cash
Red Oak Inc.               December 6, 2002   $    111,111     $     5,000         0.04  Cash
Don Riley                  December 9, 2002   $    118,889     $     5,350         0.04  Cash
Greg Erickson             December 16, 2002   $    100,000     $     5,000         0.05  Cash
Dean Gullick              December 19, 2002   $    102,459     $     5,000         0.05  Cash
Robert Vincent            December 19, 2002   $     61,475     $     3,000         0.05  Cash
John Laws                  January 21, 2003   $     98,039     $     5,000         0.05  Cash
REC Music Foundation       February 3, 2003   $    400,000     $    12,000         0.03  Cash
John Castellano            February 3, 2003   $    138,889     $     5,000         0.04  Cash
Lyle Armstrong             February 7, 2003   $    125,000     $     4,500         0.04  Cash
Lyle Armstrong            February 13, 2003   $     88,889     $     3,000         0.03  Cash
Red Oak Inc.              February 13, 2003   $     59,259     $     2,000         0.03  Cash
Orrin Noling              February 24, 2003   $    162,338     $     5,000         0.03  Cash
Michael Korbiak               March 3, 2003   $    155,807     $     5,500         0.04  Cash
Lyle Armstrong               August 1, 2003   $     44,118     $     1,500         0.03  Cash
Red Oak Inc.                 August 1, 2003   $     44,118     $     1,500         0.03  Cash
Red Oak Inc.                August 20, 2003   $    100,000     $     3,000         0.03  Cash
REC Music Foundation        August 26, 2003   $  1,000,000     $    25,000         0.03  Cash
Red Oak Inc.             September 16, 2003   $     64,516     $     2,000         0.03  Cash
Dean Gullick             September 23, 2003   $    181,333     $     5,440         0.03  Cash
Lydon Inc.               September 30, 2003   $     67,667     $     2,000         0.03  Cash
Red Oak Inc.               October 31, 2003   $    100,000     $     3,300         0.03  Cash
Red Oak Inc.              November 25, 2003   $    100,000     $     3,300         0.03  Cash
Red Oak Inc.               January 27, 2004   $    100,000     $     3,400         0.03  Cash
Hawk Associates, Inc        January 5, 2004   $    700,000     $    30,252         0.04  Services
Hawk Associates, Inc       February 3, 2004   $    300,000     $    14,800         0.05  Services
Hawk Associates, Inc         April 21, 2004   $    126,496     $    14,800         0.12  Services
Hawk and Associates          August 2, 2004   $    296,000     $    14,800         0.05  Services
Red Oak Inc                October 20, 2004   $    125,000     $     3,250         0.03  Cash
Hawk and Associates        January 10, 2005   $    500,000     $    44,000         0.09  Services

Warrants

                                                Number of      Initial Exercise     Expiration
          Name           Date of Issuance        Shares        Price Per Share         Date
---------------------    --------------------  ----------      -----------------  -------------
Swartz Private Equity        January 14, 2002   1,237,500      $ 0.05720              April 1, 2011
Swartz Private Equity        January 28, 2002     825,000      $ 0.05390              April 1, 2011
Swartz Private Equity       February 12, 2002     618,750      $ 0.04760              April 1, 2011
Swartz Private Equity       February 15, 2002     206,250      $ 0.04510              April 1, 2011
Swartz Private Equity       February 25, 2002     618,750      $ 0.04400              April 1, 2011
Swartz Private Equity          March 12, 2002   1,650,000      $ 0.04840              April 1, 2011
Swartz Private Equity          March 25, 2002   1,237,500      $ 0.03300              April 1, 2011
Lincoln Ventures               April 23, 2002   2,514,809      $ 0.04685              April 1, 2011
Lincoln Ventures                June 10, 2002   7,674,853      $ 0.06422              April 1, 2011
Charles Moore                   June 10, 2002     333,689      $ 0.06422              June 10, 2007
Victor Gabourel                 June 10, 2002     333,689      $ 0.06422              June 10, 2007
James Zolin                     June 10, 2002     333,689      $ 0.06422              June 10, 2007
Richard Daniels                 June 10, 2002     333,689      $ 0.06422              June 10, 2007
Swartz Private Equity            July 1, 2002     635,318      $ 0.05400              April 1, 2011
Gloria Felcyn, TEE            August 23, 2002   2,767,674      $ 0.04381            August 23, 2007
Swartz Private Equity         October 1, 2002   1,294,013      $ 0.04000              April 1, 2011
Cliff Koerner                October 29, 2002     448,732      $ 0.05126           October 29, 2007
Frederick Feck, Trustee      October 29, 2002     560,915      $ 0.05126           October 29, 2007
Stan Caplan                  October 29, 2002     560,915      $ 0.05126           October 29, 2007
Dan Nunes                    October 29, 2002     280,458      $ 0.05126           October 29, 2007
Leo Correia                  October 29, 2002     280,458      $ 0.05126           October 29, 2007
Victor Gabourel              October 29, 2002     560,915      $ 0.05126           October 29, 2007
Richard Daniels              October 29, 2002     560,915      $ 0.05126           October 29, 2007
Cliff Koerner                October 29, 2002     560,915      $ 0.05126           October 29, 2007
James Zolin                  October 29, 2002     224,366      $ 0.05126           October 29, 2007
Lincoln Ventures            December 16, 2002   1,428,571      $ 0.06233              April 1, 2011
Swartz Private Equity         January 1, 2003   2,804,719      $ 0.05400              April 1, 2011
Lincoln Ventures             January 24, 2003   3,000,000      $ 0.05444              April 1, 2011
Lincoln Ventures               March 24, 2003   3,963,414      $ 0.04100              April 1, 2011
Swartz Private Equity           April 1, 2003     621,512      $ 0.04080              April 1, 2011
Lincoln Ventures               April 15, 2003     222,222      $ 0.04500              April 1, 2011
Lincoln Ventures                 May 20, 2003   2,884,615      $ 0.06500              April 1, 2011
Lincoln Ventures                 June 9, 2003   2,307,692      $ 0.06500              April 1, 2011
Hawk Associates                 June 16, 2003     200,000      $ 0.06000              June 16, 2008
Swartz Private Equity            July 1, 2003     193,333      $ 0.05720              April 1, 2011
James Zolin                    August 1, 2003     520,833      $ 0.04800             August 1, 2008
Victor Gabourel                August 1, 2003     520,833      $ 0.04800             August 1, 2008
Richard Daniels                August 1, 2003     520,833      $ 0.04800             August 1, 2008
Lincoln Ventures             October 21, 2003   2,142,857      $ 0.03500              April 1, 2011

                                                Number of      Initial Exercise     Expiration
          Name           Date of Issuance        Shares        Price Per Share         Date
---------------------    --------------------  ----------      -----------------  -------------
Swartz Private Equity        October 1, 2003      1,557,653      $ 0.04360          April 1, 2011
Charles Merk                December 1, 2003        641,026      $ 0.03900       December 1, 2008
Swartz Private Equity        January 1, 2004      3,051,299      $ 0.04600          April 1, 2011
Lincoln Ventures LLC        January 23, 2004     10,311,211      $ 0.02667          April 1, 2011
Stan Caplan                 February 2, 2004        375,000      $ 0.04000       February 2, 2009
Wayne Opperman              February 2, 2004      1,250,000      $ 0.04000       February 2, 2009
James Gamble                February 2, 2004        125,000      $ 0.04000       February 2, 2009
Steven Pratt                February 2, 2004        250,000      $ 0.04000       February 2, 2009
Donald Opperman             February 2, 2004        250,000      $ 0.04000       February 2, 2009
Gary Leikam                 February 2, 2004        125,000      $ 0.04000       February 2, 2009
Adnan Aladray               February 2, 2004        250,000      $ 0.04000       February 2, 2009
Nazeah Aladray              February 2, 2004        125,000      $ 0.04000       February 2, 2009
LaRiccia Trust              February 2, 2004        250,000      $ 0.04000       February 2, 2009
James & Josephine Zolin     February 2, 2004        750,000      $ 0.04000       February 2, 2009
James Zolin                 February 2, 2004        125,000      $ 0.04000       February 2, 2009
Victor Gabourel             February 2, 2004        625,000      $ 0.04000       February 2, 2009
Ed Kashou                   February 2, 2004        500,000      $ 0.04000       February 2, 2009
Ed Kashou                   February 2, 2004      1,000,000      $ 0.04000       February 2, 2009
Dan Vincent                 February 2, 2004        125,000      $ 0.04000       February 2, 2009
Richard Daniels             February 2, 2004        750,000      $ 0.04000       February 2, 2009
Stan Caplan                 February 2, 2004        750,000      $ 0.04000       February 2, 2009
Barbara Opperman            February 2, 2004        250,000      $ 0.04000       February 2, 2009
Leo Correia                 February 2, 2004        250,000      $ 0.04000       February 2, 2009
Swartz Private Equity         March 23, 2004      8,035,192      $ 0.09000          April 1, 2011
Lincoln Ventures LLC          March 24, 2004      3,366,727      $ 0.09383          April 1, 2011
Swartz Private Equity          April 1, 2004      5,240,211      $ 0.08090          April 1, 2009
Mt. Savage Productions        April 26, 2004      1,000,000      $ 0.10000         April 26, 2009
Lincoln Ventures LLC            May 11, 2004      6,951,428      $ 0.07000          April 1, 2011
Swartz Private Equity           July 1, 2004        801,444      $ 0.06720           July 1, 2009
Wayne Opperman            September 28, 2004      1,250,000      $ 0.04000     September 28, 2009
Wayne Opperman             November 16, 2004      1,600,000      $ 0.02500      November 16, 2011
James & Josephine Zolin    November 16, 2004      1,600,000      $ 0.02500      November 16, 2011
Victor Gabourel            November 16, 2004      1,600,000      $ 0.02500      November 16, 2011
Richard Daniels            November 16, 2004      1,000,000      $ 0.02500      November 16, 2011
Lincoln Ventures LLC       November 17, 2004      9,431,137      $ 0.01670          April 1, 2011
Lincoln Ventures LLC       November 18, 2004      4,000,000      $ 0.02500          April 1, 2011
Stan Caplan                 December 9, 2004        806,452      $ 0.03100       December 9, 2011
Daniel Nunes                January 17, 2005        403,226      $ 0.03100       January 17, 2012


ITEM 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

      The Exhibits and Financial Statement Schedules to this Registration Statement are listed in the Exhibit Index commencing at page EX-1 hereof.

ITEM 28. UNDERTAKINGS.

      The undersigned Registrant hereby undertakes the following:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in this Registration Statement; and

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration, or any material change to such information in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment to this Registration Statement any of the securities being registered which remain unsold at the termination of this offering.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the General Corporation Law of Delaware, the Certificate of Incorporation, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in such Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or person controlling the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or person controlling the Registrant in connection with any securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of San Diego, State of California, on January 31, 2005

                                        PATRIOT SCIENTIFIC CORPORATION

                                        By: /s/ LOWELL W. GIFFHORN
                                            -------------------------------
                                            Lowell W. Giffhorn
                                            Executive Vice President, Chief
                                            Financial Officer, Secretary and
                                            Director

      In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

        Signature                                      Title                                Date
        ---------                                      -----                                ----
/s/JEFFREY E. WALLIN                       President and Chief Executive               January 31, 2005
--------------------                       Officer
Jeffrey E. Wallin


/s/LOWELL W. GIFFHORN                      Chief Financial Officer, Principal          January 31, 2005
---------------------                      Financial Officer, Principal
Lowell W. Giffhorn                         Accounting  Officer, Secretary
                                           and Director


/s/DAVID POHL                              Director                                    January 31, 2005
-------------
David Pohl


/s/CARLTON JOHNSON                         Director                                    January 31, 2005
--------------------------
Carlton Johnson


/s/HELMUT FALK JR.                         Director                                    January 31, 2005
------------------
Helmut Falk Jr.


/s/GLORIA H. FELCYN                        Director                                    January 31, 2005
-------------------
Gloria H. Felcyn

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM SB-2
                             Registration Statement
                        Under The Securities Act of 1933


                                    EXHIBITS


                         PATRIOT SCIENTIFIC CORPORATION
             (Exact name of registrant as specified in its charter)

                         PATRIOT SCIENTIFIC CORPORATION

(a)   Exhibits

      The following exhibits are included as part of this registration statement, except those exhibits marked (1), which have previously been filed with the Securities and Exchange Commission and are incorporated by reference to another registration statement, report or document. References to the "Company" in this Exhibit Index mean PATRIOT SCIENTIFIC CORPORATION, a Delaware corporation.


Exhibit No.   Document                                                                                No.
-----------   --------                                                                                ---
2.0           PLAN OF ACQUISITION, REORGANIZATION, ARRANGEMENT, LIQUIDATION OR SUCCESSION.

2.1           Agreement to Exchange Technology for Stock in Patriot Scientific Corporation,           (1)
              incorporated by reference to Exhibit 2.1 to Form 8-K dated August 10, 1989

2.2           Assets Purchase Agreement and Plan of Reorganization dated June 22,  1994, among        (1)
              the Company, nanoTronics Corporation and Helmut Falk, incorporated by reference to
              Exhibit 10.4 to Form 8-K dated July 6, 1994

2.2.1         Amendment to Development Agreement dated April 23, 1996 between the Company and         (1)
              Sierra Systems, incorporated by reference to Exhibit 2.2.1 to Pre-Effective
              Amendment No. 1 to Registration Statement on Form SB-2 dated April 29, 1996

2.3           Form of Exchange Offer dated December 4, 1996 between the Company and certain           (1)
              shareholders of Metacomp, Inc. incorporated by reference to Exhibit 2.3 to Form
              8-K dated January 9, 1997

2.4           Letter of Transmittal to Accompany Shares of Common Stock of Metacomp, Inc.             (1)
              Tendered Pursuant to the Exchange Offer Dated December 4, 1996 incorporated by reference to Exhibit 2.4 to Form 8-K dated January 9, 1997

3.0           ARTICLES AND BYLAWS.

3.1           Original Articles of Incorporation of the Company's predecessor, Patriot Financial      (1)
              Corporation, incorporated by reference to Exhibit 3.1 to registration statement on
              Form S-18, file no. 33-23143-FW

3.2           Articles of Amendment of Patriot Financial Corporation, as filed with the Colorado      (1)
              Secretary of State on July 21, 1988, incorporated by reference to Exhibit 3.2 to registration statement on Form S-18, File No. 33-23143-FW

3.3           Certificate of Incorporation of the Company, as filed with the Delaware Secretary       (1)
              of State on March 24, 1992, incorporated by reference to Exhibit 3.3 to Form 8-K dated May 12, 1992

3.3.1         Certificate of Amendment to the Certificate of Incorporation of the Company, as         (1)
              filed with the Delaware Secretary of State on April 18, 1995, incorporated by reference to Exhibit 3.3.1 to Form 10-KSB for the fiscal year ended May 31, 1995



                                      II-8

3.3.2         Certificate of Amendment to the Certificate of Incorporation of the Company, as         (1)
              filed with the Delaware Secretary of State on June 19,1997, incorporated by reference to Exhibit 3.3.2 to Form 10-KSB for the fiscal year ended May 31, 1997

3.3.3         Certificate of Amendment to the Certificate of Incorporation of the Company, as         (1)
              filed with the Delaware Secretary of State on April 28, 2000, incorporated by reference to Exhibit 3.3.3 to Registration Statement on Form S-3 dated May 5, 2000

3.3.4         Certificate of Amendment to the Certificate of Incorporation of the Company, as         (1)
              filed with the Delaware Secretary of State on May 6, 2002, incorporated by reference to Exhibit 3.3.4 to Registration Statement on Form S-3 dated June 27,
              2002

3.3.5         Certificate of Amendment to the Certificate of Incorporation of the Company, as         (1)
              filed with the Delaware Secretary of State on October 16, 2003, incorporated by reference to Exhibit 3.3.5 to Registration Statement on Form SB-2 dated May 21,
              2004+B96

3.4           Articles and Certificate of Merger of Patriot Financial Corporation into the            (1)
              Company dated May 1, 1992, with Agreement and Plan of Merger attached thereto as
              Exhibit A, incorporated by reference to Exhibit 3.4 to Form 8-K dated May 12, 1992

3.5           Certificate of Merger issued by the Delaware Secretary of State on May  8, 1992,        (1)
              incorporated by reference to Exhibit 3.5 to Form 8-K dated May 12, 1992

3.6           Certificate of Merger issued by the Colorado Secretary of State on May 12, 1992,        (1)
              incorporated by reference to Exhibit 3.6 to Form 8-K dated May 12, 1992

3.7           Bylaws of the Company, incorporated by reference to Exhibit 3.7 to Form 8-K dated       (1)
              May 12, 1992

4.0            INSTRUMENTS ESTABLISHING RIGHTS OF SECURITY HOLDERS.

4.1           Specimen common stock certificate, incorporated by reference to Exhibit 4.1 Form        (1)
              8-K dated May 12, 1992

4.2           Form of Stock Purchase Warrant (Labway Corporation) dated February 29, 1996,            (1)
              exercisable to purchase 253,166 common shares at $1.58 per share until August 31,
              1996, granted to investors in connection with an offering of securities made in reliance upon Regulation S, incorporated by reference to Exhibit 4.2 to Form
              10-QSB for fiscal quarter ended February 29, 1996

4.3           Form of 6% Convertible Subordinated Promissory Note due September 30, 1998              (1)
              aggregating $1,500,000 to six investors incorporated by reference to Exhibit 4.3 to Form 10-QSB for fiscal quarter ended August 31, 1996

4.4           Form of 5% Convertible Term Debenture (CC Investments, LDC) due June 2, 1999            (1)
              aggregating $2,000,000 to two investors incorporated by reference to Exhibit 4.4 to Form 8-K dated June 16, 1997



                                      II-9

4.5           Form of Stock Purchase Warrant (CC Investments, LDC) dated June 2, 1997                 (1)
              exercisable to purchase an aggregate of 400,000 common shares at $1.69125 per share until June 2, 2002, granted to two investors in connection with the offering of securities in Exhibit 4.4 incorporated by reference to Exhibit 4.5 to Form 8-K dated June 16, 1997

4.6           Registration Rights Agreement dated June 2, 1997 by and among the Company and CC        (1)
              Investments, LDC and the Matthew Fund, N.V. related to the registration of the common stock related to Exhibits 4.4 and 4.5 incorporated by reference to Exhibit
              4.6 to Form 8-K dated June 16, 1997

4.7           Form of Warrant to Purchase Common Stock (Swartz Family Partnership, L.P.) dated        (1)
              June 2, 1997 exercisable to purchase an aggregate of 211,733 common shares at
              $1.69125 per share until June 2, 2002, granted to a group of investors in connection with the offering of securities in Exhibit 4.4 incorporated by reference to Exhibit 4.7 to Form 8-K dated June 16, 1997

4.8           Registration Rights Agreement dated June 2, 1997 by and among the Company and           (1)
              Swartz Investments, LLC related to the registration of the common stock related to
              Exhibit 4.7 incorporated by reference to Exhibit 4.8 to Form 8-K dated June 16,
              1997

4.9           Form of 5% Convertible Term Debenture (CC Investments, LDC) due June 2, 1999            (1)
              aggregating $1,000,000 to two investors incorporated by reference to Exhibit 4.9 to Form 10-KSB for the fiscal year ended May 31, 1998

4.10          Form of Stock Purchase Warrant (CC Investments, LDC) dated November 24, 1997            (1)
              exercisable to purchase an aggregate of 200,000 common shares at $1.50 per share until June 2, 2002, granted to two investors in connection with the offering of securities described in Exhibit 4.9 incorporated by reference to Exhibit 4.10 to
              Form 10-KSB for the year ended May 31, 1998

4.11          Form of Warrant to Purchase Common Stock (Swartz Family Partnership, L.P.) dated        (1)
              November 24, 1997 exercisable to purchase an aggregate of 105,867 common shares at
              $1.50 per share until June 2, 2002, granted to a group of investors in connection with the offering of securities described in Exhibit 4.9 incorporated by reference to Exhibit 4.11 to Form 10-KSB for the year ended May 31, 1998

4.12          Form of Warrant to Purchase Common Stock (Investor Communications Group, Inc.)          (1)
              dated June 16, 1997 exercisable to purchase an aggregate of 130,000 common shares at prices ranging from $2.50 to $7.50 per share until June 15, 1999 incorporated by reference to Exhibit 4.12 to Form 10-KSB for the year ended May 31, 1998

4.13          Warrant to Purchase Common Stock issued to Spellcaster Telecommunications, Inc.         (1)
              dated April 28, 1998 exercisable to purchase an aggregate of 100,000 common shares at $1.25 per share until April 28, 2000 incorporated by reference to Exhibit 4.13 to Form 10-KSB for the year ended May 31, 1998



                                     II-10

4.14          Investment agreement dated February 24, 1999 by and between the Company and Swartz      (1)
              Private Equity, LLC for a maximum aggregate amount of $5,000,000 incorporated  by reference to Exhibit 4.14 to Form 10-QSB/A for the fiscal quarter ended November
              30, 1998

4.15          Registration Rights Agreement dated February 24, 1999 by and between the Company        (1)
              and Swartz Private Equity, LLC related to the registration of the common stock related to Exhibit 4.14 incorporated  by reference to Exhibit 4.15 to Form
              10-QSB/A for the fiscal quarter ended November 30, 1998

4.16          Form of Warrant to Purchase Common Stock (Swartz Private Equity, LLC) dated             (1)
              February 24, 1999 exercisable to purchase common shares in connection with the offering of securities in Exhibit 4.14 incorporated  by reference to Exhibit 4.16 to Form 10-QSB/A for the fiscal quarter ended November 30, 1998

4.17          Amended and Restated Investment Agreement dated July 12, 1999 by and between the        (1)
              Company and Swartz Private Equity, LLC for a maximum aggregate amount of
              $5,000,000 incorporated by reference to Exhibit 4.17 to Pre-Effective Amendment
              No. 2 to Registration Statement on Form SB-2 dated July 14, 1999

4.18          Investment Agreement dated April 28, 2000 by and between the Company and Swartz         (1)
              Private Equity, LLC for a maximum aggregate amount of $30,000,000 incorporated by reference to Exhibit 4.18 to Registration Statement on Form S-3 dated May 5, 2000

4.18.1        Waiver and Agreement dated September 24, 2001 amending the Investment Agreement         (1)
              dated April 28, 2000 by and between the Company and Swartz Private Equity, LLC for a maximum aggregate amount of $30,000,000 incorporated by reference to Exhibit
              4.18.1 to Registration Statement on Form S-1 dated October 11, 2001

4.19          2001 Stock Option Plan of the Company dated February 21, 2001 incorporated by           (1)
              reference to Exhibit 4.19 to Registration Statement on Form S-8 dated March 26,
              2001

4.20          Investment agreement dated September 17, 2001 by and between the Company and            (1)
              Swartz Private Equity, LLC for a maximum aggregate amount of $25,000,000 incorporated by reference to Exhibit 4.20 to Registration Statement on Form S-1
              dated October 11, 2001

4.21          Registration Rights Agreement dated September 17, 2001 by and between the Company       (1)
              and Swartz Private Equity, LLC related to the registration of the common stock related to Exhibit 4.20 incorporated by reference to Exhibit 4.21to Registration
              Statement on Form S-1 dated October 11, 2001

4.22          Warrant to Purchase Common Stock dated September 17, 2001 exercisable to purchase       (1)
              common shares in connection with the Offering of securities in Exhibit 4.20 incorporated by reference to Exhibit 4.22 to Registration Statement on Form S-1
              dated October 11, 2001

4.23          Financial Consulting Services Agreement between the Company and M. Blaine Riley,        (1)
              Randall Letcavage and Rosemary Nguyen incorporated by reference to Exhibit 4.23 to
              Registration Statement on Form S-8 dated January 22, 2002



                                     II-11

4.24          Form of  8% Convertible Debenture (Lincoln Ventures, LLC) due June 10, 2004             (1)
              aggregating $1,000,000 to six investors incorporated by reference to Exhibit 4.24 to Registration Statement on Form S-3 dated June 27, 2002

4.25          Form of Stock Purchase Warrant (Lincoln Ventures, LLC) dated June 10, 2002              (1)
              exercisable to purchase an aggregate of 12,859,175 common shares at initial exercise prices ranging form $0.08616 to $0.10289 per share until June 10, 2007, granted to six investors in connection with the offering of securities described in Exhibit 4.24  incorporated by reference to Exhibit 4.25 to Registration
              Statement on Form S-3 dated June 27, 2002

4.26          Form of Registration Rights Agreement (Lincoln Ventures, LLC) dated June 10, 2002       (1)
              by and among the Company and six investors related to the registration of the common stock related to Exhibit 4.24 incorporated by reference to Exhibit 4.26 to
              Registration Statement on Form S-3 dated June 27, 2002

4.27          2003 Stock Option Plan of the Company dated July 2, 2003 incorporated by reference      (1)
              to Exhibit 4.27 to Registration Statement on Form S-8 dated September 4, 2003

4.28          Form of 8% Convertible Debenture, Stock Purchase Warrant, Registration Rights           (2)
              Agreement and Securities Purchase Agreement for financings entered into between
              September 28, 2004 and January 17, 2005

10.0          MATERIAL CONTRACTS.

10.1          1992 Incentive Stock Option Plan of the Company, incorporated by reference to           (1)
              Exhibit 10.1 to Form 8-K dated May 12, 1992

10.1.1        Amendment to 1992 Incentive Stock Option Plan dated January 11, 1995, incorporated      (1)
              by reference to Exhibit 10.1.1 to Form S-8 dated July 17, 1996

10.2          1992 Non-Statutory Stock Option Plan of the Company, incorporated by reference to       (1)
              Exhibit 10.2 to Form 8-K dated May 12, 1992

10.2.1        Amendment to 1992 Non-Statutory Stock Option Plan dated January 11, 1995                (1)
              incorporated by reference to Exhibit 10.2.1 to Form 10-KSB for fiscal year ended
              May 31, 1996

10.3           Lease Agreement between the Company's subsidiary Metacomp, Inc. and Clar-O-Wood        (1)
              Partnership, a California limited partnership dated April 11, 1991 as amended
              November 11, 1992 and November 2, 1995 incorporated by reference to Exhibit 10.3 to Form 10-KSB for fiscal year ended May 31, 1997

10.4          Stock Purchase Agreement dated November 29 and 30, 1995, between the  Company and       (1)
              SEA, Ltd., incorporated by reference to Exhibit 10.4 to Form 8-K dated December
              11, 1995

10.4.1        Letter Amendment to Stock Purchase Agreement dated February 21, 1996, between the       (1)
              Company and SEA, Ltd., incorporated by reference to Exhibit 10.4.1 to Form 10-QSB for fiscal quarter ended 2/29/96



                                     II-12

10.5          1995 Employee Stock Compensation Plan of the Company, incorporated by reference to      (1)
              Exhibit 10.5 to Form 10-QSB for fiscal quarter ended 11/30/95

10.6          Letter Stock and Warrant Agreement dated January 10, 1996 between the Company and       (1)
              Robert E. Crawford, Jr., incorporated by reference to Exhibit 10.6 to Form 10-QSB for fiscal quarter ended February 29, 1996

10.7          Non-Exclusive Manufacturing and Line of Credit Agreement dated February 28, 1996,       (1)
              between the Company and Labway Corporation, incorporated by reference to Exhibit
              10.7 to Form 10-QSB for fiscal quarter ended February 29, 1996

10.8          Distribution and Representation Agreement dated February 28, 1996, between the          (1)
              Company and Innoware, Inc., incorporated by reference to Exhibit 10.8 to Form
              10-QSB for fiscal quarter ended February 29, 1996

10.9          Employment Agreement dated November 20, 1995 between the Company and Elwood G.          (1)
              Norris, incorporated by reference to Exhibit 10.9 to Registration Statement on
              Form SB-2 dated March 18, 1996

10.9.1        First Amendment to Employment Agreement dated May 17, 1996 between the Company and      (1)
              Elwood G. Norris, incorporated by reference to Exhibit 10.9.1 to Pre-Effective
              Amendment No. 2 to Registration Statement on Form SB-2 dated May 23, 1996

10.10         Employment Agreement dated November 20, 1995 between the Company and Robert             (1)
              Putnam, incorporated by reference to Exhibit 10.10 to Registration Statement on
              Form SB-2 dated March 18, 1996

10.11         Sales Contractual Agreement dated March 19, 1996 between the Company and Evolve         (1)
              Software, Inc., incorporated by reference to Exhibit 10.11 to Pre-Effective
              Amendment No. 1 to Registration Statement on Form SB-2 dated April 29, 1996

10.11.1       Two Year Stock Purchase Warrant dated March 19, 1996 Granted to Evolve Software,        (1)
              Inc. Providing for the Purchase of up to 50,000 Common Shares at $2.85,
              incorporated by reference to Exhibit 10.11.1 to Pre-Effective Amendment No. 1 to
              Registration Statement on Form SB-2 dated April 29, 1996

10.12         Employment Agreement dated as of May 8, 1996 between the Company and Michael A.         (1)
              Carenzo, including Schedule A - Stock Option Agreement, incorporated by reference to Exhibit 10.12 to Pre-Effective Amendment No. 2 to Registration Statement on
              Form SB-2 dated May 23, 1996

10.12.1       First Amendment to Employment Agreement dated as of May 8, 1996 between the             (1)
              Company and Michael A. Carenzo dated September 23, 1996,  incorporated by reference to Exhibit 10.12.1 to Form 10-KSB for the fiscal year ended May 31, 1997

10.13         1996 Stock Option Plan of the Company dated March 25, 1996 and approved by the          (1)
              Shareholders on May 17, 1996,  incorporated by reference to Exhibit 10.13 to
              Pre-Effective Amendment No. 2 to Registration Statement on Form SB-2 dated May 23,
              1996



                                     II-13

10.14         Sales Contractual Agreement dated June 20, 1996 between the Company and                 (1)
              Compunetics Incorporated incorporated by reference to Exhibit 10.14 to Form 10-KSB for fiscal year ended May 31, 1996

10.15         Sales Contractual Agreement dated July 31, 1996 between the Company and Premier         (1)
              Technical Sales, Inc. incorporated by reference to Exhibit 10.15 to Form 10-KSB for fiscal year ended May 31, 1996

10.16         Employment Agreement dated January 1, 1997 between the Company and Norman J.            (1)
              Dawson incorporated by reference to Exhibit 10.16 to Form 10-KSB for fiscal year ended May 31, 1997

10.17         Employment Agreement dated January 1, 1997 between the Company and Jayanta K.           (1)
              Maitra incorporated by reference to Exhibit 10.17 to Form 10-KSB for fiscal year ended May 31, 1997

10.18         Technology License and Distribution Agreement dated June 23, 1997 between the           (1)
              Company and Sun Microsystems, Inc. incorporated by reference to Exhibit 10.18 to
              Form 10-KSB for the fiscal year ended May 31, 1997

10.19         Employment Agreement dated March 23, 1998 between the Company and James T. Lunney       (1)
              incorporated by reference to Exhibit 10.19 to Form 10-KSB for the fiscal year ended May 31, 1998

10.20         Employment Agreement dated July 28, 1997 between the Company and Phillip Morettini      (1)
              incorporated by reference to Exhibit 10.20 to Form 10-KSB for the fiscal year ended May 31, 1998

10.21         Employment Agreement dated July 23, 1998 between the Company and Lowell W.              (1)
              Giffhorn incorporated by reference to Exhibit 10.21 to Form 10-KSB for the fiscal year ended May 31, 1998

10.22         Secured Promissory Note dated June 12, 2000 between the Company and James T.            (1)
              Lunney incorporated by reference to Exhibit 10.22 to Form 10-KSB for the fiscal year ended May 31, 2000

10.23         Purchase Agreement dated June 29, 2000 between the Company and 4S 37/38, LLC            (1)
              incorporated by reference to Exhibit 10.23 to Form 10-KSB for the fiscal year ended May 31, 2000

10.24         Employment Agreement dated October 2, 2000 between the Company and Miklos B.            (1)
              Korodi incorporated by reference to Exhibit 10.24 to Form 10-QSB for the fiscal quarter ended November 30, 2000

10.25         Employment Agreement dated December 1, 2000 between the Company and Richard G.          (1)
              Blum incorporated by reference to Exhibit 10.25 to Form 10-QSB for the fiscal quarter ended November 30, 2000

10.26         Employment Agreement dated January 29, 2001 between the Company and Serge J.            (1)
              Miller incorporated by reference to Exhibit 10.26 to Form 10-KSB for the fiscal year ended May 31, 2001



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

10.27         Lease Agreement dated February 23, 2001 between the Company and Arden Realty            (1)
              Finance IV, LLC incorporated by reference to Exhibit 10.27 to Form 10-KSB for the fiscal year ended May 31, 2001

10.28         Employment Agreement dated January 1, 2001 between the Company and David H. Pohl        (1)
              incorporated by reference to Exhibit 10.28 to Form 10-KSB for the fiscal year ended May 31, 2001

10.29         Employment Agreement dated April 26, 2001 between the Company and David H. Pohl         (1)
              incorporated by reference to Exhibit 10.29 to Form 10-KSB for the fiscal year ended May 31, 2001

10.30         Employment Agreement dated November 17, 2001 between the Company and Lowell W.          (1)
              Giffhorn incorporated by reference to Exhibit 10.30 to Registration Statement on
              Form S-3 dated June 27, 2002

10.31         Employment Agreement dated December 20, 2001 between the Company and Jayanta            (1)
              Maitra incorporated by reference to Exhibit 10.31 to Registration Statement on
              Form S-3 dated June 27, 2002

10.32         Consulting Agreement dated March 7, 2002 between the Company and SDMC, Inc.             (1)
              incorporated by reference to Exhibit 10.32 to Registration Statement on Form S-3
              dated June 27, 2002

10.33         Employment Agreement dated January 2, 2004 between the Company and Jayanta Maitra       (1)
              incorporated by reference to Exhibit 10.33 to Registration Statement on Form SB-2
              dated May 21, 2004

10.34         Consulting Agreement dated March 18, 2004 between the Company and SDMC, Inc.            (1)
              incorporated by reference to Exhibit 10.34 to Registration Statement on Form SB-2
              dated May 21, 2004

10.35         Employment Agreement dated June 1, 2004 between the Company and Patrick Nunally         (1)
              incorporated by reference to Exhibit 10.35 to Form 10-K for the fiscal year ended
              May 31, 2004

10.36         Amendment No. 1 to Employment Agreement dated July 12, 2004 between the Company         (1)
              and Patrick Nunally

10.37         Employment Agreement dated September 1, 2004 between the Company and Lowell W.          (2)
              Giffhorn

14.0          CODE OF ETHICS.

14.1          Code of Ethics for Senior Financial Officers incorporated by reference to Exhibit       (1)
              14.1 to Form 10-K for the fiscal year ended May 31, 2003

21.0          SUBSIDIARIES OF THE SMALL BUSINESS ISSUER.

21.1          Subsidiaries of the small business issuer incorporated by reference to Exhibit          (1)
              21.1 to Form 10-K for the fiscal year ended May 31, 2004

23.0          CONSENTS OF EXPERTS AND COUNSEL.



                                     II-15

23.1          Consent of Nation Smith Hermes Diamond, LLP independent registered certified            (2)
              public accounting firm

99.0          ADDITIONAL EXHIBITS.

99.1          Form of ISO Plan Option (Gaspar) dated May 29, 1992, incorporated by reference to       (1)
              Exhibit 28.2 to registration statement on Form SB-2, file no. 33-57858

99.2          Form of NSO Plan Option (Berlin) dated May 29, 1992, incorporated by reference to       (1)
              Exhibit 28.3 to registration statement on Form SB-2, file no. 33-57858

99.3          Form of Incentive Stock Option Agreement to the Company's 1996 Stock Option Plan        (1)
              (individual agreements differ as to number of shares, dates, prices and vesting), incorporated by reference to Pre-Effective Amendment No. 2 to Registration
              Statement on Form SB-2 dated May 23, 1996

99.4          Form of NonQualified Stock Option Agreement to the Company's 1996 Stock Option          (1)
              Plan (individual agreement differ as to number of shares, date, prices and vesting), incorporated by reference to Pre-Effective Amendment No. 2 to
              Registration Statement on Form SB-2 dated May 23, 1996

99.5          Press Release of the Company dated November 4, 1996 incorporated by reference to        (1)
              Exbibit 99.5 to Form 8-K dated January 9, 1997

99.6          Form of Incentive Stock Option Agreement to the Company's 2001 Stock Option Plan        (1)
              incorporated by reference to Exhibit 99.6 to Registration Statement on Form S-8
              filed March 26, 2001

99.7          Form of Non-Qualified Stock Option Agreement to the Company's 2001 Stock Option         (1)
              Plan  incorporated by reference to Exhibit 99.7 to Registration Statement on Form
              S-8 filed March 26, 2001

99.8          Form of Incentive Stock Option Agreement to the Company's 2003 Stock Option Plan        (1)
              incorporated by reference to Exhibit 99.8 to Registration Statement on Form S-8
              filed September 4, 2003

99.9          Form of Non-Qualified Stock Option Agreement to the Company's 2003 Stock Option         (1)
              Plan  incorporated by reference to Exhibit 99.9 to Registration Statement on Form
              S-8 filed September 4, 2003

----------
(1)      Previously filed in indicated registration statement or report.

(2)      Exhibit filed herewith this Registration Statement on Form SB-2.

(b) Reports on Form 8-K - A report on Form 8-K was filed on December 22, 2004, related to the resignation of a director and chairman of the board.

All other schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.









                                     II-17